As filed with the Securities and Exchange Commission on November 21, 2024

Registration No. 333-252434

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-3/A

Amendment No. 1

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Akso Health Group

(Exact name of registrant as specified in its charter)

Cayman Islands	Not applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Room 8201-4-4(A), 2nd Floor, Qiantongyuan Building,

No. 44, Moscow Road, Qianwan Bonded Port Area,

Qingdao Pilot Free Trade Zone, China (Shandong)

Tel: +86 152 1005 4919

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Puglisi & Associates

850 Library Avenue, Suite 204

Newark, DE 19711

302-738-6680

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Joan Wu, Esq.

Hunter Taubman Fischer & Li LLC

950 Third Avenue, 19th Floor

New York, NY 10022

212-530-2208

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of the registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED November 21, 2024

PROSPECTUS

Akso Health Group

$400,000,000

Class A Ordinary Shares

Class A Ordinary Shares in the Form of American Depositary Shares,

Debt Securities, Warrants, Rights and Units

We may, from time to time, in one or more offerings, offer and sell up to US$400,000,000 of any combination, together or separately, of our Class A ordinary shares, par value US$0.0001 per share, ordinary shares in the form of American Depositary Shares, or ADSs, debt securities, warrants, or any combination of the foregoing, either individually or as units comprised of one or more of the other securities. Each ADS represents three ordinary shares. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. For general information about the distribution of the securities offered, please see “Plan of Distribution” in this prospectus.

This prospectus provides a general description of the securities we may offer. We will provide the specific terms of the securities offered in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may add, update or change information contained in this prospectus. You should read carefully this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as the documents incorporated or deemed to be incorporated by reference, before you invest in any of our securities. This prospectus may not be used to offer or sell any securities unless accompanied by the applicable prospectus supplement.

Pursuant to General Instruction I.B.5. of Form F-3, in no event will we sell the securities covered hereby in a public primary offering with a value exceeding more than one-third of the aggregate market value of our ordinary shares in any 12-month period so long as the aggregate market value of our outstanding ordinary shares held by non-affiliates remains below US$75,000,000. During the 12 calendar months prior to and including the date of this prospectus, we have not offered or sold any securities pursuant to General Instruction I.B.5 of Form F-3.

On January 26, 2021, we filed with the SEC a registration statement on Form F-3 (File No. 333-252434) utilizing a shelf registration process, which registration statement was declared effective on February 25, 2021 (the “2021 F-3”). Under this shelf registration process, we were initially entitled to, from time to time, sell up to $50 million in the aggregate of ordinary shares, ordinary shares in the form of ADSs, and warrants. As of the date of this prospectus, we have not sold any securities under the 2021 F-3.

The 2021 F-3 expires on February 25, 2024 and therefore, we are filing this registration statement as a new shelf registration statement, with unsold securities and fees paid under the “expiring” registration statement rolled over herein.

Our ADSs are listed on The NASDAQ Capital Market, or NASDAQ, under the symbol “AHG.” On November 20, 2024, the last reported sale price of the ADSs on NASDAQ was US$0.88 per ADS.

Investing in the ADSs involves risks. See “Risk Factors” beginning on page 26 of this prospectus and risk factors set forth in our most recent Annual Report on Form 20-F and in other reports incorporated herein by reference. We may include specific risk factors in an applicable prospectus supplement under the heading “Risk Factors.”

We may offer and sell the securities from time to time at fixed prices, at market prices or at negotiated prices, to or through underwriters, to other purchasers, through agents, or through a combination of these methods. If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable commissions or discounts will be set forth in a prospectus supplement. The offering price of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement. See “Plan of Distribution” elsewhere in this prospectus for a more complete description of the ways in which the securities may be sold.

Akso Health Group is a holding company incorporated in the Cayman Islands in April 2016 and not a Chinese or Hong Kong operating company. As a holding company with no material operations of our own, we conduct our business primarily through our U.S. subsidiaries, PRC subsidiaries in China and within the last fiscal year, the former variable interest entities based in China. The contracts relating to the former variable interest entities have not been tested in court. The former variable interest entity structure was used to provide investors with exposure to foreign investment in China-based companies where Chinese law prohibits direct foreign investment in the operating companies. Our current corporate structure involves unique risks to investors. Our securities are securities of Akso Health Group, the offshore holding company in the Cayman Islands, instead of securities of our subsidiaries. Investors may never hold equity interests in our subsidiaries.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 21, 2024.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf process, we may, from time to time, sell the securities described in this prospectus in one or more offerings, up to a total offering amount of US$400,000,000. We have provided to you in this prospectus a general description of the securities we may offer. Each time we sell securities under this shelf registration, we will, to the extent required by law, provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement or any related free writing prospectus, you should rely on the information in the prospectus supplement or the related free writing prospectus; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date – for example, a document filed after the date of this prospectus and incorporated by reference into this prospectus or any prospectus supplement or any related free writing prospectus – the statement in the document having the later date modifies or supersedes the earlier statement.

We have not authorized any dealer, agent or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying prospectus supplement, or any related free writing prospectus that we may authorize to be provided to you. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or an accompanying prospectus supplement, or any related free writing prospectus that we may authorize to be provided to you. This prospectus and the accompanying prospectus supplement, if any, do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference (as our business, financial condition, results of operations and prospects may have changed since that date), even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered or securities are sold on a later date.

As permitted by SEC rules and regulations, the registration statement of which this prospectus forms a part includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at its website or at its offices described below under “Where You Can Find More Information.”

Unless the context otherwise requires, all references in this prospectus to “AHG”, “Akso Health Group,” “we,” “us,” “our,” “the Company” or similar words refer to Akso Health Group, together with our subsidiaries.

COMMONLY USED DEFINED TERMS

Unless otherwise indicated or the context otherwise requires in this prospectus:

●	“ADSs” are to our American depositary shares, each of which represents three Class A ordinary shares;

●	“App”, “Xiaobai Maimai” are to Xiaobai Maimai application;

●	“big data” are to voluminous structured and unstructured data from multiple sources and in multiple formats;

●	“CAGR” are to compound annual growth rate;

●	“China” or the “PRC” are to the People’s Republic of China, including Hong Kong Special Administrative Region and the Macau Special Administrative Region, unless referening specific laws and regulatioins adopted by the PRC and other legal or tax matters only applicable to mainland China, and excluding, for the purposes of this prospectus only, Taiwan;

●	“CSRC” are to China Securities Regulatory Commission;

●	“GMV” or “Gross Merchandise Value” are to the value of confirmed orders of products and services on our platform, regardless of how, or whether, the buyer and seller settle the transaction;

●	“Hexin Digital” are to Hexin Digital Technology Co., Ltd.;

●	“Hexin E-commerce” are to Hexin E-Commerce Co. Ltd.;

●	“Hexin Fengze” are to Hexin Fengze Asset Management (Beijing) Co., Ltd.;

●	“Hexin Jinke” are to Hexin Jinke Group Co., Ltd.;

●	“Hexin Jiuding” are to Beijing Hexin Jiuding Technology Co., Ltd.

●	“Wusu Company” are to Wusu Hexin Yongheng Commercial and Trading Co., Ltd. (formerly known as Wusu Hexin Internet Small Loan Co., Ltd.);

●	“Hexin Yongheng” are to Beijing Hexin Yongheng Technology Development Co., Ltd.;

●	“Kuaishangche” are to Kuaishangche Automobile Leasing Co., Ltd.;

●	“Akso Online MediTech” are to Akso Online MediTech Co., LTD.

●	“MAU” are to monthly active users;

●	“MIIT” are to the Ministry of Industry and Information Technology;

●	“Ordinary shares” are to our Class A ordinary shares of par value US$0.0001 per share;

●	“Our former variable interest entities” or “former VIEs” are to Hexin Jiuding, Wusu Company and Hexin Digital;

●	“PCAOB” are to the Public Company Accounting Oversight Board;

●	“Platforms” are to the e-commerce platforms that Hexin Digital cooperates with;

●	“RMB” and “Renminbi” are to the legal currency of China;

●	“SAMR” are to the PRC State Administration for Market Regulation (formerly known as the SAIC);

●	“US$,” “U.S. dollars,” “$” and “dollars” are to the legal currency of the United States;

●	“U.S. GAAP” are to accounting principles generally accepted in the United States;

●	“Akso Health,” “our company”, or “the Company” are to Akso Health Group (formerly known as Xiaobai Maimai Inc.), an exempted company incorporated in the Cayman Islands with limited liability.

●	“we,” “us,” “our company” and “our” refer to Akso Health Group and its consolidated subsidiaries.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and our SEC filings that are incorporated by reference into this prospectus contain or incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical fact are “forward-looking statements,” including any projections of earnings, revenue or other financial items, any statements of the plans, strategies and objectives of management for future operations, any statements concerning proposed new projects or other developments, any statements regarding future economic conditions or performance, any statements of management’s beliefs, goals, strategies, intentions and objectives, and any statements of assumptions underlying any of the foregoing. The words “believe,” “anticipate,” “estimate,” “plan,” “expect,” “intend,” “may,” “could,” “should,” “potential,” “likely,” “projects,” “continue,” “will,” and “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements reflect our current views with respect to future events, are based on assumptions and are subject to risks and uncertainties. We cannot guarantee that we actually will achieve the plans, intentions or expectations expressed in our forward-looking statements and you should not place undue reliance on these statements. There are a number of important factors that could cause our actual results to differ materially from those indicated or implied by forward-looking statements. These important factors include those discussed under the heading “Risk Factors” contained or incorporated by reference in this prospectus and in the applicable prospectus supplement and any free writing prospectus we may authorize for use in connection with a specific offering. These factors and the other cautionary statements made in this prospectus should be read as being applicable to all related forward-looking statements whenever they appear in this prospectus. Except as required by law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Permissions Required from the PRC Authorities for the Operations and Securities Offerings of
PRC Subsidiaries and Consolidated Affiliated Entities

Akso Health Group is a holding company incorporated in the Cayman Islands in April 2016 and not a Chinese or Hong Kong operating company. As a holding company with no material operations of our own, we conduct our business primarily through our U.S. subsidiaries, PRC subsidiaries in China and within the last fiscal year, the former variable interest entities based in China. The contracts relating to the former variable interest entities have not been tested in court. The former variable interest entity structure was used to provide investors with exposure to foreign investment in China-based companies where Chinese law prohibits direct foreign investment in the operating companies. Our current corporate structure involves unique risks to investors. Our securities are securities of Akso Health Group, the offshore holding company in the Cayman Islands, instead of securities of our subsidiaries. Investors may never hold equity interests in our subsidiaries. Our operations in China are governed by PRC laws and regulations. As of the date of this prospectus, all of our PRC subsidiaries have obtained the requisite licenses and permits from the PRC government authorities for the business operations of our holding company, our subsidiaries, including, business licenses, a Class II Medical Device Selling Record Certificate and a Class III Medical Device Operation License. All of our PRC subsidiaries are required to obtain, and have obtained, their respective Business Licenses. However, given the uncertainties of interpretation and implementation of relevant laws and regulations and the enforcement practice by government authorities, we cannot assure you that we have obtained all the permits or licenses required by the PRC government authorities for conducting our business in China. We may be required to obtain additional licenses, permits, filings or approvals for the functions to operate our business in the future. The PRC government has significant oversight and discretion over the conduct of our operations and may intervene or influence our operations as the government deems appropriate to further regulatory, political and social goals. The PRC government has recently published new policies that significantly affected certain industries such as the internet industries and private education industries, and we cannot rule out the possibility that it will in the future release regulations or policies or take regulatory actions regarding our industry that could adversely affect our business, financial condition and results of operations. See “Item 3. Key Information — D. Risk Factors — Risks Relating to Doing Business in the People’s Republic of China — Any actions by the Chinese government, including any decision to intervene or influence the operations of the operating entities or to exert control over any offering of securities conducted overseas and/or foreign investment in China-based issuers, may cause us to make material changes to the operations of the PRC operating entities, may limit or completely hinder our ability to offer or continue to offer securities to investors, and may cause the value of such securities to significantly decline or be worthless.” of our annual report.

We are subject to legal and operational risks associated with being based in and having the majority of our operations in China. These risks may result in a material change in our operations, or a complete hindrance of our ability to offer or continue to offer our securities to investors, and could cause the value of such securities to significantly decline or become worthless. Recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using variable interest entity structure, and adopting new measures to extend the scope of cybersecurity reviews. On July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued an announcement to crack down on illegal activities in the securities market and promote the high-quality development of the capital market, which, among other things, requires the relevant governmental authorities to strengthen cross-border oversight of law-enforcement and judicial cooperation, to enhance supervision over China-based companies listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws. On November 14, 2021, the Cyberspace Administration of China (the “CAC”) published the Security Administration Draft, which provides that data processing operators engaging in data processing activities that affect or may affect national security must be subject to network data security review by the relevant Cyberspace Administration of the PRC. According to the Security Administration Draft, data processing operators who possess personal data of at least one million users or collect data that affects or may affect national security must be subject to network data security review by the relevant Cyberspace Administration of the PRC. The deadline for public comments on the Security Administration Draft was December 13, 2021. The Security Administration Draft has not been fully implemented as of the date of this prospectus. On December 28, 2021, the CAC, together with 12 other governmental departments of the PRC, jointly promulgated the Cybersecurity Review Measures, which became effective on February 15, 2022. The Cybersecurity Review Measures require that an online platform operator which possesses the personal information of at least one million users must apply for a cybersecurity review by the CAC if it intends to be listed in foreign countries. As confirmed by our PRC counsel, Hebei Changjun Law Firm since we are not an online platform operator that possesses over one million users’ personal information, we are not subject to the cybersecurity review with the CAC under the Cybersecurity Review Measures, and for the same reason, we will not be subject to the network data security review by the CAC if the Draft Regulations on the Network Data Security Administration (Draft for Comments) are enacted as proposed. There remains uncertainty, however, as to how the Cybersecurity Review Measures will be interpreted or implemented and whether the PRC regulatory agencies, including the CAC, may adopt new laws, regulations, rules, or detailed implementation and interpretation related to the Cybersecurity Review Measures. For further details, see “Item 3. Key Information — D. Risk Factors — Risks Relating to Doing Business in the People’s Republic of China — We may become subject to a variety of laws and regulations in the PRC regarding privacy, data security, cybersecurity, and data protection.” of our latest annual report.

In addition, since 2021, the Chinese government has strengthened its anti-monopoly supervision, mainly in three aspects: (1) establishing the National Anti-Monopoly Bureau; (2) revising and promulgating anti-monopoly laws and regulations, including: the Anti-Monopoly Law (draft Amendment published on October 23, 2021 for public opinion; the newly revised Anti-Monopoly Law was promulgated on June 24, 2022, and became effective on August 1, 2022), the anti-monopoly guidelines for various industries, and the detailed Rules for the Implementation of the Fair Competition Review System; and (3) expanding the anti-monopoly law enforcement targeting Internet companies and large enterprises. As of the date of this prospectus, the Chinese government’s recent statements and regulatory actions related to anti-monopoly concerns have not impacted our ability to conduct business, accept foreign investments, or list on a U.S. or other foreign exchange, because neither the Company nor its PRC operating entities engage in monopolistic behaviors that are subject to these statements or regulatory actions.

On February 17, 2023, the China Securities Regulatory Commission (the “CSRC”) released the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the Overseas Listing Trial Measures, and five supporting guidelines, which came into effect on March 31, 2023. The Overseas Listing Trial Measures regulate both direct and indirect overseas offering and listing by PRC domestic companies by adopting a filing-based regulatory regime. Pursuant to the Overseas Listing Trial Measures, domestic companies that seek to offer or list securities overseas, whether directly or indirectly, should fulfill the filing procedures and report relevant information to the CSRC within three working days after submitting listing applications and subsequent amendments. According to the Notice on the Administrative Arrangements for the Filing of the Overseas Securities Offering and Listing by Domestic Companies from the CSRC, or the CSRC Notice, the domestic companies that have already been listed overseas before the effective date of the Overseas Listing Trial Measures (i.e. March 31, 2023) shall be deemed to be existing issuers (the “Existing Issuers”). Existing Issuers are not required to complete the filing procedures immediately, and they shall be required to file with the CSRC for any subsequent offerings. Further, according to the CSRC Notice, domestic companies that have obtained approval from overseas regulatory authorities or securities exchanges (for example, the effectiveness of a registration statement for offering and listing in the U.S. has been obtained) for their overseas offering and listing prior March 31, 2023 but have not yet completed their overseas issuance and listing, are granted a six-month transition period from March 31, 2023 to September 30, 2023. Those that complete their overseas offering and listing within such six-month period are deemed to be Existing Issuers and are not required to file with the CSRC for their overseas offerings and listings. Within such six-month transition period, however, if such domestic companies fail to complete their overseas issuance and listing, they shall complete the filing procedures with the CSRC. Our PRC counsel, Hebei Changjun Law Firm, has advised us that, since we obtained approval from both the SEC and The Nasdaq Capital Market (“Nasdaq”) to issue and list our ordinary share on the Nasdaq prior to March 31, 2023, we are not required to make the filing with the CSRC pursuant to the Overseas Listing Trial Measures. We shall be required, however, to file with the CSRC for any subsequent offerings. Given the current PRC regulatory environment, it is uncertain whether we or our PRC subsidiaries will be required to obtain approvals from the PRC government to offer securities to foreign investors in the future, and whether we would be able to obtain such approvals. If we are unable to obtain such approvals if required in the future, or inadvertently conclude that such approvals are not required then the value of our ordinary shares may depreciate significantly or become worthless. See “Item 3. Key Information — D. Risk Factors —Risks Relating to Doing Business in the People’s Republic of China — The PRC government exerts substantial influence over the manner in which we and our PRC subsidiaries must conduct our business activities. We are currently not required to obtain approval from Chinese authorities to list on U.S. exchanges, however, if we or our PRC subsidiaries are required to obtain approval in the future and are denied permission from Chinese authorities to list on U.S. exchanges, we will not be able to continue listing on U.S. exchanges, which would materially affect the interest of the investors.” of our annual report.

Pursuant to the Basic Law, which is a national law of the PRC and the constitutional document for Hong Kong, national laws of the PRC shall not be applied in Hong Kong except for those listed in Annex III of the Basic Law and applied locally by promulgation or local legislation. The Basic Law expressly provides that the national laws of the PRC which may be listed in Annex III of the Basic Law shall be confined to those relating to defense and foreign affairs as well as other matters outside the autonomy of Hong Kong. The basic policies of the PRC regarding Hong Kong as a special administrative region of the PRC are reflected in the Basic Law, providing Hong Kong with a high degree of autonomy and executive, legislative and independent judicial powers, including that of final adjudication under the principle of “one country, two systems”. However, in light of the PRC government’s recent expansion of authority in Hong Kong, we may be subject to uncertainty about any future actions of the PRC government or authorities in Hong Kong, and it is possible that all the legal and operational risks associated with being based in and having operations in the PRC may also apply to operations in Hong Kong in the future. There is no assurance that there will not be any changes in the economic, political and legal environment in Hong Kong. The PRC government may intervene or influence our current and future operations in Hong Kong at any time, or may exert more control over overseas offerings and listing and/or foreign investment in issuers like ourselves. Such governmental actions, if and when occurred: (i) could significantly limit or completely hinder our ability to continue our operations; (ii) could significantly limit or hinder our ability to offer or continue to offer our ADSs to investors; and (iii) may cause the value of our ADSs to significantly decline or be worthless.

Cash dividends, if any, on our ordinary shares, will be paid in U.S. dollars. If we are considered a PRC tax resident enterprise for tax purposes, any dividends we pay to our overseas shareholders may be regarded as China-sourced income and, as a result, may be subject to PRC withholding tax at a rate of up to 10.0%. Pursuant to the Arrangement between Mainland China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and Tax Evasion on Income, or the Double Tax Avoidance Arrangement, the 10% withholding tax rate may be lowered to 5% if a Hong Kong resident enterprise owns no less than 25% of a PRC project. The 5% withholding tax rate, however, does not automatically apply and certain requirements must be satisfied, including without limitation that (a) the Hong Kong project must be the beneficial owner of the relevant dividends; and (b) the Hong Kong project must directly hold no less than 25% share ownership in the PRC project during the 12 consecutive months preceding its receipt of the dividends. In current practice, a Hong Kong project must obtain a tax resident certificate from the Hong Kong tax authority to apply for the 5% lower PRC withholding tax rate. As the Hong Kong tax authority will issue such a tax resident certificate on a case-by-case basis, we cannot assure you that we will be able to obtain the tax resident certificate from the relevant Hong Kong tax authority and enjoy the preferential withholding tax rate of 5% under the Double Taxation Arrangement with respect to any dividends paid. As of the date of this prospectus, we have not applied for the tax resident certificate from the relevant Hong Kong tax authority. Our Hong Kong subsidiaries intend to apply for the tax resident certificate if and when our PRC subsidiaries plan to declare and pay dividends to our Hong Kong subsidiaries.

According to the Companies Ordinance of Hong Kong, a Hong Kong company may only make a distribution out of profits available for distribution or other distributable reserves. Dividends cannot be paid out from share capital. In addition, there can be no assurance that in the future the PRC government will not intervene or impose restrictions on our Hong Kong subsidiary’s ability to transfer or distribute cash/assets to entities outside of Hong Kong, which could result in an inability or prohibition on making transfers or distributions to Akso Health and adversely affect our business. As of the date of this prospectus, there are no restrictions or limitations imposed by the Hong Kong government on the transfer of capital within, into and out of Hong Kong (including funds from Hong Kong to the PRC), except for the transfer of funds involving money laundering and criminal activities. See “Item 3. Key Information — D. Risk Factors — Risks Relating to Doing Business in the People’s Republic of China — To the extent cash or assets of our business, or of our PRC or Hong Kong subsidiaries, is in PRC or Hong Kong, such cash or assets may not be available to fund operations or for other use outside of the PRC or Hong Kong, due to interventions in or the imposition of restrictions and limitations by the PRC government to the transfer of cash or assets.

OUR BUSINESS

History and Development of the Company

In April 2016, Hexindai Inc. was incorporated in Cayman Islands as a holding company. We provided online microlending business and P2P marketplace business from 2017 to 2019. As part of our major business restructuring and disposition of our P2P marketplace business in and around December 2020, which is described in greater detail below, we changed our name from Hexindai Inc. to Xiaobai Maimai Inc. to reflect our business that was built upon our social e-commerce platform. On December 3, 2021, we changed our name from Xiaobai Maimai Inc. to Akso Health Group in recognition of our focus on our new business development in the health sector. As of the date of this prospectus, we are no longer engaged in the P2P marketplace businesses and are not making any new loans under the microlending business, and are solely focused on our social e-commerce platform business, cancer therapy and radiotherapy oncology service provider business, and the sale of COVID-19 Rapid Antigen Tests.

In March 2014, our founders Mr. Xiaobo An and Mr. Xiaoning An, along with Mr. Xiaobin Zhai, established Hexin E-Commerce Co. Ltd in China, or Hexin E-Commerce, which at the time of its inception was not under our control and jointly owned by the individuals named above.

In order to obtain control of Hexin E-Commerce, in November 2016, we entered into a series of contractual arrangements with Hexin E-Commerce and its then-shareholders and became Hexin E-commerce’s primary beneficiary. Prior to our disposal of Hexin E-Commerce in December 2020, we conducted our P2P marketplace businesses primarily through Hexin E-Commerce.

In May 2016, we established a wholly-owned subsidiary in Hong Kong, Hexindai HK, and further established Beijing Hexin Yongheng Technology Development Co. Ltd., or Hexin Yongheng, which to this date remains Hexindai HK’s wholly-owned subsidiary in China, in August 2016.

In August 2017, we established Wusu Company to conduct online microlending business. At the time of Wusu Company’s inception, Hexin E-Commerce, Mr. Ming Jia and Mr. Shiwei Wu were the shareholders of Wusu Company. On January 1, 2018, Hexin Yongheng, Wusu Company, Hexin E-Commerce, Mr. Ming Jia and Mr. Shiwei Wu entered into a series of agreements (the “2018 Wusu VIE Agreements”), and as a result of which, Hexin Yongheng became the primary beneficiary of and controlled Wusu Company.

On November 3, 2017, our ADSs commenced trading on the NASDAQ Global Market under the symbol “HX.”

As part of our strategy to expand our investment, in June 2018, we incorporated HX Asia Investment Limited (“HX Asia”), a wholly-owned subsidiary in the British Virgin Islands, to acquire a 19.99% equity stake in Musketeer Group Inc, an Indonesian online lending platform that offers consumption instalment loans. We completed the acquisition in August 9, 2018 as part of our strategy to explore overseas opportunities by leveraging our extensive experience and expertise in new high-growth markets.

As part of our strategy to diversify funding sources for our P2P marketplace and online microlending businesses (which we are no longer engaged in), in December 2018, Hexin E-Commerce established Trust 1 with an independent third-party trust company. At the time of establishing Trust 1, Hexin E-Commerce was still an entity under our control. As part of our business restructuring in December 2020 and our disposal of Hexin E-commerce, we are no longer a beneficiary to Trust 1.

In January 2019, we incorporated HX China Investment Limited (“HX China”), also our wholly-owned subsidiary in the British Virgin Islands, for the purpose of acquiring a 5.88% equity stake in Phoenix Intelligent Credit Group Ltd. As part of that acquisition, we established Tianjin Haohongyuan in China in May 2018 to synergize the investment by way of providing loan assistance functions such as borrower assessment to Phoenix Intelligent Credit Group Ltd. At the time of our acquisition, Phoenix Intelligent Credit Group Ltd was an operator of one of China’s leading P2P lending platforms and a wholly-owned subsidiary of Phoenix Financial Group Ltd., which was unrelated to us.

On August 1, 2019, Hexin Digital, which was established on September 9, 2017 with the provision of technology consultancy and technological services as its principal business, was acquired by Hexin Jinke from an independent third party, and Hexin Digital had minimal activities before being acquired by us. We obtained control and became the primary beneficiary of Hexin Digital in August 2019 by entering into a series of contractual arrangements with Hexin Digital and Hexin Jinke. Hexin Digital is 100% owned by Hexin Jinke. Hexin Digital holds the requisite licenses necessary to conduct our online marketplace business which is subject to restrictions under current PRC laws and regulations. We operate our newly launched social e-commerce platform Xiaobai Maimai through Hexin Digital.

On September 30, 2019, we changed Wusu Company’s principal businesses from microlending to trading, provision of technological promotion services, and import and export.

On July 15, 2020, we incorporated Hexin Investment Private Limited in Singapore with a view to engage in future investment activities.

As part of our corporate restructurings prior to our disposal of Hexin E-Commerce in December 2020, Mr. Ming Jia and Mr. Shiwei Wu transferred their equity interests of Wusu Company to Hexin E-Commerce, and therefore, Hexin E-Commerce became the sole shareholder of Wusu Company on November 20, 2020. On November 20, 2020, Hexin Yongheng, Wusu Company, Hexin E-Commerce, Mr. Ming Jia and Mr. Shiwei Wu entered into a VIE termination agreement, which terminated all rights and obligations with respect to each party thereto under the 2018 Wusu VIE Agreements. On December 1, 2020, Wusu Company and its shareholder, Hexin E-Commerce, entered into a new series of contractual arrangements with Hexin Yongheng, and as a result of which, Hexin Yongheng remains the primary beneficiary of and controls Wusu Company.

On December 16, 2020, Hexin Yongheng and Kuaishangche, a company not directly associated with the Company but controlled by Mr. Xiaobo An, and Hexin E-Commerce entered into an assignment and assumption agreement. Pursuant to the Agreement, Hexin Yongheng agreed to assign and transfer to Kuaishangche the control over Hexin E-Commerce, in exchange for cash consideration of RMB5.0 million (US$726,781).

On July 8, 2021, we incorporated WE HEALTH LIMITED in New York.

On December 15, 2021, we established We Healthy Limited in Hong Kong. WE HEALTH LIMITED owns 51% equity of We Healthy Limited.

On December 30, 2021, we incorporated Akso Health Treatment Center Inc. in the State of Massachusetts, and on January 10, 2022 we changed the name from Akso Health Treatment Center Inc. to Akso First Health Treatment Center Inc.

On January 3, 2022, we incorporated Akso Remote Medical Consultation Center Inc. in Wyoming.

On January 26, 2022, we established Qingdao Akso Health Management Co., Ltd, which is a wholly-owned subsidiary of We Healthy Limited (“Qingdao Akso”).

On January 4, 2022, we incorporated Akso Online MediTech Co., Ltd. (“Akso Online MediTech”) in Wyoming.

Akso First Health Treatment Center Inc., Akso Remote Medical Consultation Center Inc. and Akso Online MediTech Co., Ltd. are 100% owned by We Health Limited.

On November 15, 2023, we established Akso Medical Cloud Limited in British Virgin Island, which is 100% owned by Akso Health Group.

On December 4, 2023, we established Akso Medi-care Limited in Hong Kong, China, which is 100% owned by Akso Medical Cloud Limited.

On January 16, 2024, we established Tianjin Akso Enterprise Management Co., Ltd. in Tianjin Province, China, which is owned by Akso Medi-care Limited.

On March 5, 2024, Tianjin Akso Enterprise Management Co., Ltd., our PRC subsidiary, entered into certain securities purchase agreements with four shareholders of Tianjin Wangyi Cloud Co., Ltd. and acquired 50% of the equity interests of Tianjin Wangyi Cloud Co., Ltd. The transaction closed on April 15, 2024. Tianjin Wangyi Cloud Co., Ltd. engages in the business of providing online hospital services including health consultancy services and online sales of medicines and health products through its two wholly owned PRC subsidiaries, Tian Jin Deyihui Online Hospital Co., Ltd. and Tian Jin Deyihui Clinic Co., Ltd.

On April 30, 2024, the shareholders of the Company approved and adopted an second amendment and restatement to our memorandum and articles of association (the “Amended M&A”), which changed the authorized issued share capital of the Company from US$500,000 divided into 5,000,000,000 ordinary shares, par value US$0.0001 each, to US$500,000 divided into 4,500,000,000 Class A ordinary shares, par value US$0.0001 each and 500,000,000 Class B ordinary shares, par value US$0.0001 each (the “Re-Designation of the Authorized Capital”). Each Class A ordinary share is entitled to one (1) vote and each Class B ordinary share is entitled to twenty (20) votes. In connection with the Re-Designation of the Authorized Capital, 7,980,800 ordinary shares owned by Webao Limited then and 492,019,200 authorized but unissued ordinary shares were converted into Class B ordinary shares on a one-for-one basis. 4,500,000,000 authorized ordinary shares (including 320,770,660 issued and outstanding ordinary shares held by all shareholders other than Webao Limited) were converted into Class A ordinary shares on a one-for-one basis.

Business Restructuring and Disposition

Prior to our disposition of Hexin E-Commerce, on November 20, 2020, Mr. Ming Jia and Mr. Shiwei Wu transferred their equity interest in Wusu Company to Hexin E-Commerce, which resulted in Wusu Company becoming a wholly-owned entity of Hexin E-Commerce. On November 20, 2020, Hexin Yongheng, Wusu Company, Hexin E-Commerce, Mr. Ming Jia and Mr. Shiwei Wu entered into a VIE termination agreement, which terminated all rights and obligations with respect to each party thereto under the 2018 Wusu VIE Agreements.

On December 1, 2020, Hexin Yongheng, our wholly-owned subsidiary, entered into a new series of contractual arrangements with Wusu Company and Hexin E-Commerce whereby Hexin Yongcheng retained its interests as the primary beneficiary to Wusu Company.

On December 16, 2020, Hexin Yongheng, Kuaishangche, Hexin E-Commerce, Xiaobo An, Xiaoning An, and Xiaobin Zhai entered into an assignment and assumption agreement. Pursuant to this agreement, Hexin Yongheng has agreed to assign and transfer to Kuaishangche the control over Hexin E-Commerce, in exchange for cash consideration of RMB 5 million. Upon the closing of the disposition, Kuaishangche became the primary beneficiary of and obtained control of Hexin E-Commerce, and as a result, assume all assets and liabilities of Hexin E-Commerce and subsidiaries owned or controlled by Hexin E-Commerce, excluding any rights, titles, interests or claims that Hexin E-Commerce had in Wusu Company, which remained a consolidated variable interest entity of the Hexin Yongheng by way of the December 1, 2020 contractual arrangements. We closed the disposition of Hexin E-Commerce on December 30, 2020. As a result of the disposition, we are no longer conducting the P2P marketplace business and instead are focusing on developing and investing resources into our social e-commerce platform, Xiaobai Maimai.

On December 16, 2020, our shareholders approved our name change from “Hexindai Inc.” to “Xiaobai Maimai Inc.” to reflect our business transition.

On January 1, 2021, Hexin Yongheng, our wholly-owned subsidiary, obtained control and became the primary beneficiary of Hexin Jiuding by entering into a series of contractual arrangements with Hexin Jiuding and Hexin Fengze, the shareholder of Hexin Jiuding and a wholly-owned subsidiary of Hexin Jinke.

On December 3, 2021, our shareholders approved our name change from “Xiaobai Maimai Inc.” to “Akso Health Group” to reflect our business transition.

On May 10, 2023, the Company, HX Asia, HX China, and Hexindai HK (together with HX Asia and HX China, the “Targets”), and Umbrella Capital Investment Co., Ltd, a British Virgin Islands company which is not affiliate of the Company of any of its directors or officers (the “Purchaser”) entered into certain share purchase agreement (the “Disposition SPA”). Pursuant to the Disposition SPA, the Purchaser agreed to purchase the Targets in exchange for cash consideration of US$215,000 (the “Purchase Price”). The Disposition closed on May 19, 2023. Upon the closing of the Disposition, the Buyer became the sole shareholder of the Targets and as a result, assume all assets and liabilities of the Targets and subsidiaries owned or controlled by the Target.

On March 5, 2024, Tianjin Akso Enterprise Management Co., Ltd., our PRC subsidiary, entered into certain securities purchase agreements with four shareholders of Tianjin Wangyi Cloud Co., Ltd. and acquired 50% of the equity interests of Tianjin Wangyi Cloud Co., Ltd. The transaction closed on April 15, 2024. Tianjin Wangyi Cloud Co., Ltd. engages in the business of providing online hospital services including health consultancy services and online sales of medicines and health products through its two wholly owned PRC subsidiaries, Tian Jin Deyihui Online Hospital Co., Ltd. and Tian Jin Deyihui Clinic Co., Ltd.

Business Overview

Historically, the Company generated revenues primarily from our loan facilitation services, post-origination services, and other related services (the “P2P Business”). On December 30, 2020, we completed the disposal of the P2P Business and transitioned into a social e-commerce platform operator in China, offering high-quality and affordable branded products. Since the fourth quarter of 2021, the Company started exploring healthcare equipment and product trading and related healthcare services business. On January 4, 2022, we incorporated Akso Online Meditech in the State of Wyoming and have been engaged in the sale of COVID-19 Rapid Antigen test kits through Akso Online Meditech. In February 2022, Akso Online Meditech entered into a supply agreement to purchase “iHealth” branded COVID-19 Rapid Antigen test kits from its supplier and sells these test kits to distributers in the United States. On January 26, 2022, we incorporated Qingdao Akso in Shandong Province, China and started the sales of medical devices through Qingdao Akso since April 2022. Qingdao Akso has entered into supply agreements to purchase medical devices such as defibrillators, anesthesia laryngoscope from its supplier and sells these devices to distributers or end-users in China. In May 2023, the Company completed the disposition of its social e-commerce business. The Company has since then focused on exploring other area of healthcare sector other than the medical devices and supplies.

Recently, we begun exploring online hospital and chain pharmacies segments in China. We plan to acquire online hospital(s) in certain cities of China which provides online medical consultations for initial diagnosis, follow-up consultations, and management of chronic diseases, providing patients with an efficient and convenient solution to manage their health online through their smartphones or computers. Typically, the online hospitals are closely connected with and supported by traditional hospitals and outpatient clinics, and their main sources of revenue are from fees charged to patients for both online and offline consultations and the marketing and sales of a variety of health products including medicine, medical equipment and supplements.

In addition to our plan to acquire online hospital(s), we believe that traditional independent pharmacies in China currently face serious competition and bottlenecks in sales growth, which is why we also plan to acquire multiple independent pharmacies nationwide throughout China, integrating and operating the pharmacies as a chain using our extensive offline resources and IT solutions. We plan to build a new type of pharmacy operation and management system, as well as digital operation and sales solutions for our pharmacies, thereby enhancing our competitiveness and overcoming the current difficulties in the industry.

On March 5, 2024, Tianjin Akso Enterprise Management Co., Ltd., our PRC subsidiary, entered into certain securities purchase agreements with four shareholders of Tianjin Wangyi Cloud Co., Ltd. and acquired 50% of the equity interests of Tianjin Wangyi Cloud Co., Ltd. The transaction closed on April 15, 2024. Tianjin Wangyi Cloud Co., Ltd. engages in the business of providing online hospital services including health consultancy services and online sales of medicines and health products through its two wholly owned PRC subsidiaries, Tian Jin Deyihui Online Hospital Co., Ltd. and Tian Jin Deyihui Clinic Co., Ltd.

The social e-commerce industry

We were formally known as Hexindai Inc., and used to be engaged in the business of providing online facilitation related services via our consumer lending marketplace in China, facilitating loans to meet the increasing consumption demand of the emerging middle class in China from 2017 to 2019. Hexindai Inc. was a mobile e-commerce and consumer lending platform in China until it disposed of Hexin E-Commerce in December 2020 and changed its name to Xiaobai Maimai Inc. As part of its transition into the social e-commerce platform business, in May 2020, we launched a new form of social e-commerce mobile platform, Xiaobai Maimai App, offering high-quality and affordable branded products. Xiaobai Maimai leverages its cooperation with major domestic e-commerce platforms and services marketplaces as part of its integrated buyer resources to select and source the most desirable goods and services. Xiaobai Maimai rewards customers with a small commission for every purchase, share or recommendation of a product made to friends.

In August 2020, Xiaobai Maimai underwent an upgrade to offer an even wider variety of high-quality products covering food and beverage, wine, cosmetic products, fashion and apparel, entertainment, houseware, home appliances and cost-saving promotions at petrol gas stations nationwide. On Xiaobai Maimai App, customers can easily compare superior products at competitive prices without having to change their shopping preferences or switch between different online merchants. It is also a convenient, one-stop platform for customers to not only save big on daily necessities when they shop online, but also stay informed of the latest promotions with attractive discounts, coupons and rebates on the application. As of June 30, 2022, Xiaobai Maimai had approximately 288,858 active customer accounts (an active customer account refers to a customer account that has made at least one purchase) since its launch. In May 2023, the Company entered into a Disposition SPA to dispose the social e-commerce business.

Healthcare equipment and products trading and radiation oncology service business

Sales of medical devices

Through our operating subsidiaries, Akso Online Meditech and Qingdao Akso, we are mainly specialized in the sales of medical devices both in China and in the United States.

On January 4, 2022, we incorporated Akso Online MediTech in the State of Wyoming and have begun the sale of COVID-19 Rapid Antigen test kits through Akso Online Meditech since March, 2022. Akso Online Meditech has entered into a supply agreement to purchase “iHealth” branded COVID-19 Rapid Antigen test kits from its supplier in Hong Kong and sells these test kits to distributors in the United States.

Since April 2022, the Company has engaged in the sale of medical devices such as defibrillators and anesthesia laryngoscope through its subsidiary, Qingdao Akso, in China. Qingdao Akso purchases these medical devices in bulk from its suppliers and distributes the products to downstream distributors and end-users.

Pursuant to the Regulation on the Supervision and Administration of Medical Devices (2021 Revision) promulgated on January 4, 2000 and came into effect on June 1, 2014 (the “Supervision and Administration of Medical Devices”), which was latest amended on February 9, 2021 and came into effect on June 1, 2021, medical devices are classified into the following three categories based on the degree of risk.

●	“Class I medical devices” means the medical devices with low risks, whose safety and effectiveness can be ensured through routine administration. As of September 30, 2022, we and our subsidiaries do not sell Class I medical devices.

●	“Class II medical devices” means the medical devices with moderate risks, which shall be strictly controlled and administered to ensure their safety and effectiveness. For example, the anesthesia laryngoscope that Qingdao Akso currently may sell are Class II medical devices.

●	“Class III medical devices” means the medical devices with relatively high risks, which shall be strictly controlled and administered through special measures to ensure their safety and effectiveness. For example, the defibrillators Qingdao Akso currently may sell are Class III medical devices.

Pursuant to the Administrative Measures on the Operation Supervision of Medical Devices, filing and licensing are not required for the operation of Class I medical devices. Operators engaged in the operation of Class II medical devices are subject to filing administration and will receive a Class II Medical Device Selling Record Certificate upon satisfaction of filing requirement and no pre-approval of authorities is needed. Operators engaged in the operation of Class III medical devices are subject to pre-approval licensing administration and will receive a Class III Medical Device Operation License upon the authorities’ approval. A Class II Medical Device Selling Record Certificate will be effective in the long term until it is revoked or canceled by the issuing authorities. A Class III Medical Device Operation License is valid for five years and may be renewed six months prior to its expiration date.

As of the date of this registration statement, Qingdao Akso has received from the PRC authorities all requisite licenses, permissions or approvals needed to engage in the resale of medical devices businesses currently conducted in China, and no permission or approval has been denied. Such licenses and permissions include business licenses, a Class II Medical Device Selling Record Certificate and a Class III Medical Device Operation License (as defined below). Pursuant to the Administrative Measures on the Operation Supervision of Medical Devices, filing and licensing are not required for the operation of Class I medical devices. Operators engaged in the resale of Class II medical devices are subject to filing administration and will receive a Class II medical device selling record certificate upon satisfaction of filing requirement and no pre-approval of the authorities is needed (the “Class II Medical Device Selling Record Certificate”). Operators engaged in the resale or distribution of Class III medical devices are subject to pre-approval licensing administration and will a receive medical device operation license upon the authorities’ approval (the “Class III Medical Device Operation License”). A Class III Medical Device Operation License is valid for five years and may be renewed six months prior to its expiration date. A Class II Medical Device Selling Record Certificate will be effective in the long term until it is revoked or canceled by the issuing authorities. Qingdao Akso obtained a Class II Medical Device Selling Record Certificate on Feburay 25, 2022 , and a Class III Medical Device Operation License, and such license expired on March 2, 2022.

Revenue attributable to the sales of medical equipment for the fiscal year ended March 31, 2024 was $2.4 million, representing 100% of the Company’s total revenue.

Akso Health’s radiation oncology services business

On September 24, 2021, the Board of Directors approved our new business plan to enter the radiation oncology services market in the U.S. On September 26, 2021, we signed a product purchase agreement with a third-party supplier to purchase equipment for the new cancer therapy and radiation oncology business. The total price of the equipment was approximately US$12.7 million. We prepaid 80% of the purchase price and planned to pay the balance after the equipment was received and installed. In February 2022, affected by the continuous influence of COVID-19 and the global chip shortage, we terminated the purchase agreement and the prepayment for equipment purchase has been refunded. In the future, the Company will develop its cancer therapy and radiation oncology market in the U.S. We plan to open 2 vaccine research centers for AIDS and Covid-19 and 100 radiation oncology centers on the east coast of the U.S. catering to cancer patients at varying stages of treatment. This will include specialized radiation therapy centers for radiotherapy (RT), personalized consultation, conventional treatment planning, and other related services for a wide variety of cancer therapy treatments.

On October 22, 2021, we announced the appointment of Dr. Yingxian Liu as the medical consultant to the Company. Dr. Liu has extensive experience, and is highly respected in the pathology field. We believe Dr. Liu’s insights and guidance will support our mission in assembling the necessary team and infrastructure to build a best-in-class practice that’s scalable and delivers safe and high-quality cancer treatments for our patients. We intend to keep pursuing business opportunities in this sector under the guidance of Dr. Yingxian Liu.

The following diagram illustrates our current corporate structure:

Corporate Information

Our principal executive offices are located at Room 8201-4-4(A), 2nd Floor, Qiantongyuan Building, No. 44, Moscow Road, Qianwan Bonded Port Area, Qingdao Pilot Free Trade Zone, China (Shandong). Our telephone number at this address is +86 152 1005 4919. Our registered office in the Cayman Islands is located at the offices of Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104. Our agent for service of process in the United States is Puglisi & Associates, located at 850 Library Avenue, Suite 204, Newark, DE 19711. Our telephone number +86 152 1005 4919. We maintain a website http://www.ahgtop.com/en/index.html. that contains information about our Company, though no information contained on our website is part of this prospectus.

Transfer of Cash through our Organization

The Company can transfer cash to its subsidiaries through capital contributions and/or intercompany loans, and the Company’s subsidiaries can transfer cash to the Company through dividends or other distributions and/or intercompany loans. Additionally, the Company’s subsidiaries can transfer cash to the VIE through loans, service fees and the VIE can transfer cash to the Company as service fees under the VIE agreements (the “VIE Agreements”) and/or through loans. We intend to settle amounts owed under the VIE Agreements. The aforesaid transactions including capital injection and loans, would be eliminated upon consolidation.

Our cash primarily consists of cash on hand and cash in banks in the PRC, Hong Kong and USA, which is unrestricted for withdrawal and use and is deposited with banks in China. As of March 31, 2023 and March 31, 2022, we had approximately USD7.9 million and USD18.4 million of cash in bank, respectively, and the loan due to related parties is USD9.7 million and USD37.2 million, respectively. Funds are transferred between our WFOE, Beijing Hexin Yongheng Technology Development Co., Ltd, Tianjin Haohongyuan Technology Co., Ltd. and Qindao Akso Health Management Co., Limited and the VIE for their daily operation purposes.

There is no assurance that the PRC government will not intervene or impose restrictions on the ability of us, our subsidiaries and the VIE to transfer cash. Most of our cash is in Renminbi, and the PRC government could prevent the cash maintained from leaving the PRC, could restrict deployment of the cash into the business of the VIE and its subsidiaries and restrict the ability to pay dividends. For details regarding the restrictions on our ability to transfer cash between us, our subsidiaries and the VIE, see “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in the People’s Republic of China” of our annual report.

We currently do not have cash management policies that dictate how funds are transferred between us, our subsidiaries, and the VIE. For more detailed information, see “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in the People’s Republic of China— In light of recent events indicating greater oversight by the Cyberspace Administration of China, or CAC, over data security, particularly for companies seeking to list on a foreign exchange, we are subject to a variety of laws and other obligations regarding cybersecurity and data protection, and any failure to comply with applicable laws and obligations could have a material and adverse effect on our business, our listing on Nasdaq, financial condition, and results of operations,” and “Risk Factors—Risks Relating to Doing Business in the People’s Republic of China—The Opinions, the Trial Measures, and the revised Provisions recently issued by the PRC authorities may subject us to additional compliance requirements in the future.” of our annual report.

Contractual Arrangements and Corporate Structure

Akso Health Group, formerly known as Xiaobai Maimai Inc., is a limited company incorporated under the laws of the Cayman Islands and currently conducts substantially all of our business operations in the PRC through our wholly foreign owned entities (“WFOEs”) incorporated in the PRC and certain business operations through the PRC consolidated variable interest entity (“VIE”). Due to PRC legal restrictions on foreign ownership and investment in the value-added telecommunications market, we rely on a series of contractual arrangements among the VIE and its shareholders to operate our online and mobile platforms in China. These contractual arrangements entered into with the VIE allow us to (i) exercise effective control over the VIE, (ii) receive substantially all of the economic benefits of the VIE, and (iii) have an exclusive option to purchase all or part of the equity interests in the VIE when and to the extent permitted by PRC law. These contractual arrangements include an exclusive business cooperation agreement, exclusive option agreement, equity interest pledge agreement, and a power of attorney. As a result of these contractual arrangements, we exert effective control over, and are considered the primary beneficiary of, the VIE and consolidate its operating results in our financial statements under U.S. GAAP. As used in this prospectus, unless otherwise indicated, “we,” “us,” “our,” the “Company” and “Akso Health” refer to Akso Health Group, a company organized in the Cayman Islands; “we,” “us,” “our,” “our company,” the “Company” or similar terms refer to Cayman Islands and/or its consolidated subsidiaries, other than the variable interest entity, Beijing Hexin Yongheng Technology Development Co., Ltd., a PRC company, and its subsidiaries, unless the context otherwise indicates; and the “VIE” refers respectively to the variable interest entity and its subsidiaries, Wusu Hexin Yongheng Trading Co., Ltd , Hexin Digital Technology Co., Ltd. and Beijing Hexin Jiuding Technology Co., Ltd.

As a result of such series of contractual arrangements, the Company and its subsidiaries become the primary beneficiary of the VIE for accounting purposes and the VIE is deemed as a PRC consolidated entity under U.S. GAAP. We consolidate the financial results of the VIE and its subsidiaries in our consolidated financial statements in accordance with U.S. GAAP. Neither we nor the Company’s investors own any equity ownership in, direct foreign investment in, or control through such ownership/investment of the VIE. These contractual arrangements have not been tested in a court of law in the PRC. As a result, investors in the Company’s ADSs are not purchasing an equity interest in the VIE or its subsidiaries but instead are purchasing an equity interest in the Company, the Cayman Islands holding company.

The diagram below shows our corporate structure as of the date of March 31, 2023, including the WFOEs, the VIE and its subsidiaries. However, investors are cautioned that the enforceability of such VIE Agreements has not been tested in a court of law. The Company conducts operations in China primarily through WFOEs and its subsidiaries in China, including the VIE. As a result, the Company does not conduct any business on its own. The VIE structure is used to provide investors with contractual exposure to foreign investment in China-based companies where Chinese law prohibits or restricts direct foreign investment in the operating companies. Due to PRC legal restrictions on foreign ownership in internet-based businesses, we do not have any equity ownership of the VIE, instead we receive the economic benefits of the VIE’s business operations through certain contractual arrangements. As a result of such series of contractual arrangements, the Company and its subsidiaries become the primary beneficiary of the VIE for accounting purposes and the VIE as a PRC consolidated entity under U.S. GAAP. We consolidate the financial results of the VIE and its subsidiaries in our consolidated financial statements in accordance with U.S. GAAP. Neither we nor the Company’s investors own any equity ownership in, direct foreign investment in, or control through such ownership/investment of the VIE. Investors are purchasing an interest in the Company, the Cayman holding company.

The former variable interest entities or former VIEs refer to Beijing Hexin Jiuding Technology Co., Ltd (“Hexin Jiuding”), Wusu Hexin Yongheng Commercial and Trading Co., Ltd. (“Wusu Company”) and Hexin Digital Technology Co., Ltd. (“Hexin Digital”).

Contractual Arrangements with Wusu Company, Hexin Digital and Hexin Jiuding

The following is a summary of the currently effective (i) contractual arrangements by and among our wholly-owned subsidiary, Beijing Hexin Yongheng Technology Development Co., Ltd. (“Hexin Yongheng”), the consolidated variable interest entity, Wusu Company, and Hexin E-Commerce Co. Ltd. (“Hexin E-Commerce”), the shareholder of Wusu Company, (ii) contractual arrangements by and among our wholly-owned subsidiary, Hexin Yongheng, the consolidated variable interest entity, Hexin Digital and Hexin Jinke Group Co., Ltd. (“Hexin Jinke”), the shareholder of Hexin Digital, and (iii) contractual arrangements by and among our wholly-owned subsidiary, Hexin Yongheng, our consolidated variable interest entity, Hexin Jiuding and Hexin Fengze Asset Management (Beijing) Co., Ltd. (“Hexin Fengze”), the shareholder of Hexin Jiuding.

Agreements that Provide us Effective Control over Wusu Company

Internal Reorganization of Wusu Company. Prior to the internal reorganization of Wusu Company, Hexin E-Commerce, Jia Ming and Wu Shiwei, each held 94%, 5% and 1% of the equity interest of Wusu Company, respectively. On January 1, 2018, Hexin Yongheng, Wusu Company, Hexin E-Commerce, Jia Ming and Wu Shiwei entered into a series of agreements (the “2018 Wusu VIE Agreements”), and as a result of which, Hexin Yongheng became the primary beneficiary of and controlled Wusu Company. On November 20, 2020, for the purpose of internal reorganization and conducted under the sole and continuous control of Hexin Yongheng and us, Jia Ming and Wu Shiwei transferred 5% and 1% of equity interest of Wusu Company registered under their names to Hexin E-Commerce, which in turn and became the legal title owner of 100% of the equity interest of Wusu Company. On November 20, 2020, Hexin Yongheng, Wusu Company, Hexin E-Commerce, Jia Ming, Wu Shiwei and Wang Huan, the spouse of Jia Ming, entered into a VIE termination agreement, which terminated all rights and obligations with respect to each party thereto under the 2018 Wusu VIE Agreements. On December 1, 2020, Wusu Company, Hexin E-Commerce and Hexin Yongheng entered into new contractual agreements, and as a result of which, Hexin Yongheng remains the primary beneficiary of and controls Wusu Company.

Equity Interest Pledge Agreements. Pursuant to the equity interest pledge agreements, Hexin E-Commerce, the shareholder of Wusu Company, has pledged all of its equity interest in Wusu Company to guarantee the shareholder’s and Wusu Company’s performance of their obligations under the exclusive business cooperation agreement, exclusive option agreement and power of attorney. If Wusu Company or Hexin E-Commerce breaches their contractual obligations under these agreements, Hexin Yongheng, as pledgee, will be entitled to certain rights regarding the pledged equity interests, including being paid in priority based on the monetary valuation that the equity interest is converted into or receiving proceeds from the auction or sale of the pledged equity interests of Wusu Company in accordance with the PRC law. Hexin E-Commerce agrees that, during the term of the equity interest pledge agreements, it will not transfer the pledged equity interests or place or permit the existence of any security interest or encumbrance on the pledged equity interests without the prior written consent of Hexin Yongheng. The equity interest pledge agreements remain effective until Wusu Company and Hexin E-Commerce discharge all of their obligations under the contractual arrangements. We have registered the equity pledge with the relevant office of the Administration for Industry and Commerce in accordance with the PRC Property Rights Law.

Powers of Attorney. Pursuant to the powers of attorney, Hexin E-Commerce has irrevocably appointed Hexin Yongheng to act as such shareholder’s exclusive attorney-in-fact to exercise all shareholder rights, including, but not limited to, voting on all matters of Wusu Company requiring shareholder approval, disposing of all or part of Hexin E-Commerce’s equity interest in Wusu Company, and appointing directors and executive officers. Hexin Yongheng is entitled to designate any person to act as such Hexin E-Commerce’s exclusive attorney-in-fact without notifying or the approval of Hexin E-Commerce, and if required by PRC law, Hexin Yongheng shall designate a PRC citizen to exercise such right. Each power of attorney will remain in force for so long as Hexin E-Commerce remains a shareholder of Wusu Company. Hexin E-Commerce has waived all the rights which have been authorized to Hexin Yongheng and will not exercise such rights.

Agreement that Allows us to Receive Economic Benefits from Wusu Company

Exclusive Business Cooperation Agreement. Under the exclusive business cooperation agreement between Hexin Yongheng and Wusu Company, Hexin Yongheng has the exclusive right to provide Wusu Company with technical support, consulting services and other services. Without Hexin Yongheng’s prior written consent, Wusu Company agrees not to accept the same or any similar services provided by any third party. Hexin Yongheng may designate other parties to provide services to Wusu Company. Wusu Company agrees to pay service fees on a monthly basis and at an amount determined by Hexin Yongheng after taking into account multiple factors, such as the complexity and difficulty of the services provided, the time consumed, the content and commercial value of services provided and the market price of comparable services. Hexin Yongheng owns the intellectual property rights arising out of the performance of this agreement. In addition, Wusu Company has granted Hexin Yongheng an irrevocable and exclusive option to purchase any or all of the assets and businesses of Wusu Company at the lowest price permitted under PRC law. Unless otherwise agreed by the parties or terminated by Hexin Yongheng unilaterally, this agreement will remain effective permanently.

Agreements that Provide us with the Option to Purchase the Equity Interest in Wusu Company

Exclusive Option Agreements of Wusu Company. Pursuant to the exclusive option agreements, Hexin E-Commerce has irrevocably granted Hexin Yongheng an exclusive option to purchase, or have its designated person or persons to purchase, at its discretion, to the extent permitted under PRC law, all or part of Hexin E-Commerce’s equity interests in Wusu Company. The purchase price is RMB10 (US$1.4) or the minimum price required by PRC law. If Hexin Yongheng exercises the option to purchase part of the equity interest held by Hexin E-Commerce, the purchase price shall be calculated proportionally. Wusu Company and Hexin E-Commerce have agreed to appoint any persons designated by Hexin Yongheng to act as Wusu Company’s directors. Without Hexin Yongheng’s prior written consent, Wusu Company shall not amend its articles of association, increase or decrease the registered capital, sell or otherwise dispose of its assets or beneficial interest, create or allow any encumbrance on its assets or other beneficial interests, provide any loans to any third parties, enter into any material contract with a value of more than RMB100,000 (US$14,123) (except those contracts entered into in the ordinary course of business), merge with or acquire any other persons or make any investments, or distribute dividends to Hexin E-Commerce. Hexin E-Commerce has agreed that, without Hexin Yongheng’s prior written consent, it will not dispose of its equity interests in Wusu Company or create or allow any encumbrance on its equity interests. These agreements will remain effective until all equity interests of Wusu Company held by Hexin E-Commerce have been transferred or assigned to Hexin Yongheng or its designated person(s).

Agreements that Provide us Effective Control over Hexin Digital

Equity Interest Pledge Agreement. Pursuant to the equity interest pledge agreement dated August 1, 2019, Hexin Jinke has pledged all of its equity interest in Hexin Digital to guarantee Hexin Jinke’s and Hexin Digital’s performance of their obligations under the exclusive business cooperation agreement, loan agreement, exclusive option agreement and power of attorney. If Hexin Digital or Hexin Jinke breaches their applicable contractual obligations under these agreements, Hexin Yongheng, as pledgee, will be entitled to certain rights regarding the pledged equity interests, including being paid in priority based on the monetary valuation that the equity interest is converted into or receiving proceeds from the auction or sale of the pledged equity interests of Hexin Digital in accordance with the PRC law. Hexin Jinke agrees that, during the term of the equity interest pledge agreements, it will not transfer the pledged equity interests or place or permit the existence of any security interest or encumbrance on the pledged equity interests without the prior written consent of Hexin Yongheng. The equity interest pledge agreements remain effective until Hexin Digital and Hexin Jinke discharge all of their obligations under the contractual arrangements. We have registered the equity pledge with the relevant office of the Administration for Industry and Commerce in accordance with the PRC Property Rights Law.

Powers of Attorney. Pursuant to the power of attorney dated August 1, 2019, Hexin Jinke has irrevocably appointed Hexin Yongheng to act as its exclusive attorney-in-fact to exercise all shareholder rights, including, but not limited to, voting on all matters of Hexin Digital requiring shareholder approval, disposing of all or part of the shareholder’s equity interest in Hexin Digital, and appointing directors and executive officers. Hexin Yongheng is entitled to designate any person to act as such shareholder’s exclusive attorney-in-fact without notifying or the approval of such shareholder, and if required by PRC law, Hexin Yongheng shall designate a PRC citizen to exercise such right. The power of attorney will remain in force for so long as Hexin Jinke remains a shareholder of Hexin Digital. Hexin Jinke has waived all the rights which have been authorized to Hexin Yongheng and will not exercise such rights.

Agreement that Allows us to Receive Economic Benefits from Hexin Digital

Exclusive Business Cooperation Agreement. Under the exclusive business cooperation agreement dated August 1, 2019 between Hexin Yongheng and Hexin Digital, Hexin Yongheng has the exclusive right to provide Hexin Digital with technical support, consulting services and other services. Without Hexin Yongheng’s prior written consent, Heixn Digital agrees not to accept the same or any similar services provided by any third party. Hexin Yongheng may designate other parties to provide services to Hexin Digital. Hexin Digital agrees to pay service fees on a monthly basis and at an amount determined by Hexin Yongheng after taking into account multiple factors, such as the complexity and difficulty of the services provided, the time consumed, the content and commercial value of services provided and the market price of comparable services. Hexin Yongheng owns the intellectual property rights arising out of the performance of this agreement. In addition, Hexin Digital has granted Hexin Yongheng an irrevocable and exclusive option to purchase any or all of the assets and businesses of Hexin Digital at the lowest price permitted under PRC law. Unless otherwise agreed by the parties or terminated by Hexin Yongheng unilaterally, this agreement will remain effective permanently.

Agreements that Provide us with the Option to Purchase the Equity Interest in Hexin Digital

Exclusive Option Agreements of Hexin Digital. Pursuant to the exclusive option agreement dated August 1, 2019, Hexin Jinke, shareholder of Hexin Digital, has irrevocably granted Hexin Yongheng an exclusive right to purchase, or have its designated person or persons to purchase, at its discretion, to the extent permitted under PRC law, all or part of the shareholder’s equity interests in Hexin Digital. The purchase price is RMB10 (US$1.4) or the minimum price required by PRC law. If Hexin Yongheng exercises the option to purchase part of the equity interest held by a shareholder, the purchase price shall be calculated proportionally. Hexin Digital and Hexin Jinke have agreed to appoint any persons designated by Hexin Yongheng to act as Hexin Digital’s directors. Without Hexin Yongheng’s prior written consent, Hexin Digital shall not amend its articles of association, increase or decrease the registered capital, sell or otherwise dispose of its assets or beneficial interest, create or allow any encumbrance on its assets or other beneficial interests, provide any loans to any third parties, enter into any material contract with a value of more than RMB100,000 (US$14,123) (except those contracts entered into in the ordinary course of business), merge with or acquire any other persons or make any investments, or distribute dividends to the shareholders. Hexin Jinke has agreed that, without Hexin Yongheng’s prior written consent, it will not dispose of its equity interests in Hexin Digital or create or allow any encumbrance on its equity interests (except as permitted under the power of attorney or the equity interest pledge agreement). These agreements will remain effective until all equity interests of Hexin Digital held by its shareholder have been transferred or assigned to Hexin Yongheng or its designated person(s).

Loan Agreement of Hexin Digital. Pursuant to the loan agreement between Hexin Yongheng and Hexin Jinke dated August 1, 2019, Hexin Yongheng made loans in an aggregate amount of RMB100.0 million (US$14.1 million) to Hexin Jinke solely for the capitalization of Hexin Digital. Pursuant to the loan agreement, the method of repayment shall be at the sole discretion of Hexin Yongheng. At the option of Hexin Yongheng, Hexin Jinke shall repay the loans by the transfer of all its equity interest in Hexin Digital to Hexin Yongheng or its designated person(s) pursuant to its respective exclusive option agreement. Hexin Jinke must pay all of the proceeds from sale of such equity interests to Hexin Yongheng. In the event that Hexin Jinke sells its equity interests to Hexin Yongheng or its designated person(s) with a price equivalent to or less than the amount of the principal, the loans will be interest free. If the price is higher than the amount of the principal, the excess amount will be paid to Hexin Yongheng as the loan interest. The loan must be repaid immediately under certain circumstances, including, among others, if a foreign investor is permitted to hold majority or 100% equity interest in Hexin Digital and Hexin Yongheng elects to exercise its exclusive equity purchase option. The term of the loans is ten years and can be extended upon mutual written consent of the parties.

Agreements that Provide us Effective Control over Hexin Jiuding

Equity Interest Pledge Agreement. Pursuant to the equity interest pledge agreement dated January 1, 2021, Hexin Fengze has pledged all of its equity interest in Hexin Jiuding to guarantee Hexin Fengze’s and Hexin Jiuding’s performance of their obligations under the exclusive business cooperation agreement, exclusive option agreement and power of attorney. If Hexin Fengze or Hexin Jiuding breaches their applicable contractual obligations under these agreements, Hexin Yongheng, as pledgee, will be entitled to certain rights regarding the pledged equity interests, including being paid in priority based on the monetary valuation that the equity interest is converted into or receiving proceeds from the auction or sale of the pledged equity interests of Hexin Jiuding in accordance with the PRC law. Hexin Fengze agrees that, during the term of the equity interest pledge agreements, it will not transfer the pledged equity interests or place or permit the existence of any security interest or encumbrance on the pledged equity interests without the prior written consent of Hexin Yongheng. The equity interest pledge agreements remain effective until Hexin Fengze and Hexin Jiuding discharge all of their obligations under the contractual arrangements. We have registered the equity pledge with the relevant office of the Administration for Industry and Commerce in accordance with the PRC Property Rights Law.

Powers of Attorney. Pursuant to the power of attorney dated January 1, 2021, Hexin Fengze has irrevocably appointed Hexin Yongheng to act as its exclusive attorney-in-fact to exercise all shareholder rights, including, but not limited to, voting on all matters of Hexin Jiuding requiring shareholder approval, disposing of all or part of the shareholder’s equity interest in Hexin Jiuding, and appointing directors and executive officers. Hexin Yongheng is entitled to designate any person to act as such shareholder’s exclusive attorney-in-fact without notifying or the approval of such shareholder, and if required by PRC law, Hexin Yongheng shall designate a PRC citizen to exercise such right. The power of attorney will remain in force for so long as Hexin Fengze remains a shareholder of Hexin Jiuding. Hexin Fengze has waived all the rights which have been authorized to Hexin Yongheng and will not exercise such rights.

Agreement that Allows us to Receive Economic Benefits from Hexin Jiuding

Exclusive Business Cooperation Agreement. Under the exclusive business cooperation agreement dated January 1, 2021 between Hexin Yongheng and Hexin Jiuding, Hexin Yongheng has the exclusive right to provide Hexin Jiuding with technical support, consulting services and other services. Without Hexin Yongheng’s prior written consent, Heixn Jiuding agrees not to accept the same or any similar services provided by any third party. Hexin Yongheng may designate other parties to provide services to Hexin Jiuding. Hexin Jiuding agrees to pay service fees on a monthly basis and at an amount determined by Hexin Yongheng after taking into account multiple factors, such as the complexity and difficulty of the services provided, the time consumed, the content and commercial value of services provided and the market price of comparable services. Hexin Yongheng owns the intellectual property rights arising out of the performance of this agreement. In addition, Hexin Jiuding has granted Hexin Yongheng an irrevocable and exclusive option to purchase any or all of the assets and businesses of Hexin Jiuding at the lowest price permitted under PRC law. Unless otherwise agreed by the parties or terminated by Hexin Yongheng unilaterally, this agreement will remain effective permanently.

Agreements that Provide us with the Option to Purchase the Equity Interest in Hexin Jiuding

Exclusive Option Agreements of Hexin Jiuding Pursuant to the exclusive option agreement dated January 1, 2021, Hexin Fengze, shareholder of Hexin Jiuding, has irrevocably granted Hexin Yongheng an exclusive right to purchase, or have its designated person or persons to purchase, at its discretion, to the extent permitted under PRC law, all or part of the shareholder’s equity interests in Hexin Jiuding. The purchase price is RMB10 (US$1.4) or the minimum price required by PRC law. If Hexin Yongheng exercises the option to purchase part of the equity interest held by Hexin Fengze, the purchase price shall be calculated proportionally. Hexin Jiuding and Hexin Fengze have agreed to appoint any persons designated by Hexin Yongheng to act as Hexin Jiuding’s directors. Without Hexin Yongheng’s prior written consent, Hexin Jiuding shall not amend its articles of association, increase or decrease the registered capital, sell or otherwise dispose of its assets or beneficial interest, create or allow any encumbrance on its assets or other beneficial interests, provide any loans to any third parties, enter into any material contract with a value of more than RMB100,000 (US$14,123) (except those contracts entered into in the ordinary course of business), merge with or acquire any other persons or make any investments, or distribute dividends to the shareholders. Hexin Fengze has agreed that, without Hexin Yongheng’s prior written consent, it will not dispose of its equity interests in Hexin Jiuding or create or allow any encumbrance on its equity interests (except as permitted under the power of attorney or the equity interest pledge agreement). These agreements will remain effective until all equity interests of Hexin Jiuding held by its shareholder have been transferred or assigned to Hexin Yongheng or its designated person(s).

Dissolution of Former VIE Structure

On May 10, 2023, the Company, HX Asia Investment Limited, a British Virgin Islands company (“HX Asia”), HX China Investment Limited, a British Virgin Islands company (“HX China”), and Hexindai Hong Kong Limited, a Hong Kong company (“Hexindai HK”) (together with HX Asia and HX China, the “Targets”), and Umbrella Capital Investment Co., Ltd, a British Virgin Islands company which is not affiliate of the Company of any of its directors or officers (the “Purchaser”) entered into certain share purchase agreement (the “Disposition SPA”). Pursuant to the Disposition SPA, the Purchaser agreed to purchase the Targets in exchange for cash consideration of US$215,000 (the “Purchase Price”). The disposition closed on May 19, 2023. Upon the closing of the disposition, the Purchaser became the sole shareholder of the Targets and as a result, assume all assets and liabilities of the Targets and subsidiaries owned or controlled by the Target. As Hexin Yongheng is a wholly-owned subsidiary of Hexindai HK, the disposition of Hexindai HK results in the termination of the VIE agreements that Hexin Yongheng had entered into with the former VIEs, leading to the dissolution of the former VIE structure. As a result of the disposition, the Company will cease to conduct its social E-commerce business and focus on developing and investing resources into its medical devices business.

As of May 2023, the Company disposed its social E-commerce business. The following diagram illustrates our corporate structure, including our subsidiaries and consolidated affiliated entities as of the date of this prospectus. Our current corporate structure does not contain any variable interest entity in mainland China and we do not have intention establishing any VIEs in mainland China in the future.

VIE Financial Information

Set forth below is selected consolidated statements of operations and cash flows for the fiscal years ended March 31, 2024, 2023, 2022 and 2021, and selected balance sheet information as of March 31, 2024, 2023 and 2022 showing financial information for the parent company Akso Health Group, the WFOE (as defined below) and WFOE’s subsidiaries (as defined below), the VIE and VIE’s subsidiaries, eliminating entries and consolidated information (in dollars). In the tables below, the column headings correspond to the following entities in the organizational diagram on page 17. See also VIE and consolidated financial information in Note 3 of our financial statements.

For the purposes of this section:

●	“Parent company” refers to Akso Health Group;

●	“WFOE” refers to Beijing Hexin Yongheng Technology Development Co., Ltd., Tianjin Haohongyuan Technology Co., Ltd. and Qindao Akso Health Management Co., Limited, Tianjin Akso Enterprise Management Co., Ltd

●	“VIE” refers to Wusu Hexin Yongheng Trading Co., Ltd, Hexin Digital Technology Co., Ltd., Beijing Hexin Jiuding Technology Co., Ltd.

●	“Other subsidiaries” refers to HX Asia Investment Limited, HX China Investment Limited, We Health Limited, We Healthy Limited ,Akso Online MediTech Co., Ltd, Akso Medical Cloud Limited and Akso Medi-care Limited

Selected Condensed Consolidation Schedule of Balance Sheet

	As of March 31, 2024
	Parent Company	Other Subsidiaries	WOFE and WOFE’s Subsidiary	VIE and VIE’s Subsidiary	Elimination Entries and Reclassification Entries (1)	Consolidated Total
	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)
Cash and cash equivalents	2,279	74,791,108	10,530,935	880,073	(1,030,378)	85,174,017
Intercompany receivables (1)	141,456,064	-	-	20,383,406	(161,839,470)	-
Total current assets	141,458,343	75,194,606	73,158,083	25,636,634	(173,429,549)	142,018,117
Total Assets	141,458,343	85,195,260	73,158,419	25,661,413	(183,455,318)	142,018,117
Intercompany payables (1)	-	121,749,699	60,538,415	-	(182,288,114)	-
Total Liabilities	3,090,959	122,266,987	67,354,488	17,647	(189,136,158)	3,593,923
Total Shareholders’ Equity	138,367,384	(37,128,537)	5,803,931	25,643,766	5,680,840	138,367,384
Non-controlling interests	-	56,810	-	-	-	56,810
Total Liabilities and Equity	141,458,343	85,195,260	73,158,419	25,661,413	(183,455,318)	142,018,117

	As of March 31, 2023
	Parent Company	Other Subsidiaries	WOFE and WOFE’s Subsidiary	VIE and VIE’s Subsidiary	Elimination Entries and Reclassification Entries (1)	Consolidated Total
	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)
Cash and cash equivalents	4,472	43,321	8,466,219	678,691	(1,268,235)	7,924,468
Intercompany receivables (1)	11,303,978	-	-	26,206,288	(37,510,266)	-
Total current assets	11,314,245	7,658,371	12,030,076	26,938,820	(37,481,213)	20,460,299
Total Assets	11,314,245	17,659,025	12,030,429	26,967,518	(47,510,918)	20,460,299
Intercompany payables (1)	-	39,340,009	4,915,930	-	(44,255,939)	-
Total Liabilities	2,588,941	47,468,686	5,798,567	19,806	(44,255,217)	11,620,783
Total Shareholders’ Equity	8,725,304	(29,923,873)	6,231,862	26,947,712	(3,255,701)	8,725,304
Non-controlling interests	-	114,212	-	-	-	114,212
Total Liabilities and Equity	11,314,245	17,659,025	12,030,429	26,967,518	(47,510,918)	20,460,299

	As of March 31, 2022
	Parent Company	Other Subsidiaries	WOFE and WOFE’s Subsidiary	VIE and VIE’s Subsidiary	Elimination Entries and Reclassification Entries (1)	Consolidated Total
	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)
Cash and cash equivalents	4,472	8,075,355	11,450,608	2,394,869	(3,495,317)	18,429,987
Intercompany receivables (1)	14,333,994	-	-	27,139,795	(41,473,789)	-
Total current assets	14,344,280	46,043,013	12,004,330	29,605,775	(39,190,890)	62,806,508
Total Assets	14,344,280	46,043,013	12,005,875	29,659,663	(39,246,323)	62,806,508
Intercompany payables (1)	-	42,054,570	4,074,729	-	(46,129,299)	-
Total current liabilities	2,060,675	42,112,594	4,758,851	89,205	1,499,601	50,520,926
Total Liabilities	2,060,675	42,112,594	4,758,851	89,205	1,499,601	50,520,926
Total Shareholders’ Equity	12,283,605	3,928,443	7,247,024	29,570,458	(40,745,924)	12,283,606
Non-controlling interests	-	1,976	-	-	-	1,976
Total Liabilities and Equity	14,344,280	46,043,013	12,005,875	29,659,663	(39,246,323)	62,806,508

(1)	Elimination of intercompany balances among parent company, other subsidiaries, WOFE and VIEs and their subsidiaries that we consolidate and reclassification of retroactive adjustment for discontinued operations.

Selected Condensed Consolidated Statements of Operations Data

	For the year ended March 31, 2024
	Parent Company	Other Subsidiaries	WOFE and WOFE’s Subsidiary	VIE and VIE’s Subsidiary	Elimination Entries and Reclassification Entries (2)	Consolidated Total
	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)
Total revenue, net	-	-	2,414,338	694	(694)	2,414,338
Total costs and expenses (benefits)	2,122,139	7,391,678	2,532,589	(11,798)	(982,230)	11,052,378
Loss from subsidiaries and VIEs	7,394,438	-	-	-	(7,394,438)	-
Total other income, net	-	128,983	18,809	5	(601,548)	(453,751)
(Loss) income from continuing operations before income tax expenses	(9,116,779)	(7,262,066)	(99,443)	12,497	7,374,000	(9,091,791)
Less: income tax expense	-	-	24,988	-	-	24,988
Net (loss) income from continuing operations	(9,116,779)	(7,262,066)	(124,431)	12,497	7,374,000	(9,116,779)
Total gain (loss) from discontinued operations	-	-	-	-	(399,798)	(399,798)
Net (loss) income	(9,116,779)	(7,262,066)	(124,431)	12,497	6,974,202	(9,516,577)

	For the year ended March 31, 2023
	Parent Company	Other Subsidiaries	WOFE and WOFE’s Subsidiary	VIE and VIE’s Subsidiary	Elimination Entries and Reclassification Entries (2)	Consolidated Total
	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)
Total revenue, net	-	9,181,274	4,000,288	24,995	(24,996)	13,181,561
Total costs and expenses	160,427	17,414,712	10,570,774	376,019	(1,073,518)	27,448,414
Loss from subsidiaries and VIEs	1,086,999	-	-		(1,086,999)	-
Total other income, net	-	14,049,229	34,051	2,218	(12,885,134)	1,200,364
(Loss) income from continuing operations before income tax expenses	(1,247,426)	5,815,791	(6,536,435)	(348,806)	(10,749,613)	(13,066,489)
Less: income tax expense	-	50	17,499	-	-	17,549
Net (loss) income from continuing operations	(1,247,426)	5,815,741	(6,553,934)	(348,806)	(10,749,613)	(13,084,038)
Total gain (loss) from discontinued operations	-	-	-	-	11,836,612	11,836,612
Net (loss) income	(1,247,426)	5,815,741	(6,553,934)	(348,806)	1,086,999	(1,247,426)

	For the year ended March 31, 2022
	Parent Company	Other Subsidiaries	WOFE and WOFE’s Subsidiary	VIE and VIE’s Subsidiary	Elimination Entries and Reclassification Entries(2)	Consolidated Total
	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)
Total revenue, net	-	6,000,000	-	311,092	(311,092)	6,000,000
Total costs and expenses	3,129,090	6,134,383	1,158,637	11,826,736	(12,988,383)	9,260,463
Loss from subsidiaries and VIEs	13,720,643	-	-	-	(13,720,643)	-
Total other income (loss), net	-	(750,744)	(56,471)	26,669	32,728	(747,818)
Loss from continuing operations before income tax expenses	(16,849,733)	(885,127)	(1,215,108)	(11,488,975)	26,430,662	(4,008,281)
Less: income tax (benefit) expense		54,199	4	38,613		92,816
Net (loss) income from continuing operations	(16,849,733)	(939,326)	(1,215,112)	(11,527,588)	26,430,662	(4,101,097)
Total gain (loss) from discontinued operations	-	-	-	-	(12,748,636)	(12,748,636)
Net (loss)	(16,849,733)	(939,326)	(1,215,112)	(11,527,588)	13,682,026	(16,849,733)

	For the year ended March 31, 2021
	Parent Company	Other Subsidiaries	WOFE and WOFE’s Subsidiary	VIE and VIE’s Subsidiary	Elimination Entries and Reclassification Entries(2)	Consolidated Total
	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)
Total revenue, net	-	-	-	2,300,653	(2,300,653)	-
Total costs and expenses	4,293,327	-	1,143,272	35,304,848	(36,500,198)	4,241,249.00
Loss from subsidiaries and VIEs	30,533,662	-	-	-	(30,533,662)	-
Total other income (expense), net	-	-	533,510	398,836	(984,424)	(52,078)
Loss from continuing operations before income tax expenses	(34,826,989)	-	(609,762)	(32,605,359)	63,748,783	(4,293,327)
Less: income tax (benefit) expense	-		1,929	481,413	(483,342)	-
Net (loss) income from continuing operations	(34,826,989)	-	(611,691)	(33,086,772)	64,232,125	(4,293,327)
Total (loss) from discontinued operations	-		-	-	(30,533,662)	(30,533,662)
Net (loss)	(34,826,989)	-	(611,691)	(33,086,772)	33,698,463	(34,826,989)

(2)	Reclassification of retroactive adjustment for discontinued operations

Selected Condensed Consolidation Schedule of Cash Flows

	For the year ended March 31, 2024
	Parent Company	Other Subsidiaries	WOFE and WOFE’s Subsidiary	VIE and VIE’s Subsidiary	Elimination Entries and Reclassification Entries	Consolidated Total
	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)
Net cash provided by (used in) operating activities	(1,614,326)	260,838	2,692,231	12,497	-	1,351,240
Net cash provided by (used in) investing activities	-	1,528,918	(56,250,000)	-	-	(54,721,082)
Net cash provided by (used in) financing activities	1,612,133	74,230,195	55,622,485	188,884	-	131,653,697
Intercompany receive	-	-	-	-	138,042,067	-
Intercompany payment	-	-	-	-	(138,042,067)	-

	For the year ended March 31, 2023
	Parent Company	Other Subsidiaries	WOFE and WOFE’s Subsidiary	VIE and VIE’s Subsidiary	Elimination Entries and Reclassification Entries	Consolidated Total
	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)
Net cash provided by (used in) operating activities	427,843	(518,186)	(2,603,024)	(559,973)	-	(3,253,340)
Net cash provided by (used in) investing activities	-	20,000,000	(1,528,918)	-	-	18,471,082
Net cash provided (used in) financing activities	(427,857)	(27,513,848)	1,584,805	(1,156,948)	-	(27,513,848)
Intercompany receive	-	-	-	-	427,857	-
Intercompany payment	-	-	-	-	(427,857)	-

	For the year ended March 31, 2022
	Parent Company	Other Subsidiaries	WOFE and WOFE’s Subsidiary	VIE and VIE’s Subsidiary	Elimination Entries and Reclassification Entries	Consolidated Total
	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)
Net cash provided by (used in) operating activities	(3,158,498)	(7,125,619)	(3,957,655)	5,613,401	-	(8,628,371)
Net cash provided by (used in) investing activities	-	(20,000,000)	1,491,687	(1,455,547)	-	(19,963,860)
Net cash provided by (used in) financing activities	1,679,505	35,200,000	11,105,170	(13,203,558)	-	34,781,117
Intercompany receive	-	-	-	-	337,695	-
Intercompany payment	-	-	-	-	(337,695)	-

	For the year ended March 31, 2021
	Parent Company	Other Subsidiaries	WOFE and WOFE’s Subsidiary	VIE and VIE’s Subsidiary	Elimination Entries and Reclassiication Entries	Consolidated Total
	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)
Net cash (used in) provided by operating activities	(6,547,518)	(10,184)	(4,785,527)	21,401,699	-	10,058,470
Net cash (used in) provided by investing activities	-		(408,081)	407,419	-	(662)
Net cash provided by (used in) financing activities	6,321,854	10,184	(2,241,562)	(13,127,699)	-	(9,037,223)
Intercompany receive	-	-	-	-	11,327,745	-
Intercompany payment	-	-	-	-	(11,327,745)	-

The consolidated financial statements of Akso Health Group, its subsidiaries and its consolidated former variable interest entities are included at the end of this prospectus.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risk factors set forth under “Risk Factors” described in our most recent annual report on Form 20-F, as amended, filed on July 30, 2024, as supplemented and updated by subsequent reports on Form 6-K that we have filed with the SEC, together with all other information contained or incorporated by reference in this prospectus and any applicable prospectus supplement and in any related free writing prospectus in connection with a specific offering, before making an investment decision. Each of the risk factors could materially and adversely affect our business, operating results, financial condition and prospects, as well as the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment.

Summary of Risk Factors

Investing in our ADSs involves significant risks. You should carefully consider all of the information in this prospectus before making an investment in our ADSs. Below please find a summary of the principal risks we face, organized under relevant headings. These risks are discussed more fully in the section titled “Item 3. Key Information — D. Risk Factors” in this prospectus.

RISKS RELATED TO OUR BUSINESS AND INDUSTRY

●	We are no longer engaged in the online microlending business, but we cannot assure you that we would not be penalized under relevant regulations for the previous microlending business. (see “We are no longer engaged in the online microlending business, but we cannot assure you that we would not be penalized under relevant regulations for the previous microlending business” on page 33 of this prospectus);

●	Any harm to our brand or reputation may materially and adversely affect our business and results of operations. (see “Any harm to our brand or reputation may materially and adversely affect our business and results of operations” on page 33 of this prospectus);

●	If our social e-commerce platform is unable to provide good customer experience, our business and reputation may be materially and adversely affected. (see “If our social e-commerce platform is unable to provide good customer experience, our business and reputation may be materially and adversely affected” on page 33 of this prospectus);

●	We may incur liability or become subject to administrative penalties for counterfeit or unauthorized merchandise displayed on our platform, or for merchandise displayed on our platform that infringe on third-party intellectual property rights, or for other misconduct. (see “We may incur liability or become subject to administrative penalties for counterfeit or unauthorized merchandise displayed on our platform, or for merchandise displayed on our platform that infringe on third-party intellectual property rights, or for other misconduct” on page 34 of this prospectus);

●	We plan to establish and operate cancer therapy and radiation oncology centers that will be majority-owned by us and are subject to significant risks. (see “We plan to establish and operate cancer therapy and radiation oncology centers that will be majority-owned by us and are subject to significant risks” on page 35 of this prospectus);

●	We may encounter difficulties in successfully introducing new services in a timely and cost-effective manner, which could materially and adversely affect our business and operations. (see “We may encounter difficulties in successfully introducing new services in a timely and cost-effective manner, which could materially and adversely affect our business and operations” on page 35 of this prospectus);

●	Our development of new cancer therapy and radiation oncology centers could result in fluctuations in our short-term financial performance, and newly opened cancer therapy and radiation oncology centers and clinics may not achieve timely profitability, or at all. (see “Our development of new cancer therapy and radiation oncology centers could result in fluctuations in our short-term financial performance, and newly opened cancer therapy and radiation oncology centers and clinics may not achieve timely profitability, or at all” on page 35 of this prospectus);

●	Our growth plan includes the construction of cancer therapy and radiation oncology centers. If we cannot identify and seize growth opportunities in fast-changing markets, our future growth will face uncertainties. (see “Our growth plan includes the construction of cancer therapy and radiation oncology centers. If we cannot identify and seize growth opportunities in fast-changing markets, our future growth will face uncertainties” on page 36 of this prospectus);

●	We conduct our business in a heavily regulated industry. (see “We conduct our business in a heavily regulated industry” on page 36 of this prospectus);

●	We are reliant on our core senior management team. If one or more key executives were unable or unwilling to continue in their present positions, our business and results of operations may be adversely affected. (see “We are reliant on our core senior management team. If one or more key executives were unable or unwilling to continue in their present positions, our business and results of operations may be adversely affected” on page 36 of this prospectus);

●	We compete for skilled and quality employees, and failure to attract and retain them may adversely affect our business and prevent us from achieving our intended level of growth. (see “We compete for skilled and quality employees, and failure to attract and retain them may adversely affect our business and prevent us from achieving our intended level of growth” on page 37 of this prospectus);

●	If labor costs in the PRC increase substantially, our business and costs of operations may be adversely affected. (see “If labor costs in the PRC increase substantially, our business and costs of operations may be adversely affected” on page 37 of this prospectus);

●	Our innovative corporate culture is important to our business, if our culture changes our business and corporate objectives may be adversely affected. (see “Our innovative corporate culture is important to our business, if our culture changes our business and corporate objectives may be adversely affected” on page 37 of this prospectus);

●	We do not have business insurance coverage. (see “We do not have business insurance coverage” on page 37 of this prospectus);

●	If we do not find available sources of liquidity for capital and financing needs, our business and operations may be materially and adversely affected. (see “If we do not find available sources of liquidity for capital and financing needs, our business and operations may be materially and adversely affected” on page 38 of this prospectus);

●	Our business, financial performance and results of operations could be adversely affected by deterioration of the relation between China and the United States. (see “Our business, financial performance and results of operations could be adversely affected by deterioration of the relation between China and the United States” on page 39 of this prospectus);

RISKS RELATED TO OUR CORPORATE STRUCTURE

●	PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay or prevent us from using the proceeds of our initial public offering and the concurrent private placement to make loans to or make additional capital contributions to our PRC subsidiary, which could materially and adversely affect our liquidity and our ability to fund and expand our business. (see “PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay or prevent us from using the proceeds of our initial public offering and the concurrent private placement to make loans to or make additional capital contributions to our PRC subsidiary, which could materially and adversely affect our liquidity and our ability to fund and expand our business” on page 39 of this prospectus);

RISKS RELATED TO DOING BUSINESS IN THE PEOPLE’S REPUBLIC OF CHINA

●	There are uncertainties regarding the enforcement of laws and rules and regulations in China, which can change quickly with little advance notice, and there is a risk that the Chinese government may intervene or influence our operations at any time, exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers, which could materially and adversely affect our business and hinder our ability to offer or continue our operations, and cause the value of our securities to significantly decline or become worthless.

●	Although the audit report included in this prospectus is prepared by an auditor who are currently inspected by the Public Company Accounting Oversight Board (the “PCAOB”), there is no guarantee that future audit reports will be prepared by auditors inspected by the PCAOB and, as such, in the future investors may be deprived of the benefits of such inspection. Furthermore, trading in our securities may be prohibited under the Holding Foreign Companies Accountable Act (the “HFCA Act”) if the SEC subsequently determines our audit work is performed by auditors that the PCAOB is unable to inspect or investigate completely, and as a result, U.S. national securities exchanges, such as Nasdaq, may determine to delist our securities. Furthermore, on December 29, 2022, the Consolidated Appropriations Act, was signed into law by President Biden. The Consolidated Appropriations Act contained, among other things, an identical provision to AHFCAA, which reduce the number of consecutive non-inspection years required for triggering the prohibitions under the HFCA Act from three years to two. (see “Although the audit report included in this prospectus is prepared by an auditor who are currently inspected by the Public Company Accounting Oversight Board (the “PCAOB”), there is no guarantee that future audit reports will be prepared by auditors inspected by the PCAOB and, as such, in the future investors may be deprived of the benefits of such inspection. Furthermore, trading in our securities may be prohibited under the Holding Foreign Companies Accountable Act (the “HFCA Act”) if the SEC subsequently determines our audit work is performed by auditors that the PCAOB is unable to inspect or investigate completely, and as a result, U.S. national securities exchanges, such as Nasdaq, may determine to delist our securities. Furthermore, on December 29, 2022, the Consolidated Appropriations Act, was signed into law by President Biden. The Consolidated Appropriations Act contained, among other things, an identical provision to AHFCAA, which reduce the number of consecutive non-inspection years required for triggering the prohibitions under the HFCA Act from three years to two” on page 41 of this prospectus);

●	The recent joint statement by the SEC, proposed rule changes submitted by Nasdaq, and an act passed by the U.S. Senate and the U.S. House of Representatives, all call for additional and more stringent criteria to be applied to emerging market companies. These developments could add uncertainties to our business operations, share price and reputation. (see “The recent joint statement by the SEC, proposed rule changes submitted by Nasdaq, and an act passed by the U.S. Senate and the U.S. House of Representatives, all call for additional and more stringent criteria to be applied to emerging market companies. These developments could add uncertainties to our business operations, share price and reputation” on page 43 of this prospectus);

●	There may be changes in the regulations of PRC government bodies and agencies relating to VAT collection procedure and ACTCS business. (see “There may be changes in the regulations of PRC government bodies and agencies relating to VAT collection procedure and ACTCS business” on page 44 of this prospectus);

●	Failure to comply with laws and regulations applicable to our business could subject us to fines and penalties and could also cause us to lose customers or otherwise harm our business. (see “Failure to comply with laws and regulations applicable to our business could subject us to fines and penalties and could also cause us to lose customers or otherwise harm our business” on page 45 of this prospectus);

●	In light of recent events indicating greater oversight by the Cyberspace Administration of China, or CAC, over data security, particularly for companies seeking to list on a foreign exchange, we are subject to a variety of laws and other obligations regarding cybersecurity and data protection, and any failure to comply with applicable laws and obligations could have a material and adverse effect on our business, our listing on NASDAQ, financial condition, and results of operations. (see “In light of recent events indicating greater oversight by the Cyberspace Administration of China, or CAC, over data security, particularly for companies seeking to list on a foreign exchange, we are subject to a variety of laws and other obligations regarding cybersecurity and data protection, and any failure to comply with applicable laws and obligations could have a material and adverse effect on our business, our listing on NASDAQ, financial condition, and results of operations” on page 45 of this prospectus);

●	The approval of the China Securities Regulatory Commission, or the CSRC, may be required in connection with an offering under PRC rules, regulations, or policies, and, if required, we cannot predict whether or how soon we will be able to obtain such approval. As a result, both you and us fact uncertainty about future actions by the PRC government that could significantly affect our business, our listing on Nasdaq, financial condition and results of operations. (see “The approval of the China Securities Regulatory Commission, or the CSRC, may be required in connection with an offering under PRC rules, regulations, or policies, and, if required, we cannot predict whether or how soon we will be able to obtain such approval. As a result, both you and us fact uncertainty about future actions by the PRC government that could significantly affect our business, our listing on Nasdaq, financial condition and results of operations” on page 47 of this prospectus);

●	Changes in the policies of the PRC government could have a significant impact upon our ability to operate profitably in the PRC. (see “Changes in the policies of the PRC government could have a significant impact upon our ability to operate profitably in the PRC” on page 49 of this prospectus);

●	Because our business is dependent upon government policies that encourage a market-based economy, change in the political or economic climate in the PRC may impair our ability to operate profitably, if at all. (see “Because our business is dependent upon government policies that encourage a market-based economy, change in the political or economic climate in the PRC may impair our ability to operate profitably, if at all” on page 49 of this prospectus);

●	PRC laws and regulations governing our current business operations are sometimes vague and uncertain and any changes in such laws and regulations may impair our ability to operate profitable. (see “PRC laws and regulations governing our current business operations are sometimes vague and uncertain and any changes in such laws and regulations may impair our ability to operate profitable” on page 49 of this prospectus);

●	Changes in China’s macroeconomic, socio-political conditions or government policies could have a material adverse effect on our business and results of operations. (see “Changes in China’s macroeconomic, socio-political conditions or government policies could have a material adverse effect on our business and results of operations” on page 50 of this prospectus);

●	Substantial uncertainties exist with respect to the interpretation and implementation of the newly enacted PRC Foreign Investment Law and how it may impact the viability of our current corporate structure, corporate governance and business operations. (see “Substantial uncertainties exist with respect to the interpretation and implementation of the newly enacted PRC Foreign Investment Law and how it may impact the viability of our current corporate structure, corporate governance and business operations” on page 51 of this prospectus);

●	We may be adversely affected by the complexity, uncertainties and changes in PRC regulation of Internet-related businesses and companies, and any lack of requisite approvals, licenses or permits applicable to our business may have a material adverse effect on our business and results of operations. (see “We may be adversely affected by the complexity, uncertainties and changes in PRC regulation of Internet-related businesses and companies, and any lack of requisite approvals, licenses or permits applicable to our business may have a material adverse effect on our business and results of operations” on page 51 of this prospectus);

●	Fluctuations in exchange rates could have a material adverse effect on our results of operations and the value of your investment. (see “Fluctuations in exchange rates could have a material adverse effect on our results of operations and the value of your investment” on page 51 of this prospectus);

●	Governmental control of currency conversion may limit our ability to utilize our net revenues effectively and affect the value of your investment. (see “Governmental control of currency conversion may limit our ability to utilize our net revenues effectively and affect the value of your investment” on page 52 of this prospectus);

●	Failure to make adequate contributions to various employee benefit plans as required by PRC regulations may subject us to penalties. (see “Failure to make adequate contributions to various employee benefit plans as required by PRC regulations may subject us to penalties” on page 52 of this prospectus);

●	The M&A Rules and certain other PRC regulations establish complex procedures for some acquisitions of Chinese companies by foreign investors, which could make it more difficult for us to pursue growth through acquisitions in China. (see “The M&A Rules and certain other PRC regulations establish complex procedures for some acquisitions of Chinese companies by foreign investors, which could make it more difficult for us to pursue growth through acquisitions in China” on page 53 of this prospectus);

●	PRC regulations relating to offshore investment activities by PRC residents may limit our PRC subsidiary’s ability to increase its registered capital or distribute profits to us or otherwise expose us or our PRC resident beneficial owners to liability and penalties under PRC law. (see “PRC regulations relating to offshore investment activities by PRC residents may limit our PRC subsidiary’s ability to increase its registered capital or distribute profits to us or otherwise expose us or our PRC resident beneficial owners to liability and penalties under PRC law” on page 53 of this prospectus);

●	Any failure to comply with PRC regulations regarding the registration requirements for employee stock incentive plans may subject the PRC plan participants or us to fines and other legal or administrative sanctions. (see “Any failure to comply with PRC regulations regarding the registration requirements for employee stock incentive plans may subject the PRC plan participants or us to fines and other legal or administrative sanctions” on page 54 of this prospectus);

●	If we are classified as a PRC resident enterprise for PRC income tax purposes, such classification could result in unfavorable tax consequences to us and our non-PRC shareholders or ADS holders. (see “If we are classified as a PRC resident enterprise for PRC income tax purposes, such classification could result in unfavorable tax consequences to us and our non-PRC shareholders or ADS holders” on page 54 of this prospectus);

●	We may not be able to obtain certain benefits under relevant tax treaty on dividends paid by our PRC subsidiary to us through our Hong Kong subsidiary. (see “We may not be able to obtain certain benefits under relevant tax treaty on dividends paid by our PRC subsidiary to us through our Hong Kong subsidiary” on page 54 of this prospectus);

●	Enhanced scrutiny over acquisition transactions by the PRC tax authorities may have a negative impact on potential acquisitions we may pursue in the future. (see “Enhanced scrutiny over acquisition transactions by the PRC tax authorities may have a negative impact on potential acquisitions we may pursue in the future” on page 55 of this prospectus);

●	Any actions by the Chinese government, including any decision to intervene or influence the operations of the operating entities or to exert control over any offering of securities conducted overseas and/or foreign investment in China-based issuers, may cause us to make material changes to the operations of the PRC operating entities, may limit or completely hinder our ability to offer or continue to offer securities to investors, and may cause the value of such securities to significantly decline or be worthless. (see “Any actions by the Chinese government, including any decision to intervene or influence the operations of the operating entities or to exert control over any offering of securities conducted overseas and/or foreign investment in China-based issuers, may cause us to make material changes to the operations of the PRC operating entities, may limit or completely hinder our ability to offer or continue to offer securities to investors, and may cause the value of such securities to significantly decline or be worthless” on page 56 of this prospectus);

●	To the extent cash or assets of our business, or of our PRC or Hong Kong subsidiaries, is in PRC or Hong Kong, such cash or assets may not be available to fund operations or for other use outside of the PRC or Hong Kong, due to interventions in or the imposition of restrictions and limitations by the PRC government to the transfer of cash or assets. (see “To the extent cash or assets of our business, or of our PRC or Hong Kong subsidiaries, is in PRC or Hong Kong, such cash or assets may not be available to fund operations or for other use outside of the PRC or Hong Kong, due to interventions in or the imposition of restrictions and limitations by the PRC government to the transfer of cash or assets” on page 57 of this prospectus);

RISKS RELATED TO OUR ADSs

●	The trading price of our ADSs may be volatile, which could result in substantial losses to investors. (see “The trading price of our ADSs may be volatile, which could result in substantial losses to investors” on page 58 of this prospectus);

●	Techniques employed by short sellers may drive down the market price of our ADSs. (see “Techniques employed by short sellers may drive down the market price of our ADSs” on page 59 of this prospectus);

●	If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, the market price for our ADSs and trading volume could decline. (see “If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, the market price for our ADSs and trading volume could decline” on page 59 of this prospectus);

●	We cannot assure you that our existing dividend policy will not change in the future or the amount the dividends that you may receive, and as such, you must rely on price appreciation of our ADSs for return on your investment. (see “We cannot assure you that our existing dividend policy will not change in the future or the amount the dividends that you may receive, and as such, you must rely on price appreciation of our ADSs for return on your investment” on page 59 of this prospectus);

●	Substantial future sales or perceived potential sales of our ADSs in the public market could cause the price of our ADSs to decline. (see “Substantial future sales or perceived potential sales of our ADSs in the public market could cause the price of our ADSs to decline” on page 60 of this prospectus);

●	We may be classified as a passive foreign investment company for U.S. federal income tax purposes, which could result in adverse U.S. federal income tax consequences to U.S. Holders of our ADSs or ordinary shares. (see “We may be classified as a passive foreign investment company for U.S. federal income tax purposes, which could result in adverse U.S. federal income tax consequences to U.S. Holders of our ADSs or ordinary shares” on page 60 of this prospectus);

●	The second amended and restated memorandum and articles of association contain anti-takeover provisions that could have a material adverse effect on the rights of holders of our ordinary shares and ADSs. (see “The second amended and restated memorandum and articles of association contain anti-takeover provisions that could have a material adverse effect on the rights of holders of our ordinary shares and ADSs” on page 61 of this prospectus);

●	You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under Cayman Islands law. (see “You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under Cayman Islands law” on page 61 of this prospectus);

●	Certain judgments obtained against us by our shareholders may not be enforceable. (see “Certain judgments obtained against us by our shareholders may not be enforceable” on page 62 of this prospectus);

●	We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions applicable to United States domestic public companies. (see “We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions applicable to United States domestic public companies” on page 62 of this prospectus);

●	The voting rights of holders of ADSs are limited by the terms of the deposit agreement, and you may not be able to exercise any right to vote the ordinary shares which are represented by your ADSs. (see “The voting rights of holders of ADSs are limited by the terms of the deposit agreement, and you may not be able to exercise any right to vote the ordinary shares which are represented by your ADSs” on page 63 of this prospectus);

●	The depositary for our ADSs will give us a discretionary proxy to vote the ordinary shares represented by your ADSs if you do not give proper or timely voting instructions to the depositary, except in limited circumstances, which could adversely affect your interests. (see “The depositary for our ADSs will give us a discretionary proxy to vote the ordinary shares represented by your ADSs if you do not give proper or timely voting instructions to the depositary, except in limited circumstances, which could adversely affect your interests” on page 63 of this prospectus);

●	You may not receive dividends or other distributions on our ordinary shares and you may not receive any value for them if it is illegal or impracticable to make them available to you. (see “You may not receive dividends or other distributions on our ordinary shares and you may not receive any value for them if it is illegal or impracticable to make them available to you” on page 63 of this prospectus);

●	You may experience dilution of your holdings due to inability to participate in rights offerings. (see “You may experience dilution of your holdings due to inability to participate in rights offerings” on page 64 of this prospectus);

●	You may be subject to limitations on transfer of your ADSs. (see “You may be subject to limitations on transfer of your ADSs” on page 64 of this prospectus);

●	We will incur significantly increased costs and devote substantial management time as a result of being a public company. (see “We will incur significantly increased costs and devote substantial management time as a result of being a public company” on page 64 of this prospectus).

RISKS RELATED TO OUR BUSINESS AND INDUSTRY

We are no longer engaged in the online microlending business, but we cannot assure you that we would not be penalized under relevant regulations for the previous microlending business.

In August 2017, we established Wusu Company, through which we started to conduct our online microlending business. We have engaged in online microlending business since then and have been continuing to contribute resources to our microlending business up to September 30, 2019, since when the principal business scope of Wusu Company has been changed to trading, provision of technological promotion services and import and export. Since May 2019, we have ceased to issue new loans through microlending businesses. The microlending industry is rapidly evolving with significant regulatory uncertainties, and our microlending business may be subject to a variety of laws and regulations in the PRC with ambiguous and inconsistent application and interpretation. As a result, we cannot assure you that our investment and exploration in microlending would not be subject to legal risks. Since the change of Wusu Company’s business scope, we cannot carry out any new microlending business without the proper business registration. However, for the loans which were issued prior to the change of the business scope, we are entitled to the credit right over such loans until their maturity. If, however, the authorities were to determine that our historical microlending business was in violation of the relevant PRC laws and regulations, we may be subject to fines and other administrative penalties imposed by the authorities and our business and reputation could be adversely affected.

Any harm to our brand or reputation may materially and adversely affect our business and results of operations.

We believe that the recognition and reputation of our brand, Xiaobai Maimai, among our members, users, third-party merchants and service providers have contributed significantly to the growth and success of our business. Maintaining and enhancing the recognition and reputation of our brand are critical to our business and competitiveness. Many factors, some of which are beyond our control, are important to maintaining and enhancing our brand. These factors include our ability to:

●	provide a superior shopping experience to our members and users;

●	maintain the popularity, attractiveness, diversity, quality and authenticity of product offerings on our platform;

●	maintain the efficiency, reliability and quality of the fulfillment and delivery services to our buyers;

●	maintain or improve user satisfaction with our services;

●	increase brand awareness through marketing and brand promotion activities; and

●	preserve our reputation and goodwill in the event of any negative publicity on consumer experience or merchant service, Internet and data security, product quality, price or authenticity, or other issues affecting us or other social e-commerce businesses in China.

Public perception that non-authentic, counterfeit or defective goods are displayed on our platform or that we or third-party service providers do not provide satisfactory customer service, even if factually incorrect or based on isolated incidents, could damage our reputation, diminish the value of our brand, undermine the trust and credibility we have established and have a negative impact on our ability to attract new users or retain our current users. If we are unable to maintain our reputation, enhance our brand recognition or increase positive awareness of our platform, products and services, it may be difficult to maintain and grow our member and user base, and our business and growth prospects may be materially and adversely affected.

If our social e-commerce platform is unable to provide good customer experience, our business and reputation may be materially and adversely affected.

If our social e-commerce platform does not provide good consumer experience, it could damage our reputation, diminish the value of our brand, undermine the trust and credibility we have established, have a negative impact on our ability to attract new consumers or retain our current consumers, and our business and growth prospects may be materially and adversely affected. Our ability to provide good customer experience depends on a variety of factors. These factors include, among others, our ability to continue to offer authentic products at competitive prices, to source products in response to evolving customer tastes and demands, to ensure the quality of our products and services and to provide flexible payment options. For example, If we are unable to develop and maintain good relationships with third-party merchants that would allow us to obtain a sufficient amount and variety of authentic and quality products on acceptable commercial terms, we may be unable to meet customer demands for these products or to offer these products at attractive prices.

The third-party merchants in our marketplace business rely on a number of contracted third-party delivery logistics service providers to deliver the products to the customers. The products on our platform are supplied by the merchants, who are separately responsible for sourcing and coordinating the delivery of the products with the third-party delivery logistics service providers. As we do not directly control or manage the operations of these third-party logistics service providers, we may not be able to guarantee their performance. Interruptions to or failures in the delivery services could prevent the timely or proper delivery of our products. These interruptions or failures may be due to unforeseen events that are beyond our control or the control of our third-party logistics and delivery service providers, such as inclement weather, health epidemics, natural disasters, transportation disruptions or labor unrest. Delivery of the products could also be affected or interrupted by the merger, acquisition, insolvency or shut-down of the delivery companies the third-party merchants engage to make deliveries, especially those local companies with relatively small business scales. If the products are not delivered on a timely basis or are delivered in a damaged state, customers may refuse to accept the products purchased and have less confidence in our platform, and our business and reputation could suffer. We cannot assure you that our third-party merchants will be able to find alternative cost-effective logistics service providers to offer satisfactory delivery services in a timely manner, or at all, which could cause our business and reputation to suffer or cause third-party merchants to move to other platforms and have a negative impact on our financial conditions. In addition, if our third-party logistics service providers fail to comply with applicable rules and regulations in China, our delivery services may be materially and adversely affected. Furthermore, the delivery personnel of contracted third-party delivery service providers directly interact with our customers on our behalf. We need to effectively manage these third-party logistics service providers to ensure the quality of customer services. Any failure to provide high-quality delivery services to our customers may negatively impact the shopping experience of our customers, damage our reputation, and cause us to lose customers.

If our customer service representatives, sales representatives or maintenance engineers and technicians fail to provide satisfactory service, it may compromise our ability to provide effective customer service and enjoyable user engagement, which may in turn cause damage to our reputation, loss of customers or direct economic loss. In addition, any negative publicity or poor feedback regarding our customer service may diminish customer confidence in us and the value of our brand, and in turn cause us to lose customers and market share.

In addition, we rely on our technology infrastructure to offer a good customer experience and to attract and retain customers on our platform. Any failure to properly upgrade our technology infrastructure to serve the growing number of customers, maintain the satisfactory performance, security and integrity of our social e-commerce platform and systems, may materially and adversely affect our business and reputation.

We may incur liability or become subject to administrative penalties for counterfeit or unauthorized merchandise displayed on our platform, or for merchandise displayed on our platform that infringe on third-party intellectual property rights, or for other misconduct.

Our platform sources merchandise from third-party merchants. Although we have adopted measures to verify the authenticity and authorization of merchandise displayed on our platform and to avoid potential infringement on third-party intellectual property rights in the course of sourcing and selling merchandise, we may not always be successful in these efforts. In the event that any counterfeit, unauthorized or infringing merchandise is displayed on our platform, we could face claims for which we may be held liable. We have not in the past received claims alleging our infringement on third parties’ rights, and if we receive such claims in the future irrespective of their validity, we could incur significant costs and efforts in either defending against or settling such claims. If there is a successful claim against us, we might be required to pay substantial damages or refrain from further sale of the relevant merchandise. If we negligently participate or assist in infringement activities associated with counterfeit goods, we may be subject to potential liability under PRC law including injunctions to cease infringing activities, rectification, compensation, administrative penalties, and even criminal liability. Moreover, such third-party claims or administrative penalties could result in negative publicity and our reputation could be severely damaged. Any of these events could have a material and adverse effect on our business, results of operations or financial condition.

We plan to establish and operate cancer therapy and radiation oncology centers that will be majority-owned by us and are subject to significant risks.

As part of our growth strategy, we plan to establish and operate cancer therapy and radiation oncology centers that will focus on providing a variety of radiotherapy services as well as catering to cancer patients at varying stages of treatment. This will include specialized radiation therapy centers for radiotherapy (RT), personalized consultation, conventional treatment planning, and other related services for a wide variety of cancer therapy treatments.

Since we have limited experience in operating our own centers and clinics, or in providing many of the services that we plan to offer in such centers and clinics, we may not be able to provide as high a level of service quality for those treatment options as compared to the other treatments that we offer at our network of centers, which may result in damage to our reputation and growth prospects.

In addition, we may not be successful in recruiting qualified medical professionals to effectively provide the services that we intend to offer in our own centers and clinics. When we establish our own centers and hospitals under our brand name, we may not be able to immediately gain wide acceptance among patients and, thus, may be unable to attract a sufficient number of patients to our new centers and clinics.

We may encounter difficulties in successfully introducing new services in a timely and cost-effective manner, which could materially and adversely affect our business and operations.

Our new cancer therapy and radiation oncology services may not be well received by our clients, and newly introduced services may not achieve expected results. Furthermore, our services will require specialized knowledge of the industry and comprehensive understanding of the market of medical equipment and consumables. We may misjudge the trend of the industry and the market, and may not be able to develop the appropriate solutions for our clients. The efforts to introduce new services may require substantial investments of additional human capital and financial resources. If we fail to improve our existing services or introduce new ones in a timely or cost-effective manner, our ability to attract and retain clients may be impaired, and our results of operations and prospects may be adversely affected.

Our development of new cancer therapy and radiation oncology centers could result in fluctuations in our short-term financial performance, and newly opened cancer therapy and radiation oncology centers and clinics may not achieve timely profitability, or at all.

New cancer therapy and radiation oncology centers generally have lower income and higher operating costs during the initial stages of their operations. We will also incur substantial expenses before opening new cancer therapy and radiation oncology centers such as labor costs, construction expenditures, renovation costs, rental expenses and equipment costs. Based on our research, it generally takes years for new cancer therapy and radiation oncology centers to achieve monthly breakeven and much longer to recover the initial investment. Accordingly, the timing of new cancer therapy and radiation oncology centers openings may have a significant impact on our future profitability. As a result, our results of operations may fluctuate significantly from period to period, which renders the period-to-period comparisons of our results of operations to be not meaningful in predicting our future performance.

Moreover, we may not be successful in recruiting qualified medical professionals to effectively provide the services that we intend to offer in our new cancer therapy and radiation oncology centers. It could also take significant lead time for newly opened cancer hospitals and clinics to achieve a utilization rate that is profitable, due to factors such as time needed to build patient awareness in the local community. In addition, the opening of new cancer therapy and radiation oncology centers involve regulatory approvals and reviews by various authorities in the U.S., including health authorities. We may not be able to obtain all the required approvals, permits, licenses or certificates in a timely manner or at all. Therefore, we may not be able to immediately utilize or derive revenue from new cancer therapy and radiation oncology centers as anticipated. In addition, the operating results generated from newly opened cancer therapy and radiation oncology centers may not be comparable to the operating results generated from any of our existing businesses. Newly opened cancer therapy and radiation oncology centers may even operate at a loss, which could adversely affect our results of operations.

Our growth plan includes the construction of cancer therapy and radiation oncology centers. If we cannot identify and seize growth opportunities in fast-changing markets, our future growth will face uncertainties.

We plan to build cancer therapy and radiation oncology centers on the east coast of the United States, the implementation process of which will be complex, time-consuming and subject to uncertainty.

We are identifying suitable regions for self-operated cancer therapy and radiation oncology centers by considering a number of factors, including regional market size, existing competition and potential strategic partners. There are uncertainties regarding how successfully we can identify the suitable market, acquire required government approvals in a timely manner and control planned investments. In addition, we may face competition from our existing cancer therapy and radiation oncology centers.

We conduct our business in a heavily regulated industry.

The operation of our cancer therapy and radiation oncology centers is subject to laws and regulations issued by a number of government agencies at the national and local levels. These rules and regulations relate mainly to the procurement of large medical equipment, the pricing of medical services, the operation of radiotherapy and diagnostic imaging equipment, the licensing and operation of medical institutions, the licensing of medical staff and the prohibition on non-profit medical institutions from entering into cooperation agreements with third parties to set up for-profit centers that are not independent legal entities. In addition, our cancer therapy and radiation oncology centers will be subject to periodic license or permit renewal requirements and inspections by various government authorities at the provincial and municipal levels. We are also exposed to potential legal liabilities arising from claims relating to medical incidents, patient privacy, anti-corruption and anti-bribery, and environmental protection. Our growth prospects may be constrained by such rules and regulations, particularly those relating to the procurement of large medical equipment. Moreover, new laws and regulations applicable to our operations may be introduced in the future, or the current applicable ones may otherwise be amended or replaced to impose additional supervision and management requirements. Any changes in laws and regulations could require us to obtain additional licenses, permits or approvals, broaden the scope of our potential liabilities, increase our operating costs and expenses, or even result in the invalidation of our existing licenses.

If we or our future partners fail to comply with such applicable laws and regulations, we could be required to make significant changes to our business or suffer fines or penalties, including the potential loss of our business licenses, the suspension from use of our medical equipment, and the suspension or cessation of operations at cancer therapy and radiation oncology centers in our network.

We are reliant on our core senior management team. If one or more key executives were unable or unwilling to continue in their present positions, our business and results of operations may be adversely affected.

Our business, corporate strategies and future performance depends on our core senior management team comprising our directors, executive officers and other key personnel. If we fail to attract and retain any of our key personnel, or if they are unable or unwilling to continue in their present position due to any reason, we will have to go through a difficult process of replacement. The replacement process will necessarily involve significant time and expenses and may adversely affect our business and results of operations and our business objectives may not be achieved at the pace we expected, or at all.

We compete for skilled and quality employees, and failure to attract and retain them may adversely affect our business and prevent us from achieving our intended level of growth.

Competition for our employees including systems engineers, financial officers and marketing professionals is intense. Our business and success relies on the efforts and standard of work of our employees. If we are unable to attract, motivate and retain skilled and trained employees, or if we are unable to continue to provide attractive compensation packages, our business and operations may be adversely affected and our intended levels and rates of growth may be impended.

We invest significant time and expense in the training and development of our employees. Failure to retain our existing employees will incur further significant costs to find suitable replacements and a duplication of effort for their training, which may affect our operations and our quality of service to customers and third-party merchants may be compromised, resulting in a material adverse effect on our business and results of operations.

If labor costs in the PRC increase substantially, our business and costs of operations may be adversely affected.

In recent years, the Chinese economy has experienced inflationary and labor costs increases. Average wages are projected to continue to increase. Further, under PRC law we are required to pay various statutory employee benefits, including pension, housing fund, medical insurance, work-related injury insurance, unemployment insurance and maternity insurance to designated government agencies for the benefit of our employees. The relevant government agencies may examine whether an employer has made adequate payments to the statutory employee benefits, and those employers who fail to make adequate payments may be subject to late payment fees, fines and/or other penalties. We expect that our labor costs, including wages and employee benefits, will continue to increase. If we are unable to control our labor costs or pass such increased labor costs on to our users by increasing the fees of our services, our financial condition and results of operations may be adversely affected.

Our innovative corporate culture is important to our business, if our culture changes our business and corporate objectives may be adversely affected.

Our corporate culture fosters innovation, a collegiate environment of team effort and encourages creativity, which is important to our business and development of our product pipeline and service upgrades. If we fail to maintain these valuable aspects of our culture during the course of our adaptation into a public company and building the relevant infrastructure, our future success and strategic goals may be affected. Furthermore, we may be unable to retain and attract talent, leading to a negative impact on our business and corporate objectives.

We do not have business insurance coverage.

Insurance companies in China currently do not offer as extensive an array of insurance products as insurance companies in more developed economies. Currently, we do not have any business liability or disruption insurance to cover our operations. We have determined that the costs of insuring for these risks and the difficulties associated with acquiring such insurance on commercially reasonable terms make it impractical for us to have such insurance. Any uninsured business disruptions may result in our incurring substantial costs and the diversion of resources, which could have an adverse effect on our results of operations and financial condition.

If we do not find available sources of liquidity for capital and financing needs, our business and operations may be materially and adversely affected.

We may experience unexpected changes in business conditions, creating additional capital and financing needs. We believe that our current cash and cash equivalents, anticipated cash flows from operating activities, and the loans from third parties or our related parties will be sufficient to meet our anticipated working capital requirements and capital expenditures in the ordinary course of business for the next 12 months. However, we may need additional sources of liquidity if we find and wish to pursue opportunities for investment, acquisition, capital expenditure or otherwise. If our available cash and cash equivalents on hand are insufficient to cover our expected cash requirements, we may seek to issue equity or debt securities or obtain credit facilities. The issuance and sale of additional equity would result in dilution to our shareholders. We cannot guarantee that financing will be available to us under terms acceptable to us, or at all.

●	The incurrence of indebtedness would result in increased fixed obligations and could result in covenants restricting our operations. It could further lead to a number of risks that could adversely affect our operations or financial conditions;

●	default and foreclosure on our assets if our operating revenue is insufficient to repay debt obligations;

●	acceleration of obligations to repay the indebtedness (or other outstanding indebtedness), even if we make all principal and interest payments when due, if we breach any covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

●	our inability to obtain necessary additional financing if the debt security contains covenants restricting our ability to obtain such financing while the debt security is outstanding;

●	diverting a substantial portion of cash flow to pay principal and interest on such debt, which would reduce the funds available for expenses, capital expenditures, acquisitions, and other general corporate purposes;

●	creating potential limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate; and

●	loss that might be incurred due to our overseas investment activities.

If our internal controls over financial reporting are insufficient or ineffective, we may not be able to accurately report our financial results or prevent fraud.

We are subject to reporting obligations under the U.S. securities laws. Section 404 of the Sarbanes-Oxley Act of 2002 requires that we include a management report on such company’s internal control over financial reporting in our annual report on Form 20-F. Our management has concluded that our internal control over financial reporting was effective as of March 31, 2024. See “Item 15. Controls and Procedures.”

During the course of documenting and testing our internal control procedures, in order to satisfy the requirements of Section 404, we may identify weaknesses and deficiencies in our internal control over financial reporting. In addition, if we fail to maintain the adequacy of our internal control over financial reporting, as these standards are modified, supplemented or amended from time to time, we may not be able to conclude on an ongoing basis that we have effective internal control over financial reporting in accordance with Section 404. If we fail to achieve and maintain an effective internal control environment, we could suffer material misstatements in our financial statements and fail to meet our reporting obligations, which would likely cause investors to lose confidence in our reported financial information. This could in turn limit our access to capital markets, harm our results of operations, and lead to a decline in the trading price of our ADSs. Additionally, ineffective internal control over financial reporting could expose us to increased risk of fraud or misuse of corporate assets and subject us to potential delisting from the stock exchange on which we list, regulatory investigations and civil or criminal sanctions. We may also be required to restate our financial statements from prior periods.

Our business, financial performance and results of operations could be adversely affected by deterioration of the relation between China and the United States.

The relation between China and the United States is constantly changing. There was a “trade war” between the two countries in 2019 and tensions exist in other areas such as political, social and health issues, particularly recent disagreements in relation to the COVID-19 pandemic. In light of the recent tensions between China and the United States, there is a risk that our business, the offering and our listing status may be adversely affected by trade restrictions, sanctions and other policies that may be implemented. As we operate in China, any deterioration in political or trade relations might cause a public perception in the United States or elsewhere that might cause our services to become less attractive. The United States lawmakers have introduced several bills intended to protect American investments in Chinese companies. On June 4, 2020, the U.S. President Donald Trump issued PWG, criticizing China’s failure to uphold international commitment to transparency and calling for recommendations to protect U.S. investors from China’s failure to allow audits of U.S.-listed Chinese companies. PWG may impact U.S.-listed Chinese companies if strict compliance with audit requirements and U.S. law or new listing rules or governance standards were imposed. Changes in political conditions and changes in the state of China-U.S. relations are difficult to predict and could adversely affect our business, operating results and financial condition. We cannot predict what effect any changes in China-U.S. relations may have on our ability to access capital or effectively operate our business in China. Moreover, any political or trade controversies between the United States and China, whether or not directly related to our business, could cause investors to be unwilling to hold or buy our ADSs and consequently cause the trading price of our ADSs to decline.

RISKS RELATED TO OUR CORPORATE STRUCTURE

PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay or prevent us from using the proceeds of our initial public offering and the concurrent private placement to make loans to or make additional capital contributions to our PRC subsidiary, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

Under PRC laws and regulations, we are permitted to utilize the proceeds from our initial public offering and the concurrent private placement to fund our PRC subsidiary by making loans to or additional capital contributions to our PRC subsidiary, subject to applicable government registration and approval requirements.

Any loans to our PRC subsidiary, which are treated as foreign-invested enterprises under PRC laws, are subject to PRC regulations and foreign exchange loan registrations. For example, loans by us to our PRC subsidiary to finance their activities cannot exceed statutory limits and must be registered with the local counterpart of the State Administration of Foreign Exchange, or SAFE. According to the Interim Measures on the Management of Foreign Debts promulgated by SAFE, the Ministry of Finance and the National Development and Reform Commission, or the NDRC, on January 8, 2003, the statutory limit for the total amount of foreign debts of a foreign-invested company is the difference between the amount of total investment as approved by the MOC or its local counterpart and the amount of registered capital of such foreign-invested company, or two times of the net assets provided in the latest audited financial report of such PRC subsidiary, as applicable. According to the Circular of the People’s Bank of China on Matters relating to the Comprehensive Macro-prudential Management of Cross-border Financing issued by the People’s Bank of China in January 2017, or Circular 9, and Circular of the People’s Bank of China and the State Administration of Foreign Exchange on Adjusting the Macro-prudential Regulation Parameter for Full-covered Cross-border Financing in March 2020, or Circular 64, the maximum amounts of foreign debt that each company may borrow is determined by reference to its so-called risk-weighted balance of cross-border financing, which may not exceed two times its net assets as indicated in its latest audited financial report. The risk-weighted balance of cross-border financing of a company is calculated based on its outstanding amounts of Renminbi and foreign currency cross-border debt, multiplied by risk conversion factors corresponding to their respective remaining terms, loan categories and currency. However, for a one-year grace period starting from January 11, 2017, a foreign-invested company such as our PRC subsidiaries may elect to determine the maximum amount of its foreign debt in according with the rules in effect prior to Circular 9, or to comply with Circular 9. On the other hand, PRC domestic companies such as our consolidated variable interest entities must comply with Circular 9. Moreover, according to Notice of the National Development and Reform Commission on Promoting the Administrative Reform of the Recordation and Registration System for Enterprises’ Issuance of Foreign Debts issued by the NDRC in September 2015, any loans we extend to our consolidated variable interest entities or other PRC operating companies that are domestic PRC entities for more than one year must be filed with the NDRC or its local counterpart and must also be registered with SAFE or its local branches.

We may also decide to finance our PRC subsidiary by means of capital contributions. These capital contributions must be approved by the MOC or its local counterpart. In addition, SAFE issued a circular in September 2008, SAFE Circular 142, regulating the conversion by a foreign-invested enterprise of foreign currency registered capital into RMB by restricting how the converted RMB may be used. SAFE Circular 142 provides that the RMB capital converted from foreign currency registered capital of a foreign-invested enterprise may only be used for purposes within the business scope approved by the applicable government authority and unless otherwise provided by law, may not be used for equity investments within the PRC. Although on July 4, 2014, the SAFE issued the Circular of the SAFE on Relevant Issues Concerning the Pilot Reform in Certain Areas of the Administrative Method of the Conversion of Foreign Exchange Funds by Foreign-invested Enterprises, or SAFE Circular 36, which launched a pilot reform of the administration of the settlement of the foreign exchange capitals of foreign-invested enterprises in certain designated areas from August 4, 2014 and some of the restrictions under SAFE Circular 142 will not apply to the settlement of the foreign exchange capitals of the foreign-invested enterprises established within the designate areas and such enterprises mainly engaging in investment are allowed to use its RMB capital converted from foreign exchange capitals to make equity investment, our PRC subsidiary is not established within the designated areas. On March 30, 2015, SAFE promulgated Circular 19, to expand the reform nationwide. Circular 19 came into force and replaced both Circular 142 and Circular 36 on June 1, 2015. Circular 19 allows foreign-invested enterprises to make equity investments by using RMB fund converted from foreign exchange capital. However, Circular 19 continues to prohibit foreign-invested enterprises from, among other things, using RMB fund converted from its foreign exchange capitals for expenditure beyond its business scope, providing entrusted loans or repaying loans between non-financial enterprises. On June 9, 2016, the SAFE promulgated Circular 16, which expands the application scope from only the capital of the foreign-invested enterprises to the capital, the foreign debt funds and the funds from oversea public offerings. Also, Circular 16 allows enterprises to use their foreign exchange capitals under their capital account as stipulated by the relevant laws and regulations. On October 23, 2019, the SAFE issued the Notice of the State Administration of Foreign Exchange on Further Facilitating Cross-border Trade and Investment, which, among other things, expanded the use of foreign exchange capital to domestic equity investments. Non-investment foreign-funded enterprises are allowed to lawfully make domestic equity investments by using capital funds, subject to the authenticity and compliance with the regulations of such domestic investment projects (including, among others, the compliance of special administrative measures for access of foreign investments (negative list)). If our consolidated variable interest entities need financial support from us or our wholly owned subsidiaries in the future and we find it necessary to use foreign currency-denominated capital to provide such financial support, our ability to fund our consolidated variable interest entities’ operations will be subject to statutory limits and restrictions, including those described above.

In light of the various requirements imposed by PRC regulations on loans to and direct investment in PRC entities by offshore holding companies, we cannot assure you that we will be able to complete the necessary government registrations or obtain the necessary government approvals on a timely basis, if at all, with respect to future loans to our PRC subsidiary or future capital contributions by us to our PRC subsidiary. If we fail to complete such registrations or obtain such approvals, our ability to use the proceeds we expect to receive from our initial public offering and the concurrent private placement and to capitalize or otherwise fund our PRC operations may be negatively affected, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

RISKS RELATED TO DOING BUSINESS IN THE PEOPLE’S REPUBLIC OF CHINA

There are uncertainties regarding the enforcement of laws and rules and regulations in China, which can change quickly with little advance notice, and there is a risk that the Chinese government may intervene or influence our operations at any time, exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers, which could materially and adversely affect our business and hinder our ability to offer or continue our operations, and cause the value of our securities to significantly decline or become worthless.

Although the audit report included in this prospectus is prepared by an auditor who are currently inspected by the Public Company Accounting Oversight Board (the “PCAOB”), there is no guarantee that future audit reports will be prepared by auditors inspected by the PCAOB and, as such, in the future investors may be deprived of the benefits of such inspection. Furthermore, trading in our securities may be prohibited under the Holding Foreign Companies Accountable Act (the “HFCA Act”) if the SEC subsequently determines our audit work is performed by auditors that the PCAOB is unable to inspect or investigate completely, and as a result, U.S. national securities exchanges, such as Nasdaq, may determine to delist our securities. Furthermore, on December 29, 2022, the Consolidated Appropriations Act, was signed into law by President Biden. The Consolidated Appropriations Act contained, among other things, an identical provision to AHFCAA, which reduce the number of consecutive non-inspection years required for triggering the prohibitions under the HFCA Act from three years to two.

There are substantial uncertainties regarding the interpretation and application of PRC laws and regulations including, but not limited to, the laws and regulations related to our business and the enforcement and performance of our arrangements with customers in certain circumstances. The laws and regulations are sometimes vague and may be subject to future changes, and their official interpretation and enforcement may involve substantial uncertainty. The effectiveness and interpretation of newly enacted laws or regulations, including amendments to existing laws and regulations, may be delayed, and our business may be affected if we rely on laws and regulations which are subsequently adopted or interpreted in a manner different from our understanding of these laws and regulations. New laws and regulations that affect existing and proposed future businesses may also be applied retroactively. We cannot predict what effect the interpretation of existing or new PRC laws or regulations may have on our business. The uncertainties regarding the enforcement of laws and the fact that rules and regulations in mainland China can change quickly with little advance notice could result in a material change in our operations, financial performance and/or cause the value of our securities to significantly decline or become worthless and/or impair our ability to raise money.

The Chinese government may exercise significant oversight and discretion over the conduct of business in the PRC and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of our securities. We are also currently not required to obtain approval from Chinese authorities to list on U.S. exchanges, however, if we are required to obtain approval in the future and are denied permission from Chinese authorities to list on U.S. exchanges, we will not be able to continue listing on U.S. exchange, which would materially affect the interest of the investors. The PRC government may intervene or influence our business operations at any time or may exert more control over offerings conducted overseas and foreign investment in China-based issuers, which could result in a material change in our business operations or the value of our securities. Additionally, the governmental and regulatory interference could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

As an auditor of companies that are registered with the SEC and publicly traded in the United States and a firm registered with the PCAOB, our auditor is required under the laws of the United States to undergo regular inspections by the PCAOB to assess their compliance with the laws of the United States and professional standards.

Although we operate part of our business in mainland China, a jurisdiction where the PCAOB is currently unable to conduct inspections without the approval of the Chinese government authorities, our auditor, OneStop Assurance PAC, the independent registered public accounting firm that issues the audit report included elsewhere in this prospectus, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess our auditor’s compliance with the applicable professional standards. Inspections of other auditors conducted by the PCAOB outside mainland China have at times identified deficiencies in those auditors’ audit procedures and quality control procedures, which may be addressed as part of the inspection process to improve future audit quality. The lack of PCAOB inspections of audit work undertaken in mainland China prevents the PCAOB from regularly evaluating auditors’ audits and their quality control procedures. As a result, if there is any component of our auditor’s work papers become located in mainland China in the future, such work papers will not be subject to inspection by the PCAOB. As a result, investors would be deprived of such PCAOB inspections, which could result in limitations or restrictions to our access of the U.S. capital markets.

As part of a continued regulatory focus in the United States on access to audit and other information currently protected by national law, in particular mainland China’s, in June 2019, a bipartisan group of lawmakers introduced bills in both houses of the U.S. Congress which, if passed, would require the SEC to maintain a list of issuers for which PCAOB is not able to inspect or investigate the audit work performed by a foreign public accounting firm completely. The proposed Ensuring Quality Information and Transparency for Abroad-Based Listings on our Exchanges (“EQUITABLE”) Act prescribes increased disclosure requirements for these issuers and, beginning in 2025, the delisting from U.S. national securities exchanges such as Nasdaq of issuers included on the SEC’s list for three consecutive years. It is unclear if this proposed legislation will be enacted. Furthermore, there have been recent deliberations within the U.S. government regarding potentially limiting or restricting China-based companies from accessing U.S. capital markets. On May 20, 2020, the U.S. Senate passed the Holding Foreign Companies Accountable Act (the “HFCA Act”), which includes requirements for the SEC to identify issuers whose audit work is performed by auditors that the PCAOB is unable to inspect or investigate completely because of a restriction imposed by a non-U.S. authority in the auditor’s local jurisdiction. The U.S. House of Representatives passed the HFCA Act on December 2, 2020, and the HFCA Act was signed into law on December 18, 2020. Additionally, in July 2020, the U.S. President’s Working Group on Financial Markets issued recommendations for actions that can be taken by the executive branch, the SEC, the PCAOB or other federal agencies and department with respect to Chinese companies listed on U.S. stock exchanges and their audit firms, in an effort to protect investors in the United States. In response, on November 23, 2020, the SEC issued guidance highlighting certain risks (and their implications to U.S. investors) associated with investments in China-based issuers and summarizing enhanced disclosures the SEC recommends China-based issuers make regarding such risks. On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCA Act. We will be required to comply with these rules if the SEC identifies us as having a “non-inspection” year (as defined in the interim final rules) under a process to be subsequently established by the SEC. The SEC is assessing how to implement other requirements of the HFCA Act, including the listing and trading prohibition requirements described above. Under the HFCA Act, our securities may be prohibited from trading on Nasdaq or other U.S. stock exchanges if our auditor is not inspected by the PCAOB for three consecutive years, and this ultimately could result in our Ordinary Shares being delisted.

Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act (“AHFCAA”), which, if enacted, would amend the HFCA Act and require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three and would reduce the time before our securities may be prohibited from trading or delisted. On September 22, 2021, the PCAOB adopted a final rule implementing the AHFCAA, which provides a framework for the PCAOB to use when determining, as contemplated under the AHFCAA, whether the Board is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction. On November 5, 2021, the SEC approved the PCAOB’s Rule 6100, Board Determinations Under the HFCA Act. On December 2, 2021, the SEC issued amendments to finalize rules implementing the submission and disclosure requirements in the HFCA Act. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions. On December 16, 2021, the PCAOB issued a Determination Report which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (1) mainland China of the PRC, and (2) Hong Kong. In addition, the PCAOB’s report identified the specific registered public accounting firms which are subject to these determinations. On December 29, 2022, the Consolidated Appropriations Act, was signed into law by President Biden. The Consolidated Appropriations Act contained, among other things, an identical provision to AHFCAA, which reduce the number of consecutive non-inspection years required for triggering the prohibitions under the HFCA Act from three years to two. Our auditor, OneStop Assurance PAC, is headquartered in Singapore, not mainland China or Hong Kong and was not identified in this report as a firm subject to the PCAOB’s determination. Therefore, our auditor is not currently subject to the determinations announced by the PCAOB on December 16, 2021, and it is currently subject to the PCAOB inspections.

While our auditor is based in the Singapore and is registered with the PCAOB and has been inspected by the PCAOB on a regular basis, in the event it is later determined that the PCAOB is unable to inspect or investigate completely our auditor because of a position taken by an authority in a foreign jurisdiction, then such lack of inspection could cause trading in the our securities to be prohibited under the HFCA Act, and ultimately result in a determination by a securities exchange to delist our securities. In addition, the recent developments would add uncertainties to the listing and trading of our Class A ordinary shares and we cannot assure you whether Nasdaq or regulatory authorities would apply additional and more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach or experience as it relates to the audit of our financial statements. It remains unclear what the SEC’s implementation process related to the above rules will entail or what further actions the SEC, the PCAOB or Nasdaq will take to address these issues and what impact those actions will have on U.S. companies that have significant operations in the PRC and have securities listed on a U.S. stock exchange (including a national securities exchange or over-the-counter stock market). In addition, the above amendments and any additional actions, proceedings, or new rules resulting from these efforts to increase U.S. regulatory access to audit information could create some uncertainty for investors, the market price of our ADSs could be adversely affected, and we could be delisted if we and our auditor are unable to meet the PCAOB inspection requirement or being required to engage a new audit firm, which would require significant expense and management time.

On August 26, 2022, the PCAOB signed a Statement of Protocol (the “SOP”) Agreements with the CSRC and China’s Ministry of Finance. The SOP Agreement, together with two protocol agreements (collectively, “SOP Agreements”), governs inspections and investigations of audit firms based in mainland China and Hong Kong, taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong. Pursuant to the fact sheet with respect to the Protocol disclosed by the SEC, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. On December 15, 2022, the PCAOB Board determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB Board will consider the need to issue a new determination. Delisting of our ADSs would force holders of our ADSs to sell their ADSs. The market price of our ADSs could be adversely affected as a result of anticipated negative impacts of these executive or legislative actions upon, as well as negative investor sentiment towards, companies with significant operations in China that are listed in the United States, regardless of whether these executive or legislative actions are implemented and regardless of our actual operating performance.

The recent joint statement by the SEC, proposed rule changes submitted by Nasdaq, and an act passed by the U.S. Senate and the U.S. House of Representatives, all call for additional and more stringent criteria to be applied to emerging market companies. These developments could add uncertainties to our business operations, share price and reputation.

U.S. public companies that have substantially all of their operations in China have been the subject of intense scrutiny, criticism and negative publicity by investors, financial commentators and regulatory agencies, such as the SEC. Much of the scrutiny, criticism and negative publicity has centered on financial and accounting irregularities and mistakes, a lack of effective internal controls over financial accounting, inadequate corporate governance policies or a lack of adherence thereto and, in many cases, allegations of fraud.

On December 7, 2018, the SEC and the PCAOB issued a joint statement highlighting continued challenges faced by the U.S. regulators in their oversight of financial statement audits of U.S.-listed companies with significant operations in China. On April 21, 2020, SEC Chairman Jay Clayton and PCAOB Chairman William D. Duhnke III, along with other senior SEC staff, released a joint statement highlighting the risks associated with investing in companies based in or have substantial operations in emerging markets including China, reiterating past SEC and PCAOB statements on matters including the difficulty associated with inspecting accounting firms and audit work papers in China and higher risks of fraud in emerging markets and the difficulty of bringing and enforcing SEC, Department of Justice and other U.S. regulatory actions, including in instances of fraud, in emerging markets generally.

On May 18, 2020, Nasdaq filed three proposals with the SEC to (i) apply minimum offering size requirement for companies primarily operating in a “Restrictive Market”, (ii) adopt a new requirement relating to the qualification of management or board of director for Restrictive Market companies, and (iii) apply additional and more stringent criteria to an applicant or listed company based on the qualifications of the company’s auditors.

On May 20, 2020, the U.S. Senate passed the Holding Foreign Companies Accountable Act requiring a foreign company to certify it is not owned or controlled by a foreign government if the PCAOB is unable to audit specified reports because the company uses a foreign auditor not subject to PCAOB inspection. If the PCAOB is unable to inspect the company’s auditors for three consecutive years, the issuer’s securities are prohibited to trade on a national exchange. On December 2, 2020, the U.S. House of Representatives approved the Holding Foreign Companies Accountable Act.

On May 21, 2021, Nasdaq filed three proposals with the SEC to (i) apply minimum offering size requirement for companies primarily operating in a “Restrictive Market”, (ii) prohibit Restrictive Market companies from directly listing on Nasdaq Capital Market, and only permit them to list on Nasdaq Global Select or Nasdaq Global Market in connection with a direct listing and (iii) apply additional and more stringent criteria to an applicant or listed company based on the qualifications of the company’s auditors.

As a result of these scrutiny, criticism and negative publicity, the publicly traded stock of many U.S. listed Chinese companies sharply decreased in value and, in some cases, has become virtually worthless. Many of these companies are now subject to shareholder lawsuits and SEC enforcement actions and are conducting internal and external investigations into the allegations. It is not clear what effect this sector-wide scrutiny, criticism and negative publicity will have on us, our business and our share price. If we become the subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, we will have to expend significant resources to investigate such allegations and/or defend our company. This situation will be costly and time consuming and distract our management from developing our growth. If such allegations are not proven to be groundless, we and our business operations will be severely affected and you could sustain a significant decline in the value of our share.

There may be changes in the regulations of PRC government bodies and agencies relating to VAT collection procedure and ACTCS business

PRC laws, regulations and policies concerning VAT collection procedures and ACTCS business are evolving and the PRC government authorities may promulgate new laws, regulations and policies in the future. We cannot assure you that our practices would not be deemed to violate any PRC laws, regulations or policies either now or in the future.

Moreover, developments in the ACTCS service industry may lead to changes in PRC laws, regulations and policies or in the interpretation and application of existing laws, regulations and policies, which may limit or restrict the ACTCS hardware and services we offer. Furthermore, we cannot rule out the possibility that the PRC government will institute a new licensing regime covering services we provide in the future. If such a licensing regime were introduced, we cannot assure you that we would be able to obtain any newly required license in a timely manner, or at all, which could materially and adversely affect our business and impede our ability to continue our operations.

Failure to comply with laws and regulations applicable to our business could subject us to fines and penalties and could also cause us to lose customers or otherwise harm our business.

Our business is subject to regulation by various governmental agencies in China, including agencies responsible for monitoring and enforcing compliance with various legal obligations, such as value-added telecommunication laws and regulations, privacy and data protection-related laws and regulations, intellectual property laws, employment and labor laws, workplace safety, environmental laws, consumer protection laws, governmental trade laws, import and export controls, anti-corruption and anti-bribery laws, and tax laws and regulations. In certain jurisdictions, these regulatory requirements may be more stringent than in China. These laws and regulations impose added costs on our business. Noncompliance with applicable regulations or requirements could subject us to:

●	investigations, enforcement actions, and sanctions;

●	mandatory changes to our network and products;

●	disgorgement of profits, fines, and damages;

●	civil and criminal penalties or injunctions;

●	claims for damages by our customers or channel partners;

●	termination of contracts;

●	loss of intellectual property rights;

●	failure to obtain, maintain or renew certain licenses, approvals, permits, registrations or filings necessary to conduct our operations; and

●	temporary or permanent debarment from sales to public service organizations.

If any governmental sanctions are imposed, or if we do not prevail in any possible civil or criminal litigation, our business, results of operations, and financial condition could be adversely affected. In addition, responding to any action will likely result in a significant diversion of our management’s attention and resources and an increase in professional fees. Enforcement actions and sanctions could materially harm our business, results of operations, and financial condition.

Additionally, companies in the technology industry have recently experienced increased regulatory scrutiny. Any reviews by regulatory agencies or legislatures may result in substantial regulatory fines, changes to our business practices, and other penalties, which could negatively affect our business and results of operations. Changes in social, political, and regulatory conditions or in laws and policies governing a wide range of topics may cause us to change our business practices. Further, our expansion into a variety of new fields also could raise a number of new regulatory issues. These factors could negatively affect our business and results of operations in material ways.

Moreover, we are exposed to the risk of misconduct, errors and failure to functions by our management, employees and parties that we collaborate with, who may from time to time be subject to litigation and regulatory investigations and proceedings or otherwise face potential liability and penalties in relation to noncompliance with applicable laws and regulations, which could harm our reputation and business.

In light of recent events indicating greater oversight by the Cyberspace Administration of China, or CAC, over data security, particularly for companies seeking to list on a foreign exchange, we are subject to a variety of laws and other obligations regarding cybersecurity and data protection, and any failure to comply with applicable laws and obligations could have a material and adverse effect on our business, our listing on NASDAQ, financial condition, and results of operations.

We are subject relating various risks and costs associated with to the collection, use, sharing, retention, security, and transfer of confidential and private information, such as personal information and other data. This data is wide ranging and relates to our customers and any other third parties. Our compliance obligations include those relating to the Data Protection Act (As Revised) of the Cayman Islands and the relevant PRC laws in this regard. These PRC laws apply not only to third-party transactions, but also to transfers of information among us and our PRC subsidiaries, and other parties with which we have commercial relations. These laws continue to develop, and the PRC government may adopt other rules and restrictions in the future. Non-compliance could result in penalties or other significant legal liabilities.

Pursuant to the PRC Cybersecurity Law, which was promulgated by the Standing Committee of the National People’s Congress on November 7, 2016 and took effect on June 1, 2017, personal information and important data collected and generated by a critical information infrastructure operator in the course of its operations in China must be stored in China, and if a critical information infrastructure operator purchases internet products and services that affects or may affect national security, it should be subject to cybersecurity review by the CAC. Due to the lack of further interpretations, the exact scope of “critical information infrastructure operator” remains unclear. On December 28, 2021, the CAC and other relevant PRC governmental authorities jointly promulgated the Cybersecurity Review Measures (the “new Cybersecurity Review Measures”) to replace the original Cybersecurity Review Measures. The new Cybersecurity Review Measures took effect on February 15, 2022. Pursuant to the new Cybersecurity Review Measures, if critical information infrastructure operators purchase network products and services, or network platform operators conduct data processing activities that affect or may affect national security, they will be subject to cybersecurity review. A network platform operator holding more than one million users/users’ individual information also shall be subject to cybersecurity review before listing abroad. The cybersecurity review will evaluate, among others, the risk of critical information infrastructure, core data, important data, or a large amount of personal information being influenced, controlled or maliciously used by foreign governments and risk of network data security after going public overseas. In the opinion of our PRC counsel, Hebei Changjun Law Firm we are not subject to cybersecurity review, because: (i) we do not collect or maintain personal information in our business operations and (ii) data processed in our business does not have a bearing on national security and thus may not be classified as core or important data by the authorities. However, Hebei Changjun Law Firm has also advised us that since the regulatory authorities have discretion in this regard, whether an entity is subject to cybersecurity review shall still subject to the regulatory authorities’ view. In addition, we currently do not have over one million users’ personal information and do not anticipate to collect over one million users’ personal information in the foreseeable future. If we ever became subject to the cybersecurity review of CAC in the future as the applicable rules, regulations, policies or the interpretation thereof change, during such review, we may be required to suspend our operation or experience other disruptions to our operations. Cybersecurity review could also result in negative publicity with respect to our company and diversion of our managerial and financial resources.

Furthermore, if we were found to be in violation of applicable laws and regulations in China during such review, we could be subject to administrative penalties, such as warnings, fines, or service suspension. Therefore, cybersecurity review could materially and adversely affect our business, financial condition, and results of operations.

In addition, the PRC Data Security Law, which was promulgated by the Standing Committee of the National People’s Congress on June 10, 2021 and took effect on September 1, 2021, requires data collection to be conducted in a legitimate and proper manner, and stipulates that, for the purpose of data protection, data processing activities must be conducted based on data classification and hierarchical protection system for data security. As the Data Security Law was recently promulgated, we may be required to make further adjustments to our business practices to comply with this law. If our data processing activities were found to be not in compliance with this law, we could be ordered to make ‘corrections, and under certain serious circumstances, such as severe data divulgence, we could be subject to penalties, including the revocation of our business licenses or other permits. Furthermore, the recently issued Opinions on Strictly Cracking Down Illegal Securities Activities in Accordance with the Law require (i) speeding up the revision of the provisions on strengthening the confidentiality and archives management relating to overseas issuance and listing of securities and (ii) improving the laws and regulations relating to data security, cross-border data flow, and management of confidential information. As there remain uncertainties regarding the further interpretation and implementation of those laws and regulations, we cannot assure you that we will be compliant such new regulations in all respects, and we may be ordered to rectify and terminate any actions that are deemed illegal by the regulatory authorities and become subject to fines and other sanctions. As a result, we may be required to suspend our relevant businesses, shut down our website, take down our operating applications, or face other penalties, which may materially and adversely affect our business, financial condition, and results of operations.

On August 20, 2021, the Standing Committee of the National People’s Congress of China promulgated the PIPL, which took effect in November 2021. As the first systematic and comprehensive law specifically for the protection of personal information in the PRC, the PIPL provides, among others, that (i) an individual’s consent shall be obtained to use sensitive personal information, such as biometric characteristics and individual location tracking, (ii) personal information operators using sensitive personal information shall notify individuals of the necessity of such use and impact on the individual’s rights, and (iii) where personal information operators reject an individual’s request to exercise his or her rights, the individual may file a lawsuit with a People’s Court. As uncertainties remain regarding the interpretation and implementation of the PIPL, we cannot assure you that we will comply with the PIPL in all respects, we may become subject to fines and/or other penalties which may have material adverse effect on our business, operations and financial condition.

While we take measures to comply with all applicable data privacy and protection laws and regulations, we cannot guarantee the effectiveness of the measures undertaken by us. However, compliance with any additional laws could be expensive, and may place restrictions on our business operations and the manner in which we interact with our users. In addition, any failure to comply with applicable cybersecurity, privacy, and data protection laws and regulations could result in proceedings against us by government authorities or others, including notification for rectification, confiscation of illegal earnings, fines, or other penalties and legal liabilities against us, which could materially and adversely affect our business, financial condition, results of operations and the value of our ADSs. In addition, any negative publicity on our website or platform’s safety or privacy protection mechanism and policy could harm our public image and reputation and materially and adversely affect our business, financial condition, and results of operations.

The approval of the China Securities Regulatory Commission, or the CSRC, may be required in connection with an offering under PRC rules, regulations, or policies, and, if required, we cannot predict whether or how soon we will be able to obtain such approval. As a result, both you and us fact uncertainty about future actions by the PRC government that could significantly affect our business, our listing on Nasdaq, financial condition and results of operations.

On August 8, 2006, six PRC regulatory agencies, including the MOFCOM, the State-Owned Assets Supervision and Administration Commission, or the SASAC, the SAT, the State Administration for Industry and Commerce, or the SAIC, the CSRC, and the State Administration of Foreign Exchange, or the SAFE, jointly adopted the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, or the M&A Rules, which came into effect on September 8, 2006 and were amended on June 22, 2009. The M&A Rules include, among other things, provisions that purport to require that an offshore special purpose vehicle that is controlled by PRC domestic companies or individuals and that has been formed for the purpose of an overseas listing of securities through acquisitions of PRC domestic companies or assets to obtain the approval of the CSRC prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange. On September 21, 2006, the CSRC published on its official website procedures regarding its approval of overseas listings by special purpose vehicles. However, substantial uncertainty remains regarding the scope and applicability of the M&A Rules to offshore special purpose vehicles.

While the application of the M&A Rules remains unclear, we believe, based on the advice of our PRC legal counsel, Hebei Changjun Law Firm that the CSRC approval is not required for the listing and trading our ADSs on the Nasdaq Capital Market because Qingdao Akso Health Management Co., Ltd., or our WFOE was incorporated as a foreign-invested enterprise by means of foreign direct investments rather than by merger with or acquisition of any PRC domestic companies as defined under the M&A Rules. There can be no assurance that the relevant PRC government agencies, including the CSRC, would reach the same conclusion as our PRC legal counsel. If the CSRC or other PRC regulatory body subsequently determines that we need to obtain the CSRC’s approval for our offering or if the CSRC or any other PRC government authorities promulgates any interpretation or implements rules that would require us to obtain CSRC or other governmental approvals for our offering, we may face adverse actions or sanctions by the CSRC or other PRC regulatory agencies. In any such event, these regulatory agencies may impose fines and penalties on our operations in China, limit our operating privileges in China, delay or restrict the repatriation of the proceeds from our offerings into the PRC, restrictions on or prohibition of the payments or remittance of dividends by our subsidiaries in China, or other actions that could have a material and adverse effect on our business, reputation, financial condition, results of operations, prospects, as well as the trading price of the ADSs. The CSRC or other PRC regulatory agencies may also take actions requiring us, or making it advisable for us, to halt our offering before settlement and delivery of the Ordinary Shares that we are offering. Consequently, if you engage in market trading or other activities in anticipation of and prior to settlement and delivery, you would be doing so at the risk that the settlement and delivery may not occur. In addition, if the CSRC or other regulatory agencies later promulgate new rules or explanations requiring us to obtain their approvals for our offering, we may be unable to obtain waivers of such approval requirements. Any uncertainties or negative publicity regarding such approval requirements could materially and adversely affect the trading price of our ADSs.

As of the date of this prospectus, as advised by our PRC counsel, Hebei Changjun Law Firm, we and our subsidiaries, (1) currently are not required to obtain permissions from any PRC authorities to list or trade our ADSs in foreign stock exchanges, (2) are not subject to permission requirements from the CSRC, CAC or any other entity that is required to approve of our PRC subsidiaries’ operations, and (3) have not received or were denied such permissions by any PRC authorities. Nevertheless, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the “Opinions on Severely Cracking Down on Illegal Securities Activities According to Law,” or the Opinions, which were made available to the public on July 6, 2021. The Opinions emphasized the need to strengthen the administration over illegal securities activities, and the need to strengthen the supervision over overseas listings by Chinese companies. Given the current PRC regulatory environment, it is uncertain when and whether we or our PRC subsidiaries, will be required to obtain permission from the PRC government to list on U.S. exchanges in the future, and even when such permission is obtained, whether it will be denied or rescinded. We have been closely monitoring regulatory developments in China regarding any necessary approvals from the CSRC or other PRC governmental authorities required for overseas listings. As of the date of this prospectus, we have not received any inquiry, notice, warning, sanctions or regulatory objection to this offering from the CSRC or other PRC governmental authorities. However, there remains significant uncertainty as to the enactment, interpretation and implementation of regulatory requirements related to overseas securities offerings and other capital markets activities.

On February 17, 2023, the CSRC promulgated the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Measures”), which took effect on March 31, 2023. The Trial Measures clarified and emphasized several aspects, which include but are not limited to: (1) comprehensive determination of the “indirect overseas offering and listing by PRC domestic companies” in compliance with the principle of “substance over form” and particularly, an issuer will be required to go through the filing procedures under the Trial Measures if the following criteria are met at the same time: a) 50% or more of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent accounting year is accounted for by PRC domestic companies, and b) the main parts of the issuer’s business activities are conducted in mainland China, or its main places of business are located in mainland China, or the senior managers in charge of its business operation and management are mostly Chinese citizens or domiciled in mainland China; (2) exemptions from immediate filing requirements for issuers that a) have already been listed or registered but not yet listed in foreign securities markets, including U.S. markets, prior to the effective date of the Trial Measures, and b) are not required to re-perform the regulatory procedures with the relevant overseas regulatory authority or the overseas stock exchange, c) whose such overseas securities offering or listing shall be completed before September 30, 2023, provided however that such issuers shall carry out filing procedures as required if they conduct refinancing or are involved in other circumstances that require filing with the CSRC; (3) a negative list of types of issuers banned from listing or offering overseas, such as (a) issuers whose listing or offering overseas have been recognized by the State Council of the PRC as possible threats to national security, (b) issuers whose affiliates have been recently convicted of bribery and corruption, (c) issuers under ongoing criminal investigations, and (d) issuers under major disputes regarding equity ownership; (4) issuers’ compliance with web security, data security, and other national security laws and regulations; (5) issuers’ filing and reporting obligations, such as obligation to file with the CSRC after it submits an application for initial public offering to overseas regulators, and obligation after offering or listing overseas to report to the CSRC material events including change of control or voluntary or forced delisting of the issuer; and (6) the CSRC’s authority to fine both issuers and their shareholders between 1 and 10 million RMB for failure to comply with the Trial Measures, including failure to comply with filing obligations or committing fraud and misrepresentation.

Changes in the policies of the PRC government could have a significant impact upon our ability to operate profitably in the PRC.

We conduct all of our operations and all of our revenue is generated in the PRC. Accordingly, economic, political and legal developments in the PRC will significantly affect our business, financial condition, results of operations and prospects. Policies of the PRC government can have significant effects on economic conditions in the PRC and the ability of businesses to operate profitably. Our ability to operate profitably in the PRC may be adversely affected by changes in policies by the PRC government, including changes in laws, regulations or their interpretation, particularly those dealing with the Internet, including censorship and other restriction on material which can be transmitted over the Internet, security, intellectual property, money laundering, taxation and other laws that affect our ability to operate our website.

Because our business is dependent upon government policies that encourage a market-based economy, change in the political or economic climate in the PRC may impair our ability to operate profitably, if at all.

Although the PRC government has been pursuing a number of economic reform policies for more than two decades, the PRC government continues to exercise significant control over economic growth in the PRC. Because of the nature of our business, we are dependent upon the PRC government pursuing policies that encourage private ownership of businesses. Restrictions on private ownership of businesses would affect the VAT filing and collection in general and businesses using ACTCS in particular. We cannot assure you that the PRC government will pursue policies favoring a market-oriented economy or that existing policies will not be significantly altered, especially in the event of a change in leadership, social or political disruption, or other circumstances affecting political, economic and social life in the PRC.

PRC laws and regulations governing our current business operations are sometimes vague and uncertain and any changes in such laws and regulations may impair our ability to operate profitable.

There are substantial uncertainties regarding the interpretation and application of PRC laws and regulations including, but not limited to, the laws and regulations governing our business and the enforcement and performance of our arrangements with customers in certain circumstances. The laws and regulations are sometimes vague and may be subject to future changes, and their official interpretation and enforcement may involve substantial uncertainty. The effectiveness and interpretation of newly enacted laws or regulations, including amendments to existing laws and regulations, may be delayed, and our business may be affected if we rely on laws and regulations which are subsequently adopted or interpreted in a manner different from our understanding of these laws and regulations. New laws and regulations that affect existing and proposed future businesses may also be applied retroactively. We have substantially operations conducted by our VIEs in China, which are governed by PRC laws, rules and regulations. Our PRC subsidiaries and the VIEs are subject to laws and regulations applicable to foreign investment in China. We cannot predict what effect the interpretation of existing or new PRC laws or regulations may have on our business.

The PRC legal system is a civil law system based on written statutes. Unlike the common law system, prior court decisions under the civil law system may be cited for reference but have limited precedential value. Since these laws and regulations are relatively new and the PRC legal system continues to rapidly evolve, the interpretations of many laws, regulations and rules are not always uniform and the enforcement of these laws, regulations and rules involves uncertainties.

In 1979, the PRC government began to promulgate a comprehensive system of laws and regulations governing economic matters in general. The overall effect of legislation over the past three decades has significantly enhanced the protections afforded to various forms of foreign investments in China. However, China has not developed a fully integrated legal system, and recently enacted laws and regulations may not sufficiently cover all aspects of economic activities in China. In particular, the interpretation and enforcement of these laws and regulations involve uncertainties. Since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory provisions and contractual terms, it may be difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy. These uncertainties may affect our judgment on the relevance of legal requirements and our ability to enforce our contractual rights or tort claims. In addition, the regulatory uncertainties may be exploited through unmerited or frivolous legal actions or threats in attempts to extract payments or benefits from us.

Furthermore, the PRC legal system is based in part on government policies and internal rules, some of which are not published on a timely basis or at all and may have retroactive effect. As a result, we may not be aware of our violation of any of these policies and rules until sometime after the violation. In addition, any administrative and court proceedings in China may be protracted, resulting in substantial costs and diversion of resources and management attention.

From time to time, we may have to resort to administrative and court proceedings to enforce our legal rights. However, since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory and contractual terms, it may be more difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy than in more developed legal systems. Furthermore, the PRC legal system is based in part on government policies and internal rules (some of which are not published in a timely manner or at all) that may have retroactive effect. As a result, we may not be aware of our violation of these policies and rules until sometime after the violation. Such uncertainties, including uncertainty over the scope and effect of our contractual, property (including intellectual property) and procedural rights, and any failure to respond to changes in the regulatory environment in China could materially and adversely affect our business and impede our ability to continue our operations.

Recently, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the “Opinions on Strictly Cracking Down Illegal Securities Activities in Accordance with the Law,” or the Opinions, which was made available to the public on July 6, 2021. The Opinions emphasized the need to strengthen the administration over illegal securities activities, and the need to strengthen the supervision over overseas listings by Chinese companies. Effective measures, such as promoting the construction of relevant regulatory systems will be taken to deal with the risks and incidents of China-concept overseas listed companies, and cybersecurity and data privacy protection requirements and similar matters. The Opinions and any related implementing rules to be enacted may subject us to compliance requirement in the future.

Changes in China’s macroeconomic, socio-political conditions or government policies could have a material adverse effect on our business and results of operations.

All of our operations are located in China. Accordingly, our business, prospects, financial condition and results of operations are affected significantly by the political, economic and social climate in China and continuously by the economic performance of China as a whole.

The Chinese economy is unique from the economies of most developed countries in many respects, the more salient aspects include the amount of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. Although the Chinese government has implemented measures emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets and the establishment of improved corporate governance in business enterprises, a substantial portion of productive assets in China is still state-owned. In addition, the Chinese government continues to play a significant role in regulating industry development by imposing industrial policies. The Chinese government also exercises significant control over China’s economic growth through allocating resources, controlling payment of foreign currency-denominated obligations, setting the monetary policy, and determining the different levels of treatment accorded to different industries and companies in accordance with its national development policy.

While the Chinese economy has experienced significant growth over the past decades, the growth rate has had sporadic bursts, across geographically and among various sectors and industries. The Chinese government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures may benefit the overall Chinese economy, but may have a negative effect on us. For example, our financial condition and results of operations may be adversely affected by government control over capital investments or changes in tax regulations. In addition, in the past the Chinese government has implemented certain measures, including interest rate increases, to control the pace of economic growth. These measures may cause decreased economic activity in China, and since 2012, China’s economic growth has slowed down. Any prolonged slowdown in the Chinese economy may reduce the demand for our products and services and materially and adversely affect our business and results of operations.

Substantial uncertainties exist with respect to the interpretation and implementation of the newly enacted PRC Foreign Investment Law and how it may impact the viability of our current corporate structure, corporate governance and business operations.

On March 15, 2019, the National People’s Congress approved the Foreign Investment Law, which came into effect on January 1, 2020 and replaced the trio of existing laws regulating foreign investment in China, namely, the Sino-foreign Equity Joint Venture Enterprise Law, the Sino-foreign Cooperative Joint Venture Enterprise Law and the Wholly Foreign-invested Enterprise Law, together with their implementation rules and ancillary regulations. The Foreign Investment Law embodies an expected PRC regulatory trend to rationalize its foreign investment regulatory regime in line with prevailing international practice and the legislative efforts to unify the corporate legal requirements for both foreign and domestic investments. However, since the Foreign Investment Law is relatively new, uncertainties still exist in relation to its interpretation and implementation. For instance, under the Foreign Investment Law, “foreign investment” refers to the investment activities directly or indirectly conducted by foreign individuals, enterprises or other entities in China. Although it does not explicitly classify contractual arrangements as a form of foreign investment, there is no assurance that foreign investment via contractual arrangement would not be interpreted as a type of indirect foreign investment activities under the definition in the future. In addition, the definition contains a catch-all provision which includes investments made by foreign investors through means stipulated in laws or administrative regulations or other methods prescribed by the State Council. Therefore, it still leaves leeway for future laws, administrative regulations or provisions promulgated by the State Council to provide for contractual arrangements as a form of foreign investment. In any of these cases, it will be uncertain whether our contractual arrangements will be deemed to be in violation of the market access requirements for foreign investment under the PRC laws and regulations. Furthermore, if future laws, administrative regulations or provisions prescribed by the State Council mandate further actions to be taken by companies with respect to existing contractual arrangements, we may face substantial uncertainties as to whether we can complete such actions in a timely manner, or at all. Failure to take timely and appropriate measures to cope with any of these or similar regulatory compliance challenges could materially and adversely affect our current corporate structure, corporate governance and business operations.

We may be adversely affected by the complexity, uncertainties and changes in PRC regulation of Internet-related businesses and companies, and any lack of requisite approvals, licenses or permits applicable to our business may have a material adverse effect on our business and results of operations.

The PRC government extensively regulates the Internet industry, including foreign ownership of, and the licensing and permit requirements pertaining to, companies in the Internet industry. These Internet-related laws and regulations are relatively new and evolving, and their interpretation and enforcement involve significant uncertainties. As a result, in certain circumstances it may be difficult to determine what actions or omissions may be deemed to be in violation of applicable laws and regulations.

We have only contractual control over our website. We do not directly own the website due to the restriction of foreign investment in businesses providing value-added telecommunication services in China, including Internet information provision services. This may significantly disrupt our business, subject us to sanctions, compromise enforceability of related contractual arrangements, or have other harmful effects on us.

The evolving PRC regulatory system for the Internet industry may lead to the establishment of new regulatory agencies. For example, in May 2011, the State Council announced the establishment of a new department, the State Internet Information Office (with the involvement of the State Council Information Office, the Ministry of Industry and Information Technology, or the MIIT, and the Ministry of Public Security). The primary role of this new agency is to facilitate the policy-making and legislative development in this field, to direct and coordinate with the relevant departments in connection with online content administration and to deal with cross-ministry regulatory matters in relation to the Internet industry.

Fluctuations in exchange rates could have a material adverse effect on our results of operations and the value of your investment.

A portion of our revenues and expenditures are denominated in RMB, and the functional currency for our PRC subsidiary and consolidated variable interest entities is RMB, whereas our reporting currency is the U.S. dollar. Any significant revaluation of RMB may materially and adversely affect our cash flows, revenues, earnings and financial position, and the value of, and any dividends payable on, our ADSs in U.S. dollars. For example, to the extent that we need to convert U.S. dollars we receive from our initial public offering into RMB to pay our operating expenses, appreciation of the RMB against the U.S. dollar would have an adverse effect on the RMB amount we would receive from the conversion. If we decide to convert our RMB into U.S. dollars for the purpose of making payments for dividends on our ordinary shares or for other business purposes, appreciation of the U.S. dollar against the RMB would have a negative effect on the U.S. dollar amount available to us. Moreover, a significant depreciation of the RMB against the U.S. dollar may significantly reduce our earnings translated in the U.S. dollars, which in turn could adversely affect the price of our ADSs. Furthermore, fluctuations in currencies relative to the periods in which the earnings are generated may make it more difficult to perform period-to-period comparisons of our reported results of operations.

The value of the RMB against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in China’s political and economic conditions and foreign exchange policies. It is difficult to predict how market forces or PRC or U.S. government policy may impact the exchange rate between the RMB and the U.S. dollar in the future. In the year ended March 31, 2022, the value of the RMB appreciated approximately by 3.2% against of the U.S dollar. In the year ended March 31, 2023, the value of the RMB depreciated by approximately 8.3% against the U.S. dollar. And in the year ended March 31, 2024, the value of the RMB depreciated by approximately 5.1% against the U.S. dollar. With the development of the foreign exchange market and progress towards interest rate liberalization and RMB internationalization, the PRC government may in the future announce further changes to the exchange rate system and there is no guarantee that the RMB will not appreciate or depreciate significantly in value against the U.S. dollar in the future.

Very limited hedging options are available in China to reduce our exposure to exchange rate fluctuations. To date, we have not entered into any hedging transactions in an effort to reduce our exposure to foreign currency exchange risk. While we may decide to enter into hedging transactions in the future, the availability and effectiveness of these hedges may be limited and we may not be able to adequately hedge our exposure or at all. In addition, our currency exchange losses may be magnified by PRC exchange control regulations that restrict our ability to convert RMB into foreign currency. As a result, fluctuations in exchange rates may have a material adverse effect on your investment.

Governmental control of currency conversion may limit our ability to utilize our net revenues effectively and affect the value of your investment.

The PRC government imposes controls on the convertibility of the RMB into foreign currencies and, in certain cases, the remittance of currency out of China. We receive substantially all of our net revenues in RMB. Under our current corporate structure, our company in the Cayman Islands relies on dividend payments from our PRC subsidiary to fund any cash and financing requirements we may have. Under existing PRC foreign exchange regulations, payments of current account items, such as profit distributions and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval from SAFE by complying with certain procedural requirements. Therefore, our PRC subsidiary is able to pay dividends in foreign currencies to us without prior approval from SAFE, subject to the condition that the remittance of such dividends outside of the PRC complies with certain procedures under PRC foreign exchange regulation, such as the overseas investment registrations by the beneficial owners of our company who are PRC residents. However, approval from or registration with appropriate government authorities is required where RMB is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. The PRC government may also at its discretion restrict access in the future to foreign currencies for current account transactions. If the foreign exchange control system prevents us from obtaining sufficient foreign currencies to satisfy our foreign currency demands, we may not be able to pay dividends in foreign currencies to our shareholders, including holders of our ADSs.

Failure to make adequate contributions to various employee benefit plans as required by PRC regulations may subject us to penalties.

We are required under PRC laws and regulations to participate in various government sponsored employee benefit plans, including certain social insurance, housing funds and other welfare-oriented payment obligations, and contribute to the plans in amounts equal to certain percentages of salaries, including bonuses and allowances, of our employees up to a maximum amount specified by the local government from time to time at locations where we operate our businesses. The requirement of employee benefit plans has not been implemented consistently by the local governments in China given the different levels of economic development in different locations. We have not made adequate employee benefit payments. We may be required to make up the contributions for these plans as well as to pay late fees and fines. If we are subject to late fees or fines in relation to the underpaid employee benefits, our financial condition and results of operations may be adversely affected.

The M&A Rules and certain other PRC regulations establish complex procedures for some acquisitions of Chinese companies by foreign investors, which could make it more difficult for us to pursue growth through acquisitions in China.

The Regulations on Mergers and Acquisitions of Domestic Companies by Foreign Investors, or the M&A Rules, adopted by six PRC regulatory agencies in 2006 and amended in 2009, and some other regulations and rules concerning mergers and acquisitions established additional procedures and requirements that could make merger and acquisition activities by foreign investors more time-consuming and complex, including requirements in some instances that the MOC be notified in advance of any change-of-control transaction in which a foreign investor takes control of a PRC domestic enterprise. Moreover, the Anti-Monopoly Law requires that the MOC shall be notified in advance of any concentration of undertaking if certain thresholds are triggered. In addition, the security review rules issued by the MOC that became effective in September 2011 specify that mergers and acquisitions by foreign investors that raise “national defense and security” concerns and mergers and acquisitions through which foreign investors may acquire de facto control over domestic enterprises that raise “national security” concerns are subject to strict review by the MOC, and the rules prohibit any activities attempting to bypass a security review, including by structuring the transaction through a proxy or contractual control arrangement. In the future, we may grow our business by acquiring complementary businesses. Complying with the requirements of the above-mentioned regulations and other relevant rules to complete such transactions could be time-consuming, and any required approval processes, including obtaining approval from the MOC or its local counterparts may delay or inhibit our ability to complete such transactions, which could affect our ability to expand our business or maintain our market share.

PRC regulations relating to offshore investment activities by PRC residents may limit our PRC subsidiary’s ability to increase its registered capital or distribute profits to us or otherwise expose us or our PRC resident beneficial owners to liability and penalties under PRC law.

SAFE promulgated the Circular on Relevant Issues Relating to Domestic Resident’s Investment and Financing and Roundtrip Investment through Special Purpose Vehicles, or SAFE Circular 37, in July 2014 that requires PRC residents or entities to register with SAFE or its local branch in connection with their establishment or control of an offshore entity established for the purpose of overseas investment or financing. In addition, such PRC residents or entities must update their SAFE registrations when the offshore special purpose vehicle undergoes material events relating to any change of basic information (including change of such PRC citizens or residents, name and operation term), increases or decreases in investment amount, transfers or exchanges of shares, or mergers or divisions. SAFE Circular 37 is issued to replace the Notice on Relevant Issues Concerning Foreign Exchange Administration for PRC Residents Engaging in Financing and Roundtrip Investments via Overseas Special Purpose Vehicles, or SAFE Circular 75. SAFE promulgated the Notice on Further Simplifying and Improving the Administration of the Foreign Exchange Concerning Direct Investment in February 2015, which took effect on June 1, 2015. This notice has amended SAFE Circular 37 requiring PRC residents or entities to register with qualified banks rather than SAFE or its local branch in connection with their establishment or control of an offshore entity established for the purpose of overseas investment or financing.

If our shareholders who are PRC residents or entities do not complete their registration as required, our PRC subsidiary may be prohibited from distributing its profits and proceeds from any reduction in capital, share transfer or liquidation to us, and we may be restricted in our ability to contribute additional capital to our PRC subsidiary. Moreover, failure to comply with the SAFE registration described above could result in liability under PRC laws for evasion of applicable foreign exchange restrictions.

All of our shareholders who directly or indirectly hold shares in our Cayman Islands holding company and who are known to us as being PRC residents have completed the foreign exchange registrations required in connection with our recent corporate restructuring.

However, we may not be informed of the identities of all the PRC residents or entities holding direct or indirect interest in our company, nor can we compel our beneficial owners to comply with SAFE registration requirements. As a result, we cannot assure you that all of our shareholders or beneficial owners who are PRC residents or entities have complied with, and will in the future make or obtain any applicable registrations or approvals required by, SAFE regulations. Failure by such shareholders or beneficial owners to comply with SAFE regulations, or failure by us to amend the foreign exchange registrations of our PRC subsidiary, could subject us to fines or legal sanctions, restrict our overseas or cross-border investment activities, limit our PRC subsidiary’s ability to make distributions or pay dividends to us or affect our ownership structure, which could adversely affect our business and prospects.

Any failure to comply with PRC regulations regarding the registration requirements for employee stock incentive plans may subject the PRC plan participants or us to fines and other legal or administrative sanctions.

In February 2012, SAFE promulgated the Notices on Issues Concerning the Foreign Exchange Administration for Domestic Individuals Participating in Stock Incentive Plan of Overseas Publicly-Listed Company, replacing earlier rules promulgated in March 2007. Pursuant to these rules, PRC citizens and non-PRC citizens who reside in China for a continuous period of not less than one year who participate in any stock incentive plan of an overseas publicly listed company, subject to a few exceptions, are required to register with SAFE through a domestic qualified agent, which could be the PRC subsidiary of such overseas listed company, and complete certain other procedures. In addition, an overseas entrusted institution must be retained to handle matters in connection with the exercise or sale of stock options and the purchase or sale of shares and interests. We and our executive officers and other employees who are PRC citizens or who have resided in the PRC for a continuous period of not less than one year and who have been granted options or other awards are subject to these regulations. Failure to complete the SAFE registrations may subject them to fines and legal sanctions and may also limit our ability to contribute additional capital into our PRC subsidiary and limit our PRC subsidiary’s ability to distribute dividends to us. We also face regulatory uncertainties that could restrict our ability to adopt additional incentive plans for our directors, executive officers and employees under PRC law. See “Item 4. Information on the Company-B. Business Overview-Regulation-Regulations Relating to Foreign Exchange - Regulations on Stock Incentive Plans.”

If we are classified as a PRC resident enterprise for PRC income tax purposes, such classification could result in unfavorable tax consequences to us and our non-PRC shareholders or ADS holders.

Under the EIT Law and its implementation rules, an enterprise established outside of the PRC with a “de facto management body” within the PRC is considered a resident enterprise and will be subject to the enterprise income tax on its global income at the rate of 25%. The implementation rules define the term “de facto management body” as the body that exercises full and substantial control over and overall management of the business, productions, personnel, accounts and properties of an enterprise. In April 2009, the State Administration of Taxation, or the SAT, issued a circular, known as Circular 82, which provides certain specific criteria for determining whether the “de facto management body” of a PRC-controlled enterprise that is incorporated offshore is located in China. Although this circular only applies to offshore enterprises controlled by PRC enterprises or PRC enterprise groups, not those controlled by PRC individuals or foreigners like us, the criteria set forth in Circular 82 may reflect the SAT’s general position on how the “de facto management body” test should be applied in determining the tax resident status of all offshore enterprises. According to Circular 82, an offshore incorporated enterprise controlled by a PRC enterprise or a PRC enterprise group will be regarded as a PRC tax resident by virtue of having its “de facto management body” in China and will be subject to PRC enterprise income tax on its global income only if all of the following conditions are met: (i) the primary location of the day-to-day operational management is in the PRC; (ii) decisions relating to the enterprise’s financial and human resource matters are made or are subject to approval by organizations or personnel in the PRC; (iii) the enterprise’s primary assets, accounting books and records, company seals, and board and shareholder resolutions, are located or maintained in the PRC; and (iv) at least 50% of voting board members or senior executives habitually reside in the PRC.

We believe none of our entities outside of China is a PRC resident enterprise for PRC tax purposes. See “Item 10. Additional Information-E. Taxation-People’s Republic of China Taxation.” However, the tax resident status of an enterprise is subject to determination by the PRC tax authorities and uncertainties remain with respect to the interpretation of the term “de facto management body.” As substantially all of our management members are based in China, it remains unclear how the tax residency rule will apply to our case. If the PRC tax authorities determine that we or any of our subsidiaries outside of China is a PRC resident enterprise for PRC enterprise income tax purposes, then we or such subsidiary could be subject to PRC tax at a rate of 25% on its world-wide income, which could materially reduce our net income. In addition, we will also be subject to PRC enterprise income tax reporting obligations. Furthermore, if the PRC tax authorities determine that we are a PRC resident enterprise for enterprise income tax purposes, dividends we pay to non-PRC holders may be subject to PRC withholding tax, and gains realized on the sale or other disposition of ADSs or ordinary shares may be subject to PRC tax, at a rate of 10% in the case of non-PRC enterprises or 20% in the case of non-PRC individuals (in each case, subject to the provisions of any applicable tax treaty), if such dividends or gains are deemed to be from PRC sources. It is unclear whether non-PRC shareholders of our company would be able to claim the benefits of any tax treaties between their country of tax residence and the PRC in the event that we are treated as a PRC resident enterprise. Any such tax may reduce the returns on your investment in the ADSs.

We may not be able to obtain certain benefits under relevant tax treaty on dividends paid by our PRC subsidiary to us through our Hong Kong subsidiary.

We are a holding company incorporated under the laws of the Cayman Islands and as such rely on dividends and other distributions on equity from our PRC subsidiary to satisfy part of our liquidity requirements. Pursuant to the EIT Law, a withholding tax rate of 10% currently applies to dividends paid by a PRC “resident enterprise” to a foreign enterprise investor, unless any such foreign investor’s jurisdiction of incorporation has a tax treaty with China that provides for preferential tax treatment. Pursuant to the Arrangement between the Mainland China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and Tax Evasion on Income, or the Double Tax Avoidance Arrangement, such withholding tax rate may be lowered to 5% if a Hong Kong resident enterprise owns at least 25% of a PRC enterprise. Pursuant to the Notice of the State Administration of Taxation on the Issues concerning the Application of the Dividend Clauses of Tax Agreements, or Circular 81, the 5% withholding tax rate does not automatically apply and certain requirements must be satisfied, including without limitation that (a) the Hong Kong enterprise must be the beneficial owner of the relevant dividends; and (b) the Hong Kong enterprise must directly hold at least 25% share ownership in the PRC enterprise during the 12 consecutive months preceding its receipt of the dividends. However, a transaction or arrangement entered into for the primary purpose of enjoying a favorable tax treatment should not be a reason for the application of the favorable tax treatment under the Double Tax Avoidance Arrangement. If a taxpayer inappropriately is entitled to such favorable tax treatment, the competent tax authority has the power to make appropriate adjustments.

In August 2015, the State Administration of Taxation promulgated the Administrative Measures for Non-Resident Taxpayers to Enjoy Treatments under Tax Treaties, or Circular 60, which became effective on November 1, 2015. Circular 60 provides that non-resident enterprises are not required to obtain pre-approval from the relevant tax authority in order to enjoy the reduced withholding tax rate. Instead, non-resident enterprises and their withholding agents may, by self-assessment and on confirmation that the prescribed criteria to enjoy the tax treaty benefits are met, directly apply the reduced withholding tax rate, and file necessary forms and supporting documents when performing tax filings, which will be subject to post-tax filing examinations by the relevant tax authorities. However, if a competent tax authority finds out that it is necessary to apply the general anti-tax avoidance rules, it may start general investigation procedures for anti-tax avoidance and adopt corresponding measures for subsequent administration. Accordingly, Hexindai Hong Kong Limited, or Hexindai HK, our Hong Kong subsidiary, may be able to enjoy the 5% withholding tax rate for the dividends they receive from Hexin Yongheng, our PRC subsidiary, if it satisfies the conditions prescribed under Circular 81 and other relevant tax rules and regulations. However, according to Circular 81 and Circular 60, if the relevant tax authorities consider the transactions or arrangements we have are for the primary purpose of enjoying a favorable tax treatment, the relevant tax authorities may adjust the favorable withholding tax in the future.

Enhanced scrutiny over acquisition transactions by the PRC tax authorities may have a negative impact on potential acquisitions we may pursue in the future.

In connection with the EIT Law, the SAT issued the Circular on Strengthening the Administration of Enterprise Income Tax on Non-resident Enterprises’ Equity Transfer Income, or Circular 698, which became effective as of January 1, 2008, the Notice on Issues Concerning Process of Enterprise Income Tax in Enterprise Restructuring Business, or Circular 59 on April 30, 2009, and the Announcement of the State Administration of Taxation on Several Issues concerning the Enterprise Income Tax on the Indirect Transfers of Properties by Non-Resident Enterprises, or the SAT Announcement 7, on February 3, 2015. By promulgating and implementing the above, the PRC tax authorities have strengthened their scrutiny over the direct or indirect transfer of equity interest in a PRC resident enterprise by a non-PRC resident enterprise. Pursuant to SAT Announcement 7, if a non-resident enterprise, or referred to as a transferor, transfers its equity in an offshore enterprise which directly or indirectly owns PRC taxable assets, including ownership interest in PRC resident companies, or the Taxable Properties, without a “reasonable commercial purpose”, such transfer shall be deemed as a direct transfer of such Taxable Properties. The payer, or referred as a transferee, in such transfer shall be the withholding agent, and is obligated to withhold and remit the enterprise income tax to the relevant PRC tax authority. If a transferor fails to declare for payment timely or in full of the tax due on proceeds from indirect transfer of PRC taxable assets and the withholding agent also fails to withhold such tax, the tax authority shall, in addition to supplementary collection of such tax, also charge for interest on a daily basis from the transferor according to the EIT Law and its implementation rules. Factors that may be taken into consideration when determining whether there is a reasonable commercial purpose include, among other factors, the value of the transferred equity, offshore taxable situation of the transaction, the offshore structure’s economic essence and duration and trading fungibility. If an equity transfer transaction satisfies all the requirements mentioned above, such transaction will be considered an arrangement with reasonable commercial purpose. On October 17, 2017, the SAT issued the Bulletin of SAT on Issues Concerning the Withholding of Non-resident Enterprise Income Tax at Source, or Bulletin 37, which came into effect on December 1, 2017 and was amended in June 2018, which, among others, repeals certain rules stipulated in Circular 7. Bulletin 37 further details and clarifies the tax withholding methods in respect of the income of non-resident enterprises.

Accordingly, we and non-resident enterprise investors face uncertainties on the reporting and consequences on future private equity-financing transactions, share exchange or other transactions involving the transfer of shares in our company by investors that are non-PRC resident enterprises. The PRC tax authorities may pursue such non-resident enterprises with respect to a filing or the transferees with respect to withholding obligation, and request our PRC subsidiaries to assist in the filing. As a result, we and non-resident enterprises in such transactions may become at risk of being subject to filing obligations or being taxed, under Circular 59, Circular 698, the SAT Announcement 7 and Bulletin 37, and we may be required to expend valuable resources to comply with Circular 59, Circular 698, the SAT Announcement 7 and Bulletin 37 or to establish that we and our non-resident enterprises should not be taxed under these circulars, which may have a material adverse effect on our financial condition and results of operations.

Additionally, the PRC tax authorities have the discretion under SAT Circular 59, Circular 698, the SAT Announcement 7 and Bulletin 37 to make adjustments to the taxable capital gains based on the difference between the fair value of the taxable assets transferred and the cost of investment. Although we currently have no plans to pursue any acquisitions in China or elsewhere in the world, we may pursue acquisitions in the future that may involve complex corporate structures. If we are considered a non-resident enterprise under the EIT Law and if the PRC tax authorities make adjustments to the taxable income of the transactions under SAT Circular 59, Circular 698, the SAT Announcement 7 and Bulletin 37, our income tax costs associated with such potential acquisitions will be increased, which may have an adverse effect on our financial condition and results of operations.

Any actions by the Chinese government, including any decision to intervene or influence the operations of the operating entities or to exert control over any offering of securities conducted overseas and/or foreign investment in China-based issuers, may cause us to make material changes to the operations of the PRC operating entities, may limit or completely hinder our ability to offer or continue to offer securities to investors, and may cause the value of such securities to significantly decline or be worthless.

We are a Cayman Islands holding company and are not a Chinese company. As a holding company with no material operations of our own, we conduct all of our operations through our PRC operating entities in China. As such, our corporate structure involves unique risks to investors. There are legal and operational risks associated with having operations in mainland China, and the Chinese regulatory authorities could disallow this ownership structure, which would likely result in a material change in our operations and/or a material change in the value of the securities we are registering for sale, including that it could cause the value of such securities to significantly decline or become worthless.

In the meeting of the Political Bureau of the CPC Central Committee held on July 30, 2021, the improvement of the regulatory system for overseas listing of enterprises was first proposed. On February 17, 2023, the CSRC released the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the Overseas Listing Trial Measures, and five supporting guidelines, which came into effect on March 31, 2023. Pursuant to the Overseas Listing Trial Measures, domestic companies that seek to offer or list securities overseas, whether directly or indirectly, should fulfil the filing procedures and submit relevant information to the CSRC.

Although the detailed implementations are still unclear, the supervision of overseas listing of Chinese stocks may continue to tighten. The Chinese government has exercised, and continues to exercise, substantial control over virtually every sector of the Chinese economy through regulation and state ownership. The ability of our operating entities to operate in China may be impaired by changes in its laws and regulations, including those relating to taxation, environmental regulations, land use rights, foreign investment limitations, and other matters. The central or local governments of China may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to our compliance with such regulations or interpretations. As such, we may be subject to various government and regulatory interference in the provinces in which we operate. We could be subject to regulation by various political and regulatory entities, including various local and municipal agencies and government sub-divisions. We may incur increased costs necessary to comply with existing and newly adopted laws and regulations or penalties for any failure to comply.

Furthermore, it is uncertain when and whether we will be required to obtain permission from the PRC government to list on U.S. exchanges in the future, and even when such permission is obtained, whether it will be denied or rescinded. Although we believe that we are currently not required to obtain permission from any Chinese authorities and have not received any notice of denial of permission to list on the U.S. exchange, our operations could be adversely affected, directly or indirectly, by existing or future laws and regulations relating to the PRC operating entities’ business or industry, particularly in the event permission to list on U.S. exchanges may be later required, or withheld or rescinded once given.

Accordingly, government actions in the future, including any decision to intervene or influence our operations at any time or to exert control over an offering of securities conducted overseas and/or foreign investment in China-based issuers, may cause us to make material changes to our operations, may limit or completely hinder our ability to offer or continue to offer securities to investors, and/or may cause the value of such securities to significantly decline or be worthless.

There are uncertainties regarding the enforcement of laws and rules and regulations in China, which can change quickly with little advance notice, and there is a risk that the Chinese government may intervene or influence our operations at any time, exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers, which could materially and adversely affect our business and hinder our ability to offer or continue our operations, and cause the value of our securities to significantly decline or become worthless.

There are substantial uncertainties regarding the interpretation and application of PRC laws and regulations including, but not limited to, the laws and regulations related to our business and the enforcement and performance of our arrangements with customers in certain circumstances. The laws and regulations are sometimes vague and may be subject to future changes, and their official interpretation and enforcement may involve substantial uncertainty. The effectiveness and interpretation of newly enacted laws or regulations, including amendments to existing laws and regulations, may be delayed, and our business may be affected if we rely on laws and regulations which are subsequently adopted or interpreted in a manner different from our understanding of these laws and regulations. New laws and regulations that affect existing and proposed future businesses may also be applied retroactively. We cannot predict what effect the interpretation of existing or new PRC laws or regulations may have on our business. The uncertainties regarding the enforcement of laws and the fact that rules and regulations in mainland China can change quickly with little advance notice could result in a material change in our operations, financial performance and/or cause the value of our securities to significantly decline or become worthless and/or impair our ability to raise money.

The Chinese government may exercise significant oversight and discretion over the conduct of business in the PRC and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of our securities. We are also currently not required to obtain approval from Chinese authorities to list on U.S. exchanges, however, if we are required to obtain approval in the future and are denied permission from Chinese authorities to list on U.S. exchanges, we will not be able to continue listing on U.S. exchange, which would materially affect the interest of the investors. The PRC government may intervene or influence our business operations at any time or may exert more control over offerings conducted overseas and foreign investment in China-based issuers, which could result in a material change in our business operations or the value of our securities. Additionally, the governmental and regulatory interference could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

To the extent cash or assets of our business, or of our PRC or Hong Kong subsidiaries, is in mainland China or Hong Kong, such cash or assets may not be available to fund operations or for other use outside of the PRC or Hong Kong, due to interventions in or the imposition of restrictions and limitations by the PRC government to the transfer of cash or assets.

The transfer of funds and assets among the Company, its Hong Kong and PRC subsidiaries is subject to governmental control and restriction. The competent PRC government imposes controls on the conversion of the RMB into foreign currencies and the remittance of currencies out of mainland China. In addition, the PRC EIT Law and its implementation rules provide that a withholding tax at a rate of 10% will be applicable to dividends payable by Chinese companies to enterprises that are not mainland China resident enterprises, unless reduced under treaties or arrangements between the PRC central government and the governments of other countries or regions where the enterprises that are not mainland China resident enterprises are tax resident.

As of the date of this report, there are no restrictions or limitations imposed by the Hong Kong government on the transfer of capital within, into and out of Hong Kong (including funds from Hong Kong to the PRC), except for the transfer of funds involving money laundering and criminal activities. However, there is no guarantee that the Hong Kong government will not promulgate new laws or regulations that may impose such restrictions in the future.

As a result of the above, to the extent cash or assets of our business, or of our PRC or Hong Kong subsidiaries, is in mainland China or Hong Kong, such funds or assets may not be available to fund operations or for other use outside of the PRC or Hong Kong, due to interventions in or the imposition of restrictions and limitations by the competent government to the transfer of cash or assets.

RISKS RELATED TO OUR ADSs

The trading price of our ADSs may be volatile, which could result in substantial losses to investors.

The trading price of our ADSs has ranged from US$0.25 to US$2.90 per ADS   in fiscal year 2024. The trading prices of our ADSs are likely to be volatile and could fluctuate widely due to factors beyond our control. This may happen because of broad market and industry factors, like the performance and fluctuation in the market prices or the underperformance or deteriorating financial results of Internet or other companies based in China that have listed their securities in the United States in recent years. The securities of some of these companies have experienced significant volatility since their initial public offerings, including, in some cases, substantial decline in their trading prices. The trading performances of other Chinese companies’ securities after their offerings may affect the attitudes of investors toward Chinese companies listed in the United States, which consequently may impact the trading performance of our ADSs, regardless of our actual operating performance. In addition, any negative news or perceptions about inadequate corporate governance practices or fraudulent accounting, corporate structure or other matters of us or other Chinese companies may also negatively affect the attitudes of investors towards Chinese companies in general, including us, regardless of whether we have conducted any inappropriate activities. In addition, securities markets may from time to time experience significant price and volume fluctuations that are not related to our operating performance, such as the large decline in share prices in the United States, China and other jurisdictions in late 2008, early 2009, the second half of 2011, the third quarter of 2015 and the first quarter of 2016, which may have a material adverse effect on the market price of our ADSs.

In addition to market and industry factors, the price and trading volume for our ADSs may be highly volatile for factors specific to our own operations, including the following:

●	regulatory developments affecting us, our customers or our industry;

●	announcements of studies and reports relating to our products and service offerings or those of our competitors;

●	changes in the economic performance or market valuations of other social e-commerce platforms;

●	actual or anticipated fluctuations in our quarterly results of operations and changes or revisions of our expected results;

●	changes in financial estimates by securities research analysts;

●	conditions in the Internet and unsecured consumer finance industries;

●	announcements of new product, service and expansions by us or our competitors;

●	replacement of existing third-party service providers;

●	additions to or departures of our senior management;

●	detrimental negative publicity about us, our management or our industry;

●	fluctuations of exchange rates between the RMB and the U.S. dollar;

●	release or expiry of lock-up or other transfer restrictions on our outstanding ordinary shares or ADSs; and

●	sales or perceived potential sales of additional ordinary shares or ADSs.

Any of these factors may result in large and sudden changes in the volume and price at which our ADSs will trade.

Techniques employed by short sellers may drive down the market price of our ADSs.

Short selling is the practice of selling securities that the seller does not own but rather has borrowed from a third party with the intention of buying identical securities back at a later date to return to the lender. The short seller hopes to profit from a decline in the value of the securities between the sale of the borrowed securities and the purchase of the replacement shares, as the short seller expects to pay less in that purchase than it received in the sale. As it is in the short seller’s interest for the price of the security to decline, many short sellers publish, or arrange for the publication of, negative opinions regarding the relevant issuer and its business prospects in order to create negative market momentum and generate profits for themselves after selling a security short. These short attacks have, in the past, led to selling of shares in the market.

We have been the subject of short selling, and it is not clear what long-term effect such negative publicity could have on us. We may also be subject to short seller attacks from time to time in the future. If we were to become the subject of any unfavourable allegations, whether such allegations are proven to be true or untrue, we may have to expend a significant amount of resources to investigate such allegations and/or defend ourselves. While we would strongly defend against any such short seller attacks, we may be constrained in the manner in which we can proceed against the relevant short sellers by principles of freedom of speech, applicable state law or issues of commercial confidentiality. Such a situation could be costly and time-consuming, and could divert management’s attention from the day-to-day operations of our company. Even if such allegations are ultimately proven to be groundless, allegations against us could severely impact the market price of our ADSs and our business operations.

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, the market price for our ADSs and trading volume could decline.

The trading market for our ADSs will depend in part on the research and reports that securities or industry analysts publish about us or our business. If research analysts do not establish and maintain adequate research coverage or if one or more of the analysts who cover us downgrade our ADSs or publish inaccurate or unfavourable research about our business, the market price for our ADSs would likely decline. If one or more of these analyst’s cease coverage of our company or fail to publish reports on us regularly, we could lose visibility in the financial markets, which, in turn, could cause the market price or trading volume of our ADSs to decline.

We cannot assure you that our existing dividend policy will not change in the future or the amount the dividends that you may receive, and as such, you must rely on price appreciation of our ADSs for return on your investment.

On July 19, 2018, our board of directors approved an annual dividend policy. Under this policy, annual dividends will be set at an amount equivalent to approximately 15-25% of our anticipated net income after tax in each year commencing from the fiscal year ended March 31, 2019. On July 19, 2018, our board of directors also approved a special cash dividend of US$0.13 per ordinary share of our company (or US$0.13 per ADS), in addition to an annual dividend pursuant to the newly adopted annual dividend policy of US$0.27 per ordinary share (or US$0.27 per ADS), for a total dividend of US$0.40 per ordinary share (or US$0.40 per ADS). No dividends have been declared or distributed since August 2018.

Our annual dividend policy is subject to change at any time at the discretion of our board of directors, and our board of directors has complete discretion as to whether to distribute dividends in the future. If our board of directors decides to continue to declare and pay dividends, the timing, amount and form of future dividends, if any, will depend on, among other things, our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from our subsidiaries, our financial condition, contractual restrictions and other factors deemed relevant by our board of directors. As such, the amount of dividends that you will receive is subject to change. In addition, there can be no assurance that we will not adjust our dividend policy in the future. Accordingly, you should not rely on an investment in our ADSs as a source for any future dividend income, and the return on your investment in our ADSs will likely depend entirely upon any future price appreciation of our ADSs. There is no guarantee that our ADSs will appreciate in value or even maintain the price at which you purchased the ADSs. You may not realize a return on your investment in our ADSs and you may even lose your entire investment.

Any declaration and payment, as well as the amount, of dividends will be subject to our constitutional documents and applicable Chinese and U.S. state and federal laws and regulations, including the approval from the shareholders of each subsidiary which intends to declare such dividends, if applicable.

Substantial future sales or perceived potential sales of our ADSs in the public market could cause the price of our ADSs to decline.

Sales of our ADSs in the public market, or the perception that these sales could occur, could cause the market price of our ADSs to decline. As of March 31, 2024, we had 437,170,960 ordinary shares outstanding. Among these shares, 42,341,432 ordinary shares are in the form of ADSs. All our ADSs are freely transferable without restriction or additional registration under the Securities Act. The remaining ordinary shares outstanding are available for sale, subject to volume and other restrictions as applicable under Rules 144 and 701 under the Securities Act. To the extent shares are sold into the market, the market price of our ADSs could decline.

Certain holders of our ordinary shares may cause us to register under the Securities Act the sale of their shares. Registration of these shares under the Securities Act would result in ADSs representing these shares becoming freely tradable without restriction under the Securities Act immediately upon the effectiveness of the registration. Sales of these registered shares in the form of ADSs in the public market could cause the price of our ADSs to decline.

We have adopted our 2023 Equity Incentive Plan which was approved by our shareholders at our 2023 annual general meeting of shareholders held on June 19, 2023, under which we have the discretion to grant a broad range of equity-based awards to eligible participants. See “Item 6. Directors, Senior Management and Employees—B. Compensation—Share Incentive Plan.” We have registered certain ordinary shares that we may issue under our share incentive plans and intend to register all ordinary shares that we may issue under our share incentive plans. Once we register these ordinary shares, they can be freely sold in the public market in the form of ADSs upon issuance, subject to volume limitations applicable to affiliates and relevant lock-up agreements. If a large number of our ordinary shares or securities convertible into our ordinary shares are sold in the public market in the form of ADSs after they become eligible for sale, the sales could reduce the trading price of our ADSs and impede our ability to raise future capital. In addition, any ordinary shares that we issue under our share incentive plans would dilute the percentage ownership held by the investors who purchased ADSs.

We may be classified as a passive foreign investment company for U.S. federal income tax purposes, which could result in adverse U.S. federal income tax consequences to U.S. Holders of our ADSs or ordinary shares.

Depending upon the value of our assets, which is determined in part by the market value of our ADSs or ordinary shares, and the composition of our assets and income over time, we could be classified as a passive foreign investment company, or PFIC, for U.S. federal income tax purposes. Based on the projected composition of our assets and income, we do not believe that we were a PFIC for our taxable year ended March 31, 2024 and we do not anticipate becoming a PFIC in the foreseeable future. While we do not anticipate becoming a PFIC, fluctuations in the market price of our ADSs or ordinary shares may cause us to become a PFIC for the current or any subsequent taxable year.

A non-U.S. corporation, such as our company, will be classified as a PFIC for U.S. federal income tax purposes for any taxable year, if either (i) 75% or more of its gross income for such year consists of certain types of “passive” income or (ii) 50% or more of the value of its assets (determined on the basis of a quarterly average) during such year produce or are held for the production of passive income. Whether we are a PFIC is a factual determination and we must make a separate determination each taxable year as to whether we are a PFIC (after the close of each taxable year). Accordingly, we cannot assure you that we will not be a PFIC for our taxable year ending March 31, 2024 or any future taxable year.

If we were to be classified as a PFIC for any taxable year during which a U.S. Holder (as defined in “Item 10. Additional Information-E. Taxation-U.S. Federal Income Tax Considerations”) holds an ADS or an ordinary share, such U.S. Holder would generally be subject to reporting requirements and might incur significantly increased U.S. federal income tax on gain recognized on the sale or other disposition of the ADSs or ordinary shares and on the receipt of distributions on the ADSs or ordinary shares to the extent such gain or distribution is treated as an “excess distribution” under the applicable U.S. federal income tax rules. Further, if we were to be classified as a PFIC for any year during which a U.S. Holder holds our ADSs or ordinary shares, we generally would continue to be treated as a PFIC for all succeeding years during which such U.S. Holder holds our ADSs or ordinary shares even if we cease to qualify as a PFIC under the rules set forth above. You are urged to consult your tax advisor concerning the U.S. federal income tax consequences of acquiring, holding, and disposing of ADSs or ordinary shares if we were to be classified as a PFIC. For more information, see “Item 10. Additional Information—E. Taxation—U.S. Federal Income Tax Considerations—PFIC Rules.”

The second amended and restated memorandum and articles of association contain anti-takeover provisions that could have a material adverse effect on the rights of holders of our ordinary shares and ADSs.

We have adopted a second amended and restated memorandum and articles of association. Our second amended and restated memorandum and articles of association contains provisions to limit the ability of others to acquire control of our company or cause us to engage in change-of-control transactions. These provisions could have the effect of depriving our shareholders of an opportunity to sell their shares at a premium over prevailing market prices by discouraging third parties from seeking to obtain control of our company in a tender offer or similar transaction. In addition, our board of directors has the authority, without further action by our shareholders, to issue preferred shares in one or more series and to fix their designations, powers, preferences, privileges, and relative participating, optional or special rights and the qualifications, limitations or restrictions, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, any or all of which may be greater than the rights associated with our ordinary shares underlying the ADSs. Preferred shares could be issued quickly with terms calculated to delay or prevent a change in control of our company or make removal of management more difficult. If our board of directors decides to issue preferred shares, the price of our ADSs may fall and the voting and other rights of the holders of our ordinary shares underlying the ADSs may be materially and adversely affected.

You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under Cayman Islands law.

We are an exempted company incorporated under the laws of the Cayman Islands with limited liability. Our corporate affairs are governed by our memorandum and articles of association, the Companies Act (As Revised) of the Cayman Islands and the common law of the Cayman Islands. The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary duties of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from the common law of England, the decisions of whose courts are of persuasive authority, but are not binding, on a court in the Cayman Islands. The rights of our shareholders and the fiduciary duties of our directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a less developed body of securities laws than the United States. Some U.S. states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law than the Cayman Islands. In addition, Cayman Islands companies may not have standing to initiate a shareholder derivative action in a federal court of the United States.

Shareholders of Cayman Islands exempted companies like us have no general rights under Cayman Islands law to inspect corporate records (other than copies of the memorandum and articles, register of mortgages and charges and special resolutions passed by the shareholders) or to obtain copies of register of members of these companies. Our directors have discretion under our articles of association to determine whether or not, and under what conditions, our corporate records may be inspected by our shareholders, but are not obliged to make them available to our shareholders. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder motion or to solicit proxies from other shareholders in connection with a proxy contest.

Certain corporate governance practices in the Cayman Islands, which is our home country, differ significantly from requirements for companies incorporated in other jurisdictions such as the U.S. Currently, we rely on home country practices with respect to certain corporate governance matters, please see “Item 16.G—Corporate Governance.” As a result, our shareholders may be afforded less protection than they otherwise would under rules and regulations applicable to U.S. domestic issuers.

As a result of all of the above, public shareholders may have more difficulty in protecting their interests in the face of actions taken by our management, members of the board of directors or controlling shareholders than they would as public shareholders of a company incorporated in the United States.

Certain judgments obtained against us by our shareholders may not be enforceable.

We are a Cayman Islands exempted company and substantially all of our assets are located outside of the United States. Substantially all of our current operations are conducted in China. In addition, a majority of our current directors and officers are nationals and residents of countries other than the United States. Substantially all of the assets of these persons are located outside the United States. As a result, it may be difficult or impossible for you to bring an action against us or against these individuals in the United States in the event that you believe that your rights have been infringed under the U.S. federal securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands and of China may render you unable to enforce a judgment against our assets or the assets of our directors and officers.

There is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), a judgment obtained in such jurisdiction will be recognized and enforced in the courts of the Cayman Islands at common law, without any re-examination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided such judgment (a) is given by a foreign court of competent jurisdiction, (b) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given, (c) is final and conclusive, (d) is not in respect of taxes, a fine or a penalty, and (e) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands. However, the Cayman Islands courts are unlikely to enforce a judgment obtained from the U.S. courts under civil liability provisions of the U.S. federal securities law if such judgment is determined by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. Because such a determination has not yet been made by a court of the Cayman Islands, it is uncertain whether such civil liability judgments from U.S. courts would be enforceable in the Cayman Islands.

The recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. China does not have any treaties or other forms of reciprocity with the United States that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, the PRC courts will not enforce a foreign judgment against us or our director and officers if they decide that the judgment violates the basic principles of PRC laws or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States.

We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions applicable to United States domestic public companies.

Because we are a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, including:

●	the rules under the Exchange Act requiring the filing of quarterly reports on Form 10-Q or current reports on Form 8-K with the SEC;

●	the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act;

●	the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

●	the selective disclosure rules by issuers of material non-public information under Regulation FD.

We are required to file an annual report on Form 20-F within four months of the end of each fiscal year. In addition, we intend to publish our results periodically through press releases, distributed pursuant to the rules and regulations of the NASDAQ Global Market. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protections or information, which would be made available to you, were you investing in a U.S. domestic issuer.

The voting rights of holders of ADSs are limited by the terms of the deposit agreement, and you may not be able to exercise any right to vote the ordinary shares which are represented by your ADSs.

As a holder of our ADSs, you will only be able to direct the exercise of the voting rights attaching to the ordinary shares which are represented by your ADSs in accordance with the provisions of the deposit agreement. Under the deposit agreement, you must vote by giving voting instructions to the depositary. Upon receipt of your voting instructions, the depositary will use its best endeavors to vote the ordinary shares which are represented by your ADSs in accordance with your instructions. You will not be able to directly exercise any right to vote with respect to the shares represented by your ADSs unless you withdraw the shares from the ADR facility prior to the applicable share record date. Under our second amended and restated memorandum and articles of association, the minimum notice period required for convening a general meeting is ten calendar days. As a Cayman Islands exempted company, we are not obliged by the Companies Act to call shareholders’ annual general meetings. Our second amended and restated memorandum and articles of association provide that we may, but are not obliged to, in each year hold a general meeting as our annual general meeting. When a general meeting is convened, you may not receive sufficient advance notice to withdraw the underlying shares represented by your ADSs to allow you to vote with respect to any specific resolution or matter to be considered and voted upon at such general meeting. If we give notice to our shareholders of any general meeting, the depositary will notify you of the upcoming vote and will arrange to deliver our voting materials to you. We cannot assure you that you will receive the voting materials in time to ensure that you can instruct the depositary to vote the underlying shares represented by your ADSs. In addition, the depositary and its agents are not responsible for failing to carry out voting instructions or for their manner of carrying out your voting instructions. This means that you may not be able to exercise your right to vote and you may have no legal remedy if the underlying shares represented by your ADSs are not voted as you requested.

The depositary for our ADSs will give us a discretionary proxy to vote the ordinary shares represented by your ADSs if you do not give proper or timely voting instructions to the depositary, except in limited circumstances, which could adversely affect your interests.

Under the deposit agreement for the ADSs, if you do not give proper or timely voting instructions to the depositary, the depositary will give us a discretionary proxy to vote the ordinary shares represented by your ADSs at shareholders’ meetings unless:

●	we have failed to timely provide the depositary with notice of meeting and related voting materials;

●	we have instructed the depositary that we do not wish a discretionary proxy to be given;

●	we have informed the depositary that there is substantial opposition as to a matter to be voted on at the meeting;

●	a matter to be voted on at the meeting would have a material adverse impact on shareholders; or

●	the voting at the meeting is to be made on a show of hands.

The effect of the foregoing is that if you do not give proper or timely voting instructions to the depositary as to how to vote at shareholders’ meetings, a discretionary proxy to vote the ordinary shares represented by your ADSs will be given to a person designated by us, except under the circumstances described above. This may make it more difficult for shareholders and holders of ADSs to influence the management of our company. Holders of our ordinary shares are not subject to this discretionary proxy.

You may not receive dividends or other distributions on our ordinary shares and you may not receive any value for them if it is illegal or impracticable to make them available to you.

The depositary of our ADSs has agreed to pay to you the cash dividends or other distributions it or the custodian receives on ordinary shares or other deposited securities which are represented by your ADSs, after deducting its fees and expenses. You will receive these distributions in proportion to the number of ordinary shares your ADSs represent. However, the depositary is not responsible if it decides that it is unlawful or impracticable to make a distribution available to any holders of ADSs. For example, it would be unlawful to make a distribution to a holder of ADSs if it consists of securities that require registration under the Securities Act but that are not properly registered or distributed under an applicable exemption from registration. The depositary may also determine that it is not practicable to distribute certain property through the mail. Additionally, the value of certain distributions may be less than the cost of mailing them. In these cases, the depositary may determine not to distribute such property. We have no obligation to register under U.S. securities laws any ADSs, ordinary shares, rights or other securities received through such distributions. We also have no obligation to take any other action to permit the distribution of ADSs, ordinary shares, rights or anything else to holders of ADSs. This means that you may not receive distributions we make on our ordinary shares or any value for them if it is illegal or impracticable for us to make them available to you. These restrictions may cause a material decline in the value of our ADSs.

You may experience dilution of your holdings due to inability to participate in rights offerings.

We may, from time to time, distribute rights to our shareholders, including rights to acquire securities. Under the deposit agreement, the depositary will not distribute rights to holders of ADSs unless the distribution and sale of rights and the securities to which these rights relate are either exempt from registration under the Securities Act with respect to all holders of ADSs, or are registered under the provisions of the Securities Act. The depositary may, but is not required to, attempt to sell these undistributed rights to third parties, and may allow the rights to lapse. We may be unable to establish an exemption from registration under the Securities Act, and we are under no obligation to file a registration statement with respect to these rights or underlying securities or to endeavour to have a registration statement declared effective. Accordingly, holders of ADSs may be unable to participate in our rights offerings and may experience dilution of their holdings as a result.

You may be subject to limitations on transfer of your ADSs.

Your ADSs are transferable on the books of the depositary. However, the depositary may close its books at any time or from time to time when it deems expedient in connection with the performance of its duties. The depositary may close its books from time to time for a number of reasons, including in connection with corporate events such as a rights offering, during which time the depositary needs to maintain an exact number of ADS holders on its books for a specified period. The depositary may also close its books in emergencies, or on weekends and public holidays. The depositary may refuse to deliver, transfer or register transfers of our ADSs generally when our share register or the books of the depositary are closed, or at any time if we or the depositary thinks it is advisable to do so because of any requirement of law or of any government or governmental body, or under any provision of the deposit agreement, or for any other reason.

We will incur significantly increased costs and devote substantial management time as a result of being a public company.

As a public company, we incur additional legal, accounting and other expenses as a public reporting company. For example, we will be required to comply with additional requirements of the rules and regulations of the SEC and requirements of the NASDAQ Global Market, including applicable corporate governance practices. We expect that compliance with these requirements will increase our legal and financial compliance costs and will make some activities more time-consuming and costlier. In addition, we expect that our management and other personnel will need to divert attention from operational and other business matters to devote substantial time to these public company requirements. We cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

In addition, changing laws, regulations and standards relating to corporate governance and public disclosure are creating uncertainty for public companies, increasing legal and financial compliance costs and making some activities more time-consuming. These laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We intend to invest resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and a diversion of management’s time and attention from revenue-generating activities to compliance activities. If our efforts to comply with new laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to their application and practice, regulatory authorities may also initiate legal proceedings against us and our business may be adversely affected.

In the past, shareholders of public companies have often brought securities class action suits against those companies following periods of instability in the market price of their securities. If we were involved in a class action suit, it could divert a significant amount of our management’s attention and other resources from our business and operations and require us to incur significant expenses to defend the suit, which could harm our results of operations. Any such class action suit, whether or not successful, could harm our reputation and restrict our ability to raise capital in the future. In addition, if a claim is successfully made against us, we may be required to pay significant damages, which could have a material adverse effect on our financial condition and results of operations.

USE OF PROCEEDS

Except as described in any prospectus supplement and any free writing prospectus in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities offered under this prospectus for working capital and general corporate purposes.

We have not determined the amount of net proceeds to be used specifically for the foregoing purposes. As a result, our management will have broad discretion in the allocation of the net proceeds and investors will be relying on the judgment of our management regarding the application of the proceeds of any sale of the securities.

DILUTION

If required, we will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities in an offering under this prospectus:

●	the net tangible book value per share of our equity securities before and after the offering;

●	the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and

●	the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

DESCRIPTION OF SHARE CAPITAL

We are a Cayman Islands exempted company with limited liability and our affairs are governed by our second amended and restated memorandum and articles of association, the Companies Act (As Revised) of the Cayman Islands, which is referred to as the Companies Act below, and the common law of the Cayman Islands.

As of the date of this prospectus, our authorized share capital is US$500,000 divided into 5,000,000,000 ordinary shares of a par value of US$0.0001 each, comprising (i) 4,500,000,000 Class A ordinary shares of a par value of US$0.0001 each and (ii) 500,000,000 Class B ordinary shares of a par value of US$0.0001 each. As of the date of this prospectus, the Company has 1,188,483,130 Class A Ordinary Shares and 7,980,800 Class B Ordinary Shares outstanding.

Our Memorandum and Articles of Association

The following are summaries of material provisions of our currently effective second amended and restated memorandum and articles of association and the Companies Act insofar as they relate to the material terms of our ordinary shares.

General Our authorized share capital is US$500,000 divided into 5,000,000,000 ordinary shares of a par value of US$0.0001 each, comprising (i) 4,500,000,000 Class A ordinary shares of a par value of US$0.0001 each and (ii) 500,000,000 Class B ordinary shares of a par value of US$0.0001 each. All of our issued and outstanding ordinary shares are fully paid and non-assessable. Our ordinary shares are issued in registered form, and are issued when registered in our register of members. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their ordinary shares. Under our second amended and restated memorandum and articles of association, our company may issue only non-negotiable shares and may not issue bearer shares.

Dividends The holders of our ordinary shares are entitled to such dividends as may be declared by our board of directors. In addition, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our directors. Under Cayman Islands law, our company may declare and pay a dividend only out of funds legally available therefor, namely out of either profit or our share premium account, provided that in no circumstances may we pay a dividend if this would result in our company being unable to pay its debts as they fall due in the ordinary course of business.

Voting Rights The holders of Class A Ordinary Shares and Class B Ordinary Shares shall at all times vote together as one class on all resolutions submitted to a vote by the Members. Subject to any rights or restrictions as to voting attached to any shares, unless any share carries special voting rights, on a show of hands every shareholder who is present in person and every person representing a shareholder by proxy shall have one vote per Class A Ordinary Share and one vote per Class B Ordinary Share. On a poll, every shareholder who is present in person and every person representing a shareholder by proxy shall have one vote for each Class A Ordinary Share and twenty votes per Class B Ordinary Share of which he or the person represented by proxy is the holder. Votes may be given either personally or by proxy.

At any general meeting a resolution put to the vote of the meeting shall be decided by a show of hands unless a poll is demanded. A poll may be demanded by the chairman of such meeting or any one or more shareholders who together hold not less than 10% of the votes attaching to all issued and outstanding shares of our company entitled to vote at general meetings.

An ordinary resolution to be passed by the shareholders requires the affirmative vote of a simple majority of the votes attached to the ordinary shares cast by those shareholders entitled to vote who are present in person or by proxy at a general meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes attached to the ordinary shares cast by those shareholders entitled to vote who are present in person or by proxy at a general meeting. A special resolution is required for important matters such as a change of name or any amendment to our memorandum and articles of association. Holders of our ordinary shares may effect certain changes by ordinary resolution, including increasing the amount of our authorized share capital, consolidating all or any of our share capital into shares of larger amount than our existing shares, sub-dividing our shares or any of them into shares of an amount smaller than that fixed by our memorandum, and cancelling any unissued shares. Both ordinary resolution and special resolution may also be passed by a unanimous written resolution signed by all the shareholders of our company, as permitted by the Companies Act and our second amended and restated memorandum and articles of association.

General Meetings of Shareholders and Shareholder Proposals As a Cayman Islands exempted company, we are not obliged by the Companies Act to call shareholders’ annual general meetings. Our second amended and restated memorandum and articles of association provide that we may, but are not obliged to, in each year hold a general meeting as our annual general meeting in which case we shall specify the meeting as such in the notices calling it, and the annual general meeting shall be held at such time and place as may be determined by our directors.

Shareholders’ annual general meetings and any other general meetings of our shareholders may be convened by a majority of our board of directors or the chairman of the board. Advance notice of at least ten calendar days is required for the convening of our annual general shareholders’ meeting and any other general meeting of our shareholders. A quorum required for a general meeting of shareholders consists of one or more shareholders present in person or by proxy or, if a corporation or other non-natural person, by its duly authorized representative, who hold in aggregate not less than one-third of the votes attaching to all issued and outstanding shares of our company entitled to vote at general meetings.

Cayman Islands law provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our second amended and restated memorandum and articles of association allow any two or more of our shareholders holding in the aggregate not less than one-third of the votes attaching to the issued and outstanding shares of our company entitled to vote at general meetings, to requisition an extraordinary general meeting of the shareholders, in which case our directors are obliged to call such meeting and to put the resolutions so requisitioned to a vote at such meeting; however, our second amended and restated memorandum and articles of association do not provide our shareholders with any right to put any proposals before annual general meetings or extraordinary general meetings not called by such shareholders.

Transfer of Shares Subject to the restrictions of our second amended and restated memorandum and articles of association set out below, as applicable, any of our shareholders may transfer all or any of his or her ordinary shares by an instrument of transfer in the usual or ordinary form or any other form approved by our board of directors.

Our board of directors may, in its sole discretion, decline to register any transfer of any ordinary share which is not fully paid up. Our directors may also decline to register any transfer of any ordinary share unless (a) the instrument of transfer is lodged with us, accompanied by the certificate for the ordinary shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer; (b) the instrument of transfer is properly stamped, if required; (c) in the case of a transfer to joint holders, the number of joint holders to whom the ordinary share is to be transferred does not exceed four; (d) the share to be transferred is free of any lien in favor of us; (e) a fee of such maximum sum as NASDAQ may determine to be payable, or such lesser sum as our board of directors may from time to time require, is paid to us in respect thereof; and (f) the instrument of transfer is in respect of only one class of shares.

If our directors refuse to register a transfer they shall, within two months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal. The registration of transfers may, after compliance with any notice required of NASDAQ, be suspended and our register of members closed at such times and for such periods as our board of directors may from time to time determine, provided, however, that the registration of transfers shall not be suspended nor the register of members closed for more than 30 days in any year as our board of directors may determine.

Conversion Rights Each Class B Ordinary Share is convertible into one (1) Class A Ordinary Share at any time at the option of the holder thereof. The right to convert shall be exercisable by the holder of the Class B Ordinary Share delivering a written notice to the Company that such holder elects to convert a specified number of Class B Ordinary Shares into Class A Ordinary Shares. In no event shall Class A Ordinary Shares be convertible into Class B Ordinary Shares.

All conversions of Class B Ordinary Shares to Class A Ordinary Shares shall be effected by way of the re-designation of each relevant Class B Ordinary Share as a Class A Ordinary Share.

Upon any direct or indirect sale, transfer, assignment or disposition of the legal and beneficial title to any Class B Ordinary Share by the holder thereof or the direct or indirect transfer or assignment of the voting power attached to such number of Class B Ordinary Shares through voting proxy or otherwise to any person that is neither an affiliate of such holder nor another holder of Class B Ordinary Shares or an affiliate of such another holder, such Class B Ordinary Share shall be automatically and immediately converted into the same number of Class A Ordinary Share.

Liquidation On a winding up of our company, if the assets available for distribution among our shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed among our shareholders on a pro rata basis in proportion to the par value of the shares held by them at the commencement of the winding up, subject to a deduction from those shares in respect of which there are monies due, of all monies payable to our company for unpaid calls or otherwise. If our assets available for distribution are insufficient to repay all of the paid-up capital, the assets will be distributed so that the losses are borne by our shareholders in proportion to the par value of the shares held by them.

The liquidator may, with the sanction of a special resolution of our shareholders, divide amongst the shareholders in species or in kind the whole or any part of the assets of our company, and may for that purpose value any assets and determine how the division shall be carried out as between our shareholders or different classes of shareholders.

We are a “limited liability” company registered under the Companies Act, and under the Companies Act, the liability of our members is limited to the amount, if any, unpaid on the shares respectively held by them. Our memorandum of association contains a declaration that the liability of our members is so limited.

Calls on Shares and Forfeiture of Shares Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their ordinary shares in a notice served to such shareholders at least 14 days prior to the specified time and place of payment. The ordinary shares that have been called upon and remain unpaid on the specified time are subject to forfeiture.

Redemption, Repurchase and Surrender of Shares We may issue shares on terms that such shares are subject to redemption, at our option or at the option of the holders, on such terms and in such manner as may be determined by our board of directors, before the issue of such shares, or by a special resolution of our shareholders. Our company may also repurchase any of our shares provided that the manner and terms of such purchase have been approved by our board of directors or by ordinary resolution of our shareholders, or are otherwise authorized by our memorandum and articles of association. Under the Companies Act, the redemption or repurchase of any share may be paid out of our company’s profits or out of the proceeds of a fresh issue of shares made for the purpose of such redemption or repurchase, or out of capital (including share premium account and capital redemption reserve) if the company can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares outstanding, or (c) if the company has commenced liquidation. In addition, our company may accept the surrender of any fully paid share for no consideration.

Variations of Rights of Shares If at any time, our share capital is divided into different classes of shares, all or any of the special rights attached to any class of shares may be varied either with the written consent of the holders of two-thirds in nominal value of the issued shares of that class, or with the sanction of a special resolution passed at a general meeting of the holders of shares of that class. The rights conferred upon the holders of the shares of any class issued with preferred or other rights will not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu with such existing class of shares.

Inspection of Books and Records Holders of our ordinary shares will have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records (other than our memorandum and articles of association, register of mortgages and charges, and copies of special resolutions passed by our shareholders). However, at the discretion of our board of directors, we intend to provide our shareholders with annual audited financial statements. See “Where You Can Find Additional Information.

Changes in Capital Our shareholders may from time to time by ordinary resolution:

●	increase our share capital by such sum, to be divided into shares of such classes and amount, as the resolution shall prescribe;

●	consolidate and divide all or any of our share capital into shares of a larger amount than our existing shares

●	sub-divide our existing shares, or any of them into shares of a smaller amount, provided that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in case of the share from which the reduced share is derived; or

●	cancel any shares that, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of our share capital by the amount of the shares so cancelled.

Our shareholders may, by special resolution and subject to confirmation by the Grand Court of the Cayman Islands on an application by our company for an order confirming such reduction, reduce our share capital and any capital redemption reserve in any manner authorized by law.

Issuance of Additional Shares Our second amended and restated memorandum and articles of association authorizes our board of directors to issue additional ordinary shares from time to time as our board of directors shall determine, to the extent there are available authorized but unissued shares.

Our second amended and restated memorandum and articles of association authorizes our board of directors to establish from time to time one or more series of convertible redeemable preferred shares and to determine, with respect to any series of convertible redeemable preferred shares, the terms and rights of that series, including:

●	designation of the series;

●	the number of shares of the series;

●	the dividend rights, conversion rights and voting rights; and

●	the rights and terms of redemption and liquidation preferences.

The issuance of convertible redeemable preferred shares may be used as an anti-takeover device without further action on the part of the shareholders. Issuance of these shares may dilute the voting power of holders of ordinary shares.

Anti-Takeover Provisions Some provisions of our second amended and restated memorandum and articles of association may discourage, delay or prevent a change of control of our company or management that shareholders may consider favorable, including provisions that:

●	authorize our board of directors to issue preferred shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preferred shares without any further vote or action by our shareholders; and

●	limit the ability of shareholders to requisition and convene general meetings of shareholders.

However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our second amended and restated memorandum and articles of association for a proper purpose and for what they believe in good faith to be in the best interests of our company.

Exempted Company We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:

●	does not have to file an annual return of its shareholders with the Registrar of Companies;

●	is not required to open its register of members for inspection;

●	does not have to hold an annual general meeting;

●	may issue negotiable or bearer shares or shares with no par value;

●	may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

●	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	may register as a limited duration company; and

●	may register as a segregated portfolio company.

Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil). Our second amended and restated memorandum and articles of association contains a declaration that the liability of our members is so limited.

Register of Members Under the Companies Act, we must keep a register of members and there should be entered therein:

●	the names and addresses of our members, a statement of the shares held by each member, and of the amount paid or agreed to be considered as paid, on the shares of each member, whether each class of shares held by a member carries voting rights under our articles of association, and if so, whether such voting rights are conditional;

●	the date on which the name of any person was entered on the register as a member; and

●	the date on which any person ceased to be a member.

Under Cayman Islands law, the register of members of our company is prima facie evidence of the matters set out therein (i.e. the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a member registered in the register of members is deemed as a matter of Cayman Islands law to have legal title to the shares as set against its name in the register of members. Upon the completion of this offering, our company’s register of members will be immediately updated to record and give effect to the issue of ordinary shares by us to the custodian (or its nominee) as the custodian. Once our register of members has been updated, the shareholders recorded in the register of members will be deemed to have legal title to the shares set against their name in the register of members.

If the name of any person is incorrectly entered in or omitted from our register of members, or if there is any default or unnecessary delay in entering on the register the fact of any person having ceased to be a member of our company, the person or member aggrieved (or any member of our company or our company itself) may apply to the Grand Court of the Cayman Islands for an order that the register be rectified, and the Court may either refuse such application or it may, if satisfied of the justice of the case, make an order for the rectification of the register.

Differences in Corporate Law

The Companies Act is derived, to a large extent, from the older Companies Acts of England, but does not follow recent United Kingdom statutory enactments, and accordingly there are significant differences between the Companies Act and the current Companies Act of England. In addition, the Companies Act differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of certain significant differences between the provisions of the Companies Act applicable to us and the comparable provisions of the laws applicable to companies incorporated in the State of Delaware and their shareholders.

Mergers and Similar Arrangements The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (a) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company and (b) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (i) a special resolution of the shareholders of each constituent company and (ii) such other authorization, if any, as may be specified in such constituent company’s articles of association. The written plan of merger or consolidation must be filed with the Registrar of Companies together with a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation effected in compliance with these statutory procedures.

A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman subsidiary if a copy of the plan of merger is given to every member of that Cayman subsidiary to be merged unless that member agrees otherwise. For this purpose a company is a “parent” of a subsidiary if it holds issued shares that together represent at least 90% of the votes at a general meeting of the subsidiary.

The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Save in certain limited circumstances, a shareholder of a Cayman constituent company who dissents from the merger or consolidation is entitled to payment of the fair value of his shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) upon dissenting to the merger or consolidation, provided that the dissenting shareholder complies strictly with the procedures set out in the Companies Act. The exercise of dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

Separate from the statutory provisions relating to mergers and consolidations, the Companies Act also contains statutory provisions that facilitate the reconstruction and amalgamation of companies, provided that the arrangement is approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made, and who must, in addition, represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

●	the statutory provisions as to the required majority vote have been met;

●	the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

●	the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

●	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

The Companies Act also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of dissentient minority shareholder upon a tender offer. When a take-over offer is made and accepted by holders of 90.0% of the shares affected (within four months after the offer), the offeror may, within a two-month period commencing on the expiration of such four months period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction is thus approved, the dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ Suits In principle, we will normally be the proper plaintiff to sue for a wrong done to us as a company, and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands courts can be expected to apply and follow common law principles (namely the rule in Foss v Harbottle and the expectations thereto) that a non-controlling shareholder may be permitted to commence a class action against the company or a derivative action in the name of the company to challenge certain acts, including the following:

●	an act which is ultra vires or illegal and is therefore incapable of ratification by the shareholders;

●	an act which, although not ultra vires, could only be effected if duly authorized by a resolution with a qualified or special majority (i.e., more than a simple majority) that has not been obtained; and

●	an act which constitutes a “fraud on the minority” where the wrongdoers are themselves in control of the company.

Indemnification of Directors and Executive Officers and Limitation of Liability Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime.

Our second amended and restated memorandum and articles of association provide that our directors and officers shall be indemnified and secured harmless against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such director or officer, other than by reason of such person’s own dishonesty, willful default or fraud, in or about the conduct of our company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. In addition, we intend to enter into indemnification agreements with our directors and senior executive officers that will provide such persons with additional indemnification beyond that provided in our second amended and restated memorandum and articles of association.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Directors’ Fiduciary Duties Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he or she reasonably believes to be in the best interests of the corporation. He or she must not use his or her corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company—a duty to act bona fide in the best interests of the company, a duty not to make a profit based on his or her position as director (unless the company permits him to do so), a duty not to put himself in a position where the interests of the company conflict with his or her personal interest or his or her duty to a third party and a duty to exercise powers for the purpose for which such powers were intended. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his or her duties a greater degree of skill than may reasonably be expected from a person of his or her knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Shareholder Action by Written Consent Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. As permitted by Cayman Islands law, our second amended and restated memorandum and articles of association provide that our shareholders may approve corporate matters by way of a unanimous written resolution signed by or on behalf of each shareholder who would have been entitled to vote on such matter at a general meeting without a meeting being held.

Shareholder Proposals Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

Cayman Islands law provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our second amended and restated memorandum and articles of association allow any two or more of our shareholders holding in the aggregate not less than one-third of the votes attaching to all issued and outstanding shares of our company entitled to vote at general meetings to requisition an extraordinary meeting of the shareholders, in which case the directors are obliged to call such meeting and to put the resolutions so requisitioned to a vote at such meeting. However, our second amended and restated memorandum and articles of association do not provide our shareholders with any right to put any proposals before annual general meetings or extraordinary general meetings not called by such shareholders.

As an exempted Cayman Islands company, we are not obliged by law to call shareholders’ annual general meetings. Our second amended and restated memorandum and articles of association provides that we may in each year to hold a general meeting as our annual general meeting, and to specify the meeting as such in the notice calling it.

Cumulative Voting  Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under Cayman Islands law, but our second amended and restated memorandum and articles of association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors Under the Delaware General Corporation Law, a director of a corporation with a classified board of directors may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our second amended and restated memorandum and articles of association, directors may be removed by ordinary resolution of our shareholders.

Transactions with Interested Shareholders The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting stock within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company, for a proper corporate purpose and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding up Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board of directors. Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

Under the Companies Act of the Cayman Islands, our company may be dissolved, liquidated or wound up voluntarily by a special resolution, or by an ordinary resolution on the basis that we are unable to pay our debts as they fall due.

Variation of Rights of Shares Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under our second amended and restated memorandum and articles of association, and as permitted by Cayman Islands law, if our share capital is divided into more than one class of shares, we may vary the rights attached to any class either with the written consent of the holders of two-thirds in nominal value of the issued shares of that class or with the sanction of a special resolution passed at a general meeting of the holders of the shares of that class.

Amendment of Governing Documents Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under Cayman Islands law, our second amended and restated memorandum and articles of association may only be amended by special resolution of our shareholders.

Inspection of Books and Records Under the Delaware General Corporation Law, any shareholder of a corporation may for any proper purpose inspect or make copies of the corporation’s stock ledger, list of shareholders and other books and records.

Holders of our shares will have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records (other than our memorandum and articles of association, register of mortgages and charges, and copies of special resolutions passed by our shareholders). However, we intend to provide our shareholders with annual reports containing audited financial statements.

Anti-takeover Provisions in Our Memorandum and Articles of Association Some provisions of our second amended and restated memorandum and articles of association may discourage, delay or prevent a change of control of our company or management that shareholders may consider favorable, including a provision that authorizes our board of directors to issue preference shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preference shares without any further vote or action by our shareholders.

Such shares could be issued quickly with terms calculated to delay or prevent a change in control of our company or make removal of management more difficult. If our board of directors decides to issue these preference shares, the price of our ADSs may fall and the voting and other rights of the holders of our ordinary shares underlying the ADSs may be materially and adversely affected.

However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our second amended and restated memorandum and articles of association for a proper purpose and for what they believe in good faith to be in the best interests of our company.

Rights of Non-resident or Foreign Shareholders There are no limitations imposed by our second amended and restated memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our second amended and restated memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES

American depositary shares

The name of the depositary is Citibank, N.A. The depositary’s office is located at 388 Greenwich Street, 23rd Floor, New York, New York 10013 USA. American Depositary Shares are frequently referred to as “ADSs” and represent ownership interests in securities that are on deposit with the depositary bank. ADSs may be represented by certificates that are commonly known as “American Depositary Receipts” or “ADRs.” The depositary bank typically appoints a custodian to safekeep the securities on deposit. In this case, the custodian is Citibank, N.A.—Hong Kong, located at 9/F, Citi Tower, One Bay East, 83 Hoi Bun Road, Kwun Tong, Kowloon, Hong Kong.

Each ADS represents the right to receive and to exercise the beneficial ownership interests in three ordinary shares that are on deposit with the depositary bank and/or custodian. An ADS also represents the right to receive, and to exercise the beneficial interests in, any other property received by the depositary bank or the custodian on behalf of the owner of the ADS but that has not been distributed to the owners of ADSs because of legal restrictions or practical considerations.

If you become an owner of ADSs, you will become a party to the deposit agreement and therefore will be bound by its terms and to the terms of any ADR that represents your ADSs. The deposit agreement and the ADR specify our rights and obligations as well as your rights and obligations as owner of ADSs and those of the depositary bank. As an ADS holder you appoint the depositary bank to act on your behalf in certain circumstances. The deposit agreement and the ADRs are governed by New York law. However, our obligations to the holders of the ordinary shares will continue to be governed by the laws of the Cayman Islands, which may be different from the laws of the United States.

In addition, applicable laws and regulations may require you to satisfy reporting requirements and obtain regulatory approvals in certain circumstances. You are solely responsible for complying with such reporting requirements and obtaining such approvals. Neither the depositary bank, the custodian, us, or any of their or our respective agents or affiliates shall be required to take any actions whatsoever on your behalf to satisfy such reporting requirements or obtain such regulatory approvals under applicable laws and regulations.

We will not treat ADS holders as our shareholders and accordingly, you, as an ADS holder, will not have shareholder rights. The depositary bank will hold on your behalf the shareholder rights attached to the ordinary shares underlying your ADSs. As an owner of ADSs, you will be able to exercise the shareholder rights for the ordinary shares represented by your ADSs through the depositary bank only to the extent contemplated in the deposit agreement. To exercise any shareholder rights not contemplated in the deposit agreement you will, as an ADS owner, need to arrange for the cancellation of your ADSs and become a direct shareholder.

The registration of the ordinary shares in the name of the depositary bank or the custodian shall, to the maximum extent permitted by applicable law, vest in the depositary bank or the custodian the record ownership in the applicable ordinary shares with the beneficial ownership and interests in such ordinary shares being at all times vested with the beneficial owners of the ADSs representing the ordinary shares. The depositary bank or the custodian shall at all times be entitled to exercise the beneficial ownership rights in all deposited property, in each case only on behalf of the holders and beneficial owners of the ADSs representing the deposited property.

The following is a summary of the material provisions of the deposit agreement. For more complete information, you should read the entire deposit agreement and the amendments thereto and the form of American Depositary Receipt. This summary does not purport to be complete and is subject to and qualified in its entirety by our Form F-6 and its amendments, as filed on October 16, 2017 and August 10, 2020 (File No.333-220966). For directions on how to obtain copies of those documents, see “Where You Can Find Additional Information” in our prospectus.

Holding the ADSs

How will you hold your ADSs?

As an owner of ADSs, you may hold your ADSs either by means of an ADR registered in your name, through a brokerage or safekeeping account, or through an account established by the depositary bank in your name reflecting the registration of uncertificated ADSs directly on the books of the depositary bank (common referred to as the “direct registration system” or “DRS”). The direct registration system reflects the uncertificated (book-entry) registration of ownership of ADSs by the depositary bank. Under the direct registration system, ownership of ADSs is evidenced by periodic statements issued by the depositary bank to the holders of the ADSs. The direct registration system includes automated transfers between the depositary bank and the Depository Trust Company (“DTC”), the central book-entry clearing and settlement system for equity securities in the United States. If you decide to hold your ADSs through your brokerage or safekeeping account, you must rely on the procedures of your broker or bank to assert your rights as ADS owner. Banks and brokers typically hold securities such as the ADSs through clearing and settlement systems such as DTC. The procedures of such clearing and settlement system may limit your ability to exercise your rights as an owner of ADSs. Please consult with your broker or bank if you have any questions concerning these limitations and procedures. All ADSs held through DTC will be registered in the name of a nominee of DTC. This summary description assumes you have opted to own the ADSs directly by means of an ADS registered in your name and, as such, we will refer to you as the “holder”. When we refer to “you”, we assume the reader owns ADSs and will own ADSs at the relevant time.

Dividends and Other Distributions

How will you receive dividends and other distributions on the ordinary shares?

As a holder of ADSs, you generally have the right to receive distributions we make on the securities deposited with the custodian. Your receipt of these distributions may be limited, however, by practical considerations and legal limitations. You will receive these distributions in proportion to the number of ordinary shares your ADSs represent as of the record date (which will be as close as practicable to the record date for our ordinary shares) set by the depositary with respect to the ADSs, after deduction of the applicable fees, taxes, and expenses.

●	Cash. The depositary will convert any cash dividend or other cash distribution we pay on the ordinary shares or any net proceeds from the sale of any ordinary shares, rights, securities or other entitlements into U.S. dollars if it can do so on a practicable basis, and can transfer the U.S. dollars to the United States. If that is not practical or lawful or if any government approval is needed and cannot be obtained, the deposit agreement allows the depositary either to distribute the foreign currency to the ADS holders or to hold the foreign currency for the account of the ADS holders, in which case it will not invest the foreign currency and it will not be liable for any interest. Before making a distribution, any taxes or other governmental charges, together with fees and expenses of the depositary, that must be paid, will be deducted. See “Description of American Depositary Shares—Fees and Expenses” and “Description of American Depositary Shares—Payment of Taxes” in our prospectus. It will distribute only such amount as can be distributed without attributing to any holder a fraction of one cent, and any balance not so distributed shall be held by the depositary (without liability for interest thereon) and shall be added to and become part of the next sum received by the depositary for distribution to holders of ADSs outstanding at the time of the next distribution. If the exchange rates fluctuate during a time when the depositary cannot convert the foreign currency, you may lose some or all of the value of the distribution.

●	Shares. The depositary may distribute additional ADSs representing any ordinary shares we distribute as a dividend or free distribution. The depositary will only distribute whole ADSs. It will sell any ordinary shares that would require it to deliver a fractional ADS and distribute the net proceeds in the same way as it does with cash. If the depositary does not distribute additional ADSs, the outstanding ADSs will, to the extent permissible by law, also represent the new ordinary shares. The depositary may sell all or a portion of the ordinary shares that it has not distributed, and distribute the net proceeds in the same way as it does with cash. Additionally, the depositary may sell a portion of the distributed ordinary shares sufficient to pay its fees and expenses, and any taxes and governmental charges, in connection with that distribution.

●	Elective Distributions in Cash or Shares. If we offer holders of our ordinary shares the option to receive dividends in either cash or shares, the depositary, after consultation with us and having received timely notice as described in the deposit agreement of such elective distribution by us, will determine to what extent such elective distribution will be made available to you as a holder of the ADSs. We must first instruct the depositary to make such elective distribution available to you and furnish it with satisfactory evidence that it is legal to do so. The depositary could decide it is not legal or reasonably practical to make such elective distribution available to you. In such case, the depositary shall, on the basis of the same determination as is made in respect of the ordinary shares for which no election is made, distribute either cash, in the same way as it does in a cash distribution, or additional ADSs representing ordinary shares, in the same way as it does in a share distribution. The depositary is not obligated to make available to you a method to receive the elective dividend in shares rather than in ADSs. You may not be given the opportunity to receive elective distributions on the same terms and conditions as the holders of our ordinary shares.

●	Rights to Subscribe for Additional Shares. If we offer holders of our ordinary shares any rights to subscribe for additional shares or any other rights, the depositary may after consultation with us and having received timely notice as described in the deposit agreement of such distribution by us, make these rights available to you. We must first instruct the depositary to make such rights available to you and furnish the depositary with satisfactory evidence that it is legal to do so. If the depositary decides it is not legal and practicable to make the rights available, or if rights have been made available but have not been exercised and appear to be about to lapse, the depositary may, if it determines it is lawful and practicable to do so, endeavor to sell the rights and distribute the net proceeds, in the same way as it does with cash. If the depositary is not able to distribute the rights or arrange for their sale, it will allow such rights that are not distributed or sold to lapse. In that case, you will receive no value for them. If the depositary makes rights available to you, it will exercise the rights and purchase the shares on your behalf. The depositary will then deposit the shares and deliver ADSs to you. It will only exercise rights if you pay it the exercise price and any other charges the rights require you to pay. The depositary will sell shares that would require it to deliver a fractional ADS and distribute the net proceeds in the same way as it does with cash.

The depositary may sell a portion of the distributed rights sufficient to pay its fees and expenses, and any taxes and governmental charges, in connection with that distribution.

You may not be given the opportunity to exercise rights on the same terms and conditions as the holders of ordinary shares or be able to exercise such rights.

U.S. securities laws may restrict transfers and cancellation of the ADSs represented by shares purchased upon exercise of rights. For example, you may not be able to trade these ADSs freely in the United States. In this case, the depositary may deliver restricted depositary shares that have the same terms as the ADSs described in this section except for changes needed to put the necessary restrictions in place.

The depositary bank is under no obligation to make available to you a method of exercising your rights to subscribe for Shares (rather than ADSs).

●	Other Distributions. Subject to receipt of timely notice, as described in the deposit agreement, from us with the request to make any such distribution available to you, and provided the depositary has determined such distribution is lawful and reasonably practicable and in accordance with the terms of the deposit agreement, the depositary will send to you anything else we distribute on deposited securities by any means it thinks is practicable. If the depositary cannot make a distribution in this way, it may endeavor to sell what we distributed and distribute the net proceeds in the same way as it does with cash. If the depositary is unable to sell what we distribute, it may dispose of such property in any way it deems reasonably practicable under the circumstances for nominal or no consideration. The depositary may sell a portion of the distributed securities or property sufficient to pay its fees and expenses and any taxes and governmental charges in connection with that distribution.

●	Redemption. Whenever we decide to redeem any of the securities on deposit with the custodian, we will notify the depositary bank in advance. If it is practicable and if we provide all of the documentation contemplated in the deposit agreement, the depositary bank will provide notice of the redemption to the holders.

The custodian will be instructed to surrender the shares being redeemed against payment of the applicable redemption price. The depositary bank will convert the redemption funds into U.S. dollars upon the terms of the deposit agreement and will establish procedures to enable holders to receive the net proceeds from the redemption upon surrender of their ADSs to the depositary bank. You may have to pay fees, expenses, taxes, and other governmental charges upon the redemption of your ADSs. If less than all of the ADSs are being redeemed, the ADSs to be retired will be selected by lot or on a pro rata basis, as the depositary bank may determine.

The depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any ADS holders. We have no obligation to register ADSs, shares, rights or other securities under the Securities Act. We also have no obligation to take any other action to permit the distribution of ADSs, shares, rights or anything else to ADS holders. This means that you may not receive the distributions we make on our shares or any value for them if it is illegal or impractical for us to make them available to you.

Changes Affecting Ordinary Shares

The ordinary shares held on deposit for your ADSs may change from time to time. For example, there may be a change in nominal or par value, split-up, cancellation, consolidation or any other reclassification of such ordinary shares or a recapitalization, reorganization, merger, consolidation or sale of assets of the Company.

If any such change were to occur, your ADSs would, to the extent permitted by law and the deposit agreement, represent the right to receive the property received or exchanged in respect of the ordinary shares held on deposit. The depositary may in such circumstances deliver new ADSs to you, amend the deposit agreement, the applicable ADRs and the applicable Registration Statement(s) on Form F-6, call for the exchange of your existing ADSs for new ADSs and take any other actions that are appropriate to reflect as to the ADSs the change affecting the ordinary shares. If the depositary may not lawfully distribute such property to you, the depositary may sell such property and distribute the net proceeds to you as in the case of a cash distribution.

Deposit, Withdrawal and Cancellation

How are ADSs issued?

The depositary may create ADSs on your behalf if you or your broker deposits ordinary shares or evidence of rights to receive ordinary shares with the custodian or its nominee. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will register the appropriate number of ADSs in the names you request and will deliver the ADSs to or upon the order of the person or persons entitled thereto. Your ability to deposit ordinary shares and receive ADSs may be limited by U.S. and Cayman Islands legal considerations applicable at the time of deposit

When you make a deposit of the ordinary shares, you will be responsible for transferring good and valid title to the depositary bank. As such, you will be deemed to represent and warrant that:

●	The ordinary shares are duly authorized, validly issued, fully paid, non-assessable, and legally obtained.

●	All preemptive (and similar) rights, if any, with respect to such ordinary shares have been validly waived or exercised.

●	You are duly authorized to deposit the ordinary shares.

●	The ordinary shares presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage, or adverse claim, and are not, and the ADSs issuable upon such deposit will not be, “restricted securities” (as defined in the deposit agreement).

●	The ordinary shares presented for deposit have not been stripped of any rights or entitlements.

If any of the representations or warranties is incorrect in any way, we and the depositary bank may, at your cost and expense, take any and all actions necessary to correct the consequences of the misrepresentations

How do ADS holders cancel an American Depositary Share and Receive the Ordinary Shares(s) Underlying such ADS?

As a holder, you will be entitled to present your ADSs to the depositary bank for cancellation and then receive the corresponding number of underlying ordinary shares at the custodian’s offices. Your ability to withdraw the ordinary shares held in respect of the ADSs may be limited by U.S. and Cayman Islands considerations applicable at the time of withdrawal. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will deliver the ordinary shares and any other deposited securities underlying the ADSs to you or a person you designate, subject to the terms and conditions of the deposit agreement, of the ADRs evidencing the ADSs so cancelled, our second amended and restated memorandum and articles of association, and of any applicable laws and regulations of the DTC, and the terms and conditions of or governing the deposited securities. The depositary may make delivery of any cash distributions, dividends, or proceeds in respect of deposited securities represented by ADSs surrendered for cancellation and withdrawal, at its principal office. At your request, risk and expense, the depositary will deliver any deposited property (other than deposited securities) held by the Custodian in respect of such ADSs at its principal office, if practicable and not illegal.

If you hold ADSs registered in your name, the depositary bank may ask you to provide proof of identity and genuineness of any signature and such other documents as the depositary bank may deem appropriate before it will cancel your ADSs. The withdrawal of ordinary shares represented by your ADSs may be delayed until the depositary bank receives satisfactory evidence of compliance with all pplicable laws and regulations. Please keep in mind that the depositary bank will only accept ADSs for cancellation that represent a whole number of securities on deposit.

You have the right to cancel your ADSs and withdraw the underlying ordinary shares at any time except in the following instances:

●	when temporary delays arise because: (1) the depositary has closed its transfer books or we have closed our transfer books; (2) the transfer of ordinary shares is blocked to permit voting at a shareholders’ meeting; or (3) we are paying a dividend on our ordinary shares;

●	when you owe money to pay fees, taxes and similar charges; or

●	when it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to ADSs or to the withdrawal of ordinary shares or other deposited securities.

●	other circumstances specifically contemplated by Instruction I.A(1) of the General Instructions to Form F-6 (as such General Instructions may be amended from time to time).

The deposit agreement may not be modified to impair your right to withdraw the securities represented by your ADSs except to comply with mandatory provisions of law.

How do ADS holders interchange between Certificated ADSs and Uncertificated ADSs?

You may surrender your ADR to the depositary for the purpose of exchanging your ADR for uncertificated ADSs. Upon payment of applicable fees and expenses and if permitted by law, the depositary will cancel that ADR and will send you a statement confirming that you are the owner of uncertificated ADSs. Alternatively, upon receipt by the depositary of a proper instruction from a holder of uncertificated ADSs requesting the exchange of uncertificated ADSs for certificated ADSs, the depositary will execute and deliver to you an ADR evidencing those ADSs.

Voting Rights

How do you vote?

As a holder, you generally have the right under the deposit agreement to instruct the depositary bank to exercise the voting rights for the ordinary shares represented by your ADSs. The voting rights of holders of ordinary shares are described in “Description of Share Capital” in the prospectus.

At our request, the depositary bank will distribute to you any notice of shareholders’ meeting received from us together with information explaining how to instruct the depositary bank to exercise the voting rights of the securities represented by ADSs.

If the depositary bank timely receives voting instructions from a holder of ADSs, it will endeavor to vote the securities (in person or by proxy) represented by the holder’s ADSs in accordance with the voting instructions received from the holders of ADSs as follows:

●	In the event of voting by show of hands, the depositary bank will vote (or cause the custodian to vote) all ordinary shares held on deposit at that time in accordance with the voting instructions received from a majority of holders of ADSs who provide timely voting instructions.

●	In the event of voting by poll, the depositary bank will vote (or cause the custodian to vote) the ordinary shares held on deposit in accordance with the voting instructions received from the holders of ADSs.

In the event of voting by poll, holders of ADSs in respect of which no timely voting instructions have been received shall be deemed to have instructed the depositary to give a discretionary proxy to a person designated by us to vote the ordinary shares represented by such holders’ ADSs; provided, that no such instructions shall be deemed given and no such discretionary proxy shall be given with respect to any matter as to which we inform the depositary that we do not wish such proxy to be given; provided, further, that no such discretionary proxy shall be given (x) with respect to any matter as to which we inform the depositary that (i) there exists substantial opposition, or (ii) the rights of holders of ADSs or the shareholders of our company will be materially adversely affected, and (y) in the event that the vote is on a show of hands.

Please note that the ability of the depositary bank to carry out voting instructions may be limited by practical and legal limitations and the terms of the securities on deposit. We cannot assure you that you will receive voting materials in time to enable you to return voting instructions to the depositary bank in a timely manner.

Payment of Taxes

You will be responsible for any taxes or other governmental charges payable on your ADSs or on the deposited securities represented by any of your ADSs. The depositary may refuse to register any transfer your ADSs or allow you to withdraw the deposited securities represented by your ADSs until such taxes or other charges are paid. It may apply payments owed to you or sell deposited securities represented by your ADSs to pay any taxes owed and you will remain liable for any deficiency. If the depositary sells deposited securities, it will, if appropriate, reduce the number of ADSs to reflect the sale and pay to you any net proceeds, or send to you any property, remaining after it has paid the taxes. You agree to indemnify us, the depositary, the custodian and each of our and their respective agents, directors, employees and affiliates for, and hold each of them harmless from, any claims with respect to taxes (including applicable interest and penalties thereon) arising from any refund of taxes, reduced rate or withholding or other tax benefit obtained for you and any claims by any governmental authority with respect to taxes, additions to tax, penalties or interest arising out of any refund of taxes, reduced rate withholding at source or other tax benefit obtained.

Reclassifications, Recapitalizations and Mergers

If we:		Then:
●	Change the par value of our ordinary shares	●	The cash, shares or other securities received by the depositary will become deposited securities, to the extent permitted by law, and each ADS will automatically represent its equal share of the new deposited securities.

●	Reclassify, split up, subdivide or consolidate any of the deposited securities	●	The depositary may deliver new ADSs or ask you to surrender your outstanding ADRs in exchange for new ADRs identifying the new deposited securities.

●	Distribute securities on the ordinary shares that are not distributed to you	●	If any securities received by the depositary may not be lawfully distributed to some or all holders of ADSs, the depositary may sell such securities and distribute the net proceeds in the same way it does cash.

Amendment and Termination

How may the deposit agreement be amended?

We may agree with the depositary to amend the deposit agreement and the form of ADR without your consent for any reason. If an amendment adds or increases fees or charges (except for taxes and other governmental charges or expenses of the depositary for registration fees, facsimile costs, delivery charges or similar items, including expenses incurred in connection with foreign exchange control regulations) or materially prejudices a substantial existing right of ADS holders, it will not become effective for outstanding ADSs until 30 days after the depositary notifies ADS holders of the amendment. At the time an amendment becomes effective, you are considered, by continuing to hold your ADSs, to agree to the amendment and to be bound by the ADRs and the deposit agreement as amended. If any new laws are adopted that would require the deposit agreement to be amended in order to comply therewith, we and the depositary may amend the deposit agreement in accordance with such laws and such amendment may become effective before notice thereof is given to ADS holders.

How may the deposit agreement be terminated?

The depositary will terminate the deposit agreement if we ask it to do so, in which case the depositary will give notice to you at least 30 days prior to termination. The depositary may also terminate the deposit agreement if the depositary has told us that it would like to resign, or if we have removed the depositary, and in either case we have not appointed a new depositary within 90 days. In either such case, the depositary must notify you at least 30 days before termination.

After termination, the depositary and its agents will do the following under the deposit agreement but nothing else:

●	Collect distributions on the deposited securities.

●	Sell rights and other property.

●	Deliver ordinary shares and other deposited securities upon cancellation of ADSs after payment of any fees, charges, taxes or other governmental charges. At any time after termination, the depositary may sell any remaining deposited securities by public or private sale.

After that, the depositary will hold the money it received on the sale, as well as any other cash it is holding under the deposit agreement, for the pro rata benefit of the ADS holders that have not surrendered their ADSs. It will not invest the money and has no liability for interest. The depositary’s only obligations will be to account for the money and other cash. After termination, our only obligations under the deposit agreement will be to indemnify the depositary and to pay fees and expenses of the depositary that we agreed to pay.

Books of Depositary

The depositary will maintain ADS holder records at its depositary office. You may inspect such records at such office during regular business hours but solely for the purpose of communicating with other holders in the interest of the business of our company or matters relating to the ADSs or the deposit agreement.

The depositary will maintain facilities in the Borough of Manhattan, the City of New York to record and process the issuance, cancellation, combination, split-up and transfer of ADRs. The depositary may close the transfer books with respect to the ADSs at any time or from time to time, when deemed necessary or advisable by it in good faith in connection with the performance of its duties hereunder, or at the reasonable written request of us, subject to the depositary’s compliance with U.S. securities laws.

Limitations on Obligations and Liability

Limits on our Obligations and the Obligations of the Depositary; Limits on Liability to Holders of ADSs

The deposit agreement expressly limits our obligations and the obligations of the depositary. It also limits our liability and the liability of the depositary as follows:

●	We and the depositary are only obligated to take the actions specifically set forth in the deposit agreement without negligence or bad faith.

●	We and the depositary are not liable if either of us is prevented or delayed by law or circumstances beyond our control from performing our obligations under the deposit agreement, including, without limitation, requirements of any present or future law, regulation, governmental or regulatory authority or share exchange of any applicable jurisdiction, any present or future provisions of our second amended and restated memorandum and articles of association, on account of possible civil or criminal penalties or restraint, any provisions of or governing the deposited securities or any act of God, war or other circumstances beyond our control as set forth in the deposit agreement.

●	We and the depositary are not liable if either of us exercises, or fails to exercise, discretion permitted under the deposit agreement.

●	We and the depositary are not liable for the inability of any holder of ADSs to benefit from any distribution, offering, right or other benefit made available to holders of deposited securities that is not made available to holders of ADSs under the terms of the deposit agreement.

●	We and the depositary have no obligation to become involved in a lawsuit or other proceeding related to the ADSs or the deposit agreement on your behalf or on behalf of any other party if in our or the depositary’s opinion such proceeding may involve us or the depositary in expense or liability, unless satisfactory indemnity against all expenses and liabilities is furnished as often as may be required.

●	We and the depositary may rely upon any documents we believe in good faith to be genuine and to have been signed or presented by the proper party.

●	We and the depositary disclaim any liability for any action/inaction in reliance on the advice or information of legal counsel, accountants, any person presenting ordinary shares for deposit, holders and beneficial owners (or authorized representatives) of ADSs, or any other person believed in good faith to be competent to give such advice or information. We and the depositary disclaim any liability for any consequential or punitive damages (including lost profits) for any breach of the terms of the deposit agreement or otherwise.

●	The holders and the beneficial owners are responsible for the taxes payable or in connection with the ownership of ADSs, ordinary shares or deposited securities.

The depositary and any of its agents also disclaim any liability for any of the following:

●	A failure to carry out any instructions to vote, the manner in which any vote is cast or the effect of any vote, provided that any such action or omission is in good faith and without negligence in accordance with the deposit agreement.

●	The manner in which any vote is cast.

●	The effect of any vote.

●	A failure to accurately determine that any distribution or action may be lawful or reasonably practicable or for allowing any rights to lapse in accordance with the provisions of the deposit agreement.

●	A failure or timeliness of any notice from us, the content of any information submitted to it by us for distribution to you or for any inaccuracy of any translation thereof.

●	Any investment risk associated with the acquisition of an interest in the deposited securities.

●	The validity or worth of the deposited securities.

●	The credit-worthiness of any third party.

●	Allowing any rights to lapse under the terms of the deposit agreement.

●	Any action or failure to act by, or any information provided or not provided by, DTC or any DTC participant.

The depositary and its agents shall not be liable for any acts or omissions made by a successor depositary, provided that in connection with any issue out of which a potential liability arises the depositary performed its obligations without negligence or bad faith while it acted as depositary.

In addition, the deposit agreement provides that each party to the deposit agreement (including each holder, beneficial owner and holder of interests in the ADRs) irrevocably waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in any lawsuit or proceeding against the depositary or our company related to our shares, the ADSs or the deposit agreement.

In the deposit agreement, we and the depositary agree to indemnify each other under certain circumstances.

Foreign Currency Conversion

The depositary bank will arrange for the conversion of all foreign currency received into U.S. dollars if such conversion is practical and it will distribute the U.S. dollars in accordance with the terms of the deposit agreement. You may have to pay fees and expenses incurred in converting foreign currency, such as fees and expenses incurred in complying with currency exchange controls and other governmental requirements.

If the conversion of foreign currency is not practical or lawful, or if any required approvals are denied or not obtainable at a reasonable cost or within a reasonable period, the depositary bank may take the following actions in its discretion:

●	Convert the foreign currency to the extent practical and lawful and distribute the U.S. dollars to the holders for whom the conversion and distribution is lawful and practical.

●	Distribute the foreign currency to holders for whom the distribution is lawful and practical.

●	Hold the foreign currency (without liability for interest) for the applicable holders.

Governing Law/Waiver of Jury Trial

The deposit agreement and the ADRs will be interpreted in accordance with the laws of the State of New York. The rights of holders of the ordinary shares (including the ordinary shares represented by ADSs) is governed by the laws of the Cayman Islands.

DESCRIPTION OF DEBT SECURITIES

As used in this prospectus, the term “debt securities” means the debentures, notes, bonds and other evidences of indebtedness that we may issue from time to time. The debt securities will either be senior debt securities, senior subordinated debt or subordinated debt securities. We may also issue convertible debt securities. Debt securities issued under an indenture (which we refer to herein as an Indenture) will be entered into between us and a trustee to be named therein. It is likely that convertible debt securities will not be issued under an Indenture.

The Indenture or forms of Indentures, if any, will be filed as exhibits to the registration statement of which this prospectus is a part.

As you read this section, please remember that for each series of debt securities, the specific terms of your debt security as described in the applicable prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in the summary below. The statement we make in this section may not apply to your debt security.

Events of Default Under the Indenture

Unless we provide otherwise in the prospectus supplement or free writing prospectus applicable to a particular series of debt securities, the following are events of default under the indentures with respect to any series of debt securities that we may issue:

●	if we fail to pay the principal or premium, if any, when due and payable at maturity, upon redemption or repurchase or otherwise;

●	if we fail to pay interest when due and payable and our failure continues for certain days;

●	if we fail to observe or perform any other covenant contained in the Securities of a Series or in this Indenture, and our failure continues for certain days after we receive written notice from the trustee or holders of at least certain percentage in aggregate principal amount of the outstanding debt securities of the applicable series. The written notice must specify the Default, demand that it be remedied and state that the notice is a “Notice of Default”;

●	if specified events of bankruptcy, insolvency or reorganization occur; and

●	if any other event of default provided with respect to securities of that series, which is specified in a Board Resolution, a supplemental indenture hereto or an Officers’ Certificate as defined in the Form of Indenture.

We covenant in the Form of Indenture to deliver a certificate to the trustee annually, within certain days after the close of the fiscal year, to show that we are in compliance with the terms of the indenture and that we have not defaulted under the indenture.

Nonetheless, if we issue debt securities, the terms of the debt securities and the final form of indenture will be provided in a prospectus supplement. Please refer to the prospectus supplement and the form of indenture attached thereto for the terms and conditions of the offered debt securities. The terms and conditions may or may not include whether or not we must furnish periodic evidence showing that an event of default does not exist or that we are in compliance with the terms of the indenture.

The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the Indentures and debt securities are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Indentures (and any amendments or supplements we may enter into from time to time which are permitted under each Indenture) and the debt securities, including the definitions therein of certain terms.

General

Unless otherwise specified in a prospectus supplement, the debt securities will be direct secured or unsecured obligations of our company. The senior debt securities will rank equally with any of our other unsecured senior and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment to any senior indebtedness.

We may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable Indenture and will be equal in ranking.

Should an indenture relate to unsecured indebtedness, in the event of a bankruptcy or other liquidation event involving a distribution of assets to satisfy our outstanding indebtedness or an event of default under a loan agreement relating to secured indebtedness of our company or its subsidiaries, the holders of such secured indebtedness, if any, would be entitled to receive payment of principal and interest prior to payments on the senior indebtedness issued under an Indenture.

Prospectus Supplement

Each prospectus supplement will describe the terms relating to the specific series of debt securities being offered. These terms will include some or all of the following:

●	the title of debt securities and whether they are subordinated, senior subordinated or senior debt securities;

●	any limit on the aggregate principal amount of debt securities of such series;

●	the percentage of the principal amount at which the debt securities of any series will be issued;

●	the ability to issue additional debt securities of the same series;

●	the purchase price for the debt securities and the denominations of the debt securities;

●	the specific designation of the series of debt securities being offered;

●	the maturity date or dates of the debt securities and the date or dates upon which the debt securities are payable and the rate or rates at which the debt securities of the series shall bear interest, if any, which may be fixed or variable, or the method by which such rate shall be determined;

●	the basis for calculating interest if other than 360-day year or twelve 30-day months;

●	the date or dates from which any interest will accrue or the method by which such date or dates will be determined;

●	the duration of any deferral period, including the maximum consecutive period during which interest payment periods may be extended;

●	whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;

●	the dates on which we will pay interest on the debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;

●	the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable, where any securities may be surrendered for registration of transfer, exchange or conversion, as applicable, and notices and demands may be delivered to or upon us pursuant to the applicable Indenture;

●	the rate or rates of amortization of the debt securities;

●	if we possess the option to do so, the periods within which and the prices at which we may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;

●	our obligation or discretion, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which we will redeem, repay or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;

●	the terms and conditions, if any, regarding the option or mandatory conversion or exchange of debt securities;

●	the period or periods within which, the price or prices at which and the terms and conditions upon which any debt securities of the series may be redeemed, in whole or in part at our option and, if other than by a board resolution, the manner in which any election by us to redeem the debt securities shall be evidenced;

●	any restriction or condition on the transferability of the debt securities of a particular series;

●	the portion, or methods of determining the portion, of the principal amount of the debt securities which we must pay upon the acceleration of the maturity of the debt securities in connection with any event of default if other than the full principal amount;

●	the currency or currencies in which the debt securities will be denominated and in which principal, any premium and any interest will or may be payable or a description of any units based on or relating to a currency or currencies in which the debt securities will be denominated;

●	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;

●	any deletions from, modifications of or additions to the events of default or our covenants with respect to the applicable series of debt securities, and whether or not such events of default or covenants are consistent with those contained in the applicable Indenture;

●	any limitation on our ability to incur debt, redeem stock, sell our assets or other restrictions;

●	the application, if any, of the terms of the applicable Indenture relating to defeasance and covenant defeasance (which terms are described below) to the debt securities;

●	what subordination provisions will apply to the debt securities;

●	the terms, if any, upon which the holders may convert or exchange the debt securities into or for our Ordinary Shares, preferred shares or other securities or property;

●	whether we are issuing the debt securities in whole or in part in global form;

●	any change in the right of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of an event of default;

●	the depositary for global or certificated debt securities, if any;

●	any material federal income tax consequences applicable to the debt securities, including any debt securities denominated and made payable, as described in the prospectus supplements, in foreign currencies, or units based on or related to foreign currencies;

●	any right we may have to satisfy, discharge and defease our obligations under the debt securities, or terminate or eliminate restrictive covenants or events of default in the Indentures, by depositing money or U.S. government obligations with the trustee of the Indentures;

●	the names of any trustees, depositories, authenticating or paying agents, transfer agents or registrars or other agents with respect to the debt securities;

●	to whom any interest on any debt security shall be payable, if other than the person in whose name the security is registered, on the record date for such interest, the extent to which, or the manner in which, any interest payable on a temporary global debt security will be paid if other than in the manner provided in the applicable Indenture;

●	if the principal of or any premium or interest on any debt securities is to be payable in one or more currencies or currency units other than as stated, the currency, currencies or currency units in which it shall be paid and the periods within and terms and conditions upon which such election is to be made and the amounts payable (or the manner in which such amount shall be determined);

●	the portion of the principal amount of any debt securities which shall be payable upon declaration of acceleration of the maturity of the debt securities pursuant to the applicable Indenture if other than the entire principal amount;

●	if the principal amount payable at the stated maturity of any debt security of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which shall be deemed to be the principal amount of such debt securities as of any such date for any purpose, including the principal amount thereof which shall be due and payable upon any maturity other than the stated maturity or which shall be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined); and

●	any other specific terms of the debt securities, including any modifications to the events of default under the debt securities and any other terms which may be required by or advisable under applicable laws or regulations.

Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange. Holders of the debt securities may present registered debt securities for exchange or transfer in the manner described in the applicable prospectus supplement. Except as limited by the applicable Indenture, we will provide these services without charge, other than any tax or other governmental charge payable in connection with the exchange or transfer.

Debt securities may bear interest at a fixed rate or a variable rate as specified in the prospectus supplement. In addition, if specified in the prospectus supplement, we may sell debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate, or at a discount below their stated principal amount. We will describe in the applicable prospectus supplement any special federal income tax considerations applicable to these discounted debt securities.

We may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by referring to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such debt securities may receive a principal amount on any principal payment date, or interest payments on any interest payment date, that are greater or less than the amount of principal or interest otherwise payable on such dates, depending upon the value on such dates of applicable currency, commodity, equity index or other factors. The applicable prospectus supplement will contain information as to how we will determine the amount of principal or interest payable on any date, as well as the currencies, commodities, equity indices or other factors to which the amount payable on that date relates and certain additional tax considerations.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of ordinary shares. Warrants may be offered independently or together with ordinary shares offered by any prospectus supplement and may be attached to or separate from those securities. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe in particular the terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement and any applicable free writing prospectus. The terms of any warrants offered under a prospectus supplement may differ from the terms described below.

We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of warrant and/or warrant agreement, which may include a form of warrant certificate, as applicable, that describes the terms of the particular series of warrants we may offer before the issuance of the related series of warrants. We may issue the warrants under a warrant agreement that we will enter into with a warrant agent to be selected by us. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any registered holders of warrants or beneficial owners of warrants. The following summary of material provisions of the warrants and warrant agreements is subject to, and qualified in its entirety by reference to, all the provisions of the form of warrant and/or warrant agreement and warrant certificate applicable to a particular series of warrants. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete form of warrant and/or the warrant agreement and warrant certificate, as applicable, that contain the terms of the warrants.The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

●	the title of the warrants;

●	the price or prices at which the warrants will be issued;

●	the designation, amount and terms of the securities or other rights for which the warrants are exercisable;

●	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;

●	the aggregate number of warrants;

●	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

●	the price or prices at which the securities or other rights purchasable upon exercise of the warrants may be purchased;

●	if applicable, the date on and after which the warrants and the securities or other rights purchasable upon exercise of the warrants will be separately transferable;

●	a discussion of any material U.S. federal income tax considerations applicable to the exercise of the warrants;

●	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

●	the maximum or minimum number of warrants that may be exercised at any time;

●	information with respect to book-entry procedures, if any; and

●	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants

Each warrant will entitle its holder to purchase the number of ordinary shares at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. The warrants may be exercised as set forth in the prospectus supplement relating to the warrants offered. Unless we otherwise specify in the applicable prospectus supplement, warrants may be exercised at any time up to the close of business on the expiration date set forth in the prospectus supplement relating to the warrants offered thereby. After the close of business on the expiration date, unexercised warrants will become void.

We will specify the place or places where, and the manner in which, warrants may be exercised in the form of warrant, warrant agreement or warrant certificate and applicable prospectus supplement. Upon receipt of payment and the warrant or warrant certificate, as applicable, properly completed and duly executed at the corporate trust office of the warrant agent, if any, or any other office, including ours, indicated in the prospectus supplement, we will, as soon as practicable, issue and deliver the securities purchasable upon such exercise. If less than all of the warrants (or the warrants represented by such warrant certificate) are exercised, a new warrant or a new warrant certificate, as applicable, will be issued for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Prior to the exercise of any warrants to purchase ordinary shares, holders of the warrants will not have any of the rights of holders of ordinary shares purchasable upon exercise, including the right to vote or to receive any payments of dividends or payments upon our liquidation, dissolution or winding up on the ordinary shares purchasable upon exercise, if any.

DESCRIPTION OF RIGHTS

We may issue rights to purchase our securities. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and one or more banks, trust companies or other financial institutions, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

●	the date of determining the security holders entitled to the rights distribution;

●	the aggregate number of rights issued and the aggregate amount of securities purchasable upon exercise of the rights;

●	the exercise price;

●	the conditions to completion of the rights offering;

●	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

●	any applicable federal income tax considerations.

Each right would entitle the holder of the rights to purchase for cash the principal amount of securities at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF UNITS

The following description, together with the additional information we may include in any applicable prospectus supplement, summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement and any related free writing prospectus. The terms of any units offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report we file with the SEC, the form of unit agreement that describes the terms of the series of units we may offer under this prospectus, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete unit agreement and any supplemental agreements that contain the terms of the units.

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we may issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent, if any, may be a bank or trust company that we select. We will indicate the name and address of the unit agent, if any, in the applicable prospectus supplement relating to a particular series of units. Specific unit agreements, if any, will contain additional important terms and provisions. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report that we file with the SEC, the form of unit and the form of each unit agreement, if any, relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable

●	the title of the series of units;

●	identification and description of the separate constituent securities comprising the units;

●	the price or prices at which the units will be issued;

●	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

●	a discussion of certain United States federal income tax considerations applicable to the units; and

●	any other material terms of the units and their constituent securities.

The provisions described in this section, as well as those described under “Description of Share Capital - Ordinary Shares” and “Description of Warrants” will apply to each unit and to any Ordinary Shares or warrant included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in numerous distinct series as we determine.

Transfer Agent and Registrar

The transfer agent and registrar for our Ordinary Shares is Maples Fund Services (Cayman) Limited. Their mailing address is 16/F Central Plaza, 18 Harbour Road, Hong Kong. Their phone number is +852 3655 9000.

NASDAQ Capital Market Listing

Our ADSs are listed on the NASDAQ Capital Market under the symbol “AHG.”

PLAN OF DISTRIBUTION

We may sell the securities offered through this prospectus (i) to or through underwriters or dealers, (ii) directly to purchasers, including our affiliates, (iii) through agents, or (iv) through a combination of any these methods. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices. The prospectus supplement will include the following information:

●	the terms of the offering;

●	the names of any underwriters or agents;

●	the name or names of any managing underwriter or underwriters;

●	the purchase price of the securities;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	the net proceeds from the sale of the securities;

●	any delayed delivery arrangements;

●	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

●	any initial public offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers;

●	any commissions paid to agents; and

●	any securities exchange or market on which the securities may be listed.

Sale Through Underwriters or Dealers

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement. If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

We will provide in the applicable prospectus supplement any compensation we will pay to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers.

Direct Sales and Sales Through Agents

We may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

Delayed Delivery Contracts

If the prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Market Making, Stabilization and Other Transactions

Unless the applicable prospectus supplement states otherwise, other than our Ordinary Shares, all securities we offer under this prospectus will be a new issue and will have no established trading market. We may elect to list offered securities on an exchange or in the over-the-counter market. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Securities Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

General Information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business.

LEGAL MATTERS

Except as otherwise set forth in the applicable prospectus supplement, certain legal matters in connection with the securities offered pursuant to this prospectus will be passed upon for us by Hunter Taubman Fischer & Li LLC to the extent governed by the laws of the State of New York, and by Maples and Calder (Hong Kong) LLP to the extent governed by the laws of the Cayman Islands. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel to underwriters, dealers or agents, such counsel will be named in the applicable prospectus supplement relating to any such offering.

EXPERTS

The financial statements incorporated by reference in this prospectus for the year ended March 31, 2024, March 31, 2023 and March 31, 2022 have been audited by Onestop Assurance PAC, an independent registered public accounting firm, as set forth in its report thereon included therein, and incorporated herein by reference, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

FINANCIAL INFORMATION

The financial statements for the fiscal years ended March 31, 2024, 2023, and 2022 are included in our Annual Report on Form 20-F for the year ended March 31, 2024, filed on July 30, 2024, which are incorporated by reference into this prospectus.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC. This means that we can disclose important information to you by referring you to those documents. Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any subsequently filed document, which also is incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We hereby incorporate by reference into this prospectus the following documents that we have filed with the SEC under the Exchange Act:

(1)	the Company’s Annual Report on Form 20-F, as amended for the fiscal year ended March 31, 2024, filed with the SEC on July 30, 2024;

(2)	the Company’s Reports on Form 6-K, filed with the SEC on October 2, 2023, October 18, 2023, November 17, 2023, November 22, 2023, January 3, 2024, January 22, 2024, January 29, 2024, March 8, 2024, March 26, 2024, May 2, 2024, November 8, 2024; and

(3)	The description of our ordinary shares contained in our registration statement on Form 8-A (File No. 000-38245), filed with the SEC on October 16, 2017, and any amendment or report filed for the purpose of updating such description;

All documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (and in the case of a Report on Form 6-K, so long as they state that they are incorporated by reference into this prospectus, and other than Reports on Form 6-K, or portions thereof, furnished under Form 6-K) (i) after the initial filing date of the registration statement of which this prospectus forms a part and prior to the effectiveness of such registration statement and (ii) after the date of this prospectus and prior to the termination of the offering shall be deemed to be incorporated by reference in this prospectus from the date of filing of the documents, unless we specifically provide otherwise. Information that we file with the SEC will automatically update and may replace information previously filed with the SEC. To the extent that any information contained in any Report on Form 6-K or any exhibit thereto, was or is furnished to, rather than filed with the SEC, such information or exhibit is specifically not incorporated by reference.

Upon request, we will provide, without charge, to each person who receives this prospectus, a copy of any or all of the documents incorporated by reference (other than exhibits to the documents that are not specifically incorporated by reference in the documents). Please direct written or oral requests for copies to us at Room 8201-4-4(A), 2nd Floor, Qiantongyuan Building, No. 44, Moscow Road, Qianwan Bonded Port Area, Qingdao Pilot Free Trade Zone, China (Shandong).

WHERE YOU CAN FIND MORE INFORMATION

As permitted by SEC rules, this prospectus omits certain information and exhibits that are included in the registration statement of which this prospectus forms a part. Since this prospectus may not contain all of the information that you may find important, you should review the full text of these documents. If we have filed a contract, agreement or other document as an exhibit to the registration statement of which this prospectus forms a part, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement in this prospectus, including statements incorporated by reference as discussed above, regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

We are subject to the information reporting requirements of the Exchange Act that are applicable to foreign private issuers, and, in accordance with these requirements, we file annual and current reports and other information with the SEC. You may inspect, read (without charge) and copy the reports and other information we file with the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet website at www.sec.gov that contains our filed reports and other information that we file electronically with the SEC.

We maintain a corporate website at http://www.ahgtop.com/en/index.html. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands exempted company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands have a less developed body of securities laws that provide significantly less protection to investors as compared to the securities laws of the United States. In addition, Cayman Islands companies may not have standing to sue before the federal courts of the United States.

All of our assets are located in China. In addition, some of our directors and officers are residents of jurisdictions other than the United States and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or our directors and officers, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

According to our local Cayman Islands’ counsel, there is uncertainty with regard to Cayman Islands law relating to whether a judgment obtained from the United States or Hong Kong courts under civil liability provisions of the securities laws will be determined by the courts of the Cayman Islands as penal or punitive in nature. If such a determination is made, the courts of the Cayman Islands will not recognize or enforce the judgment against a Cayman Islands’ company. The courts of the Cayman Islands in the past determined that disgorgement proceedings brought at the instance of the Securities and Exchange Commission are penal or punitive in nature and such judgments would not be enforceable in the Cayman Islands. Other civil liability provisions of the securities laws may be characterized as remedial, and therefore enforceable but the Cayman Islands’ Courts have not yet ruled in this regard. Our Cayman Islands’ counsel has further advised us that a final and conclusive judgment in the federal or state courts of the United States under which a sum of money is payable other than a sum payable in respect of taxes, fines, penalties or similar charges, may be subject to enforcement proceedings as a debt in the courts of the Cayman Islands.

As of the date hereof, no treaty or other form of reciprocity exists between the Cayman Islands and Hong Kong governing the recognition and enforcement of judgments.

Cayman Islands’ counsel further advised that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States or Hong Kong, a judgment obtained in such jurisdictions will be recognized and enforced in the courts of the Cayman Islands at common law, without any re-examination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided such judgment (1) is given by a foreign court of competent jurisdiction, (2) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given, (3) is final, (4) is not in respect of taxes, a fine or a penalty, and (5) was not obtained in a manner and is of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

AKSO HEALTH GROUP

$400,000,000

Class A Ordinary Shares

Class A Ordinary Shares in the Form of American Depositary Shares,

Debt Securities,

Warrants,

Rights and

Units

PROSPECTUS

November 21, 2024

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers

Cayman Islands law does not limit the extent to which a company’s M&A may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our M&A requires us to indemnify our officers and directors for actions, proceedings, claims, losses, damages, costs, liabilities and expenses (“Indemnified Losses”) incurred in their capacities as such unless such Indemnified Losses arise from dishonesty of such directors or officers. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 9. Exhibits

Exhibit No.	Description
1.1	Form of Underwriting Agreement**
4.1	Form of Preferred Shares Certificate**
4.2	Form of Warrant**
4.3	Form of Warrant Agreement**
4.4	Form of Unit Agreement**
4.5	Form of indenture with respect to senior debt securities, to be entered into between registrant and a trustee acceptable to the registrant, if any.***
4.6	Form of indenture with respect to subordinated debt securities, to be entered into between registrant and a trustee acceptable to the registrant, if any.***
5.1	Opinion of Maples and Calder
23.1	Consent of OneStop Assurance PAC, an independent registered public accounting firm
23.2	Consent of Maples and Calder (included in Exhibit 5.1) Campbells LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on signature page of this registration statement)
107	Filing Fee Table***

**	To be filed by amendment or as an exhibit to a filing with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934 and incorporated by reference in connection with the offering of securities to the extent required for any such offering.

***	Previously filed.

Item 10 Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b).

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Qingdao, the People’s Republic of China, on November 21, 2024.

Akso Health Group

By:	/s/ Yilin (Linda) Wang
	Name:	Yilin (Linda) Wang
	Title:	Chief Executive Officer and Chairwoman of the Board

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Yilin (Linda) Wang as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, in his or her name, place and stead, in any and all capacities (including his capacity as a director and/or officer of the registrant), to sign any and all amendments and post-effective amendments and supplements to this registration statement, and including any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the U.S. Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the U.S. Securities Act of 1933, as amended, this Form F-3 registration statement has been signed by the following persons in the capacities and on the date indicated.

Name	Position	Date

/s/ Yilin (Linda) Wang	Chief Executive Officer and Chairwoman of the Board	November 21, 2024
Yilin (Linda) Wang	(principal executive officer)

/s/ Rui (Kerrie) Zhang	Chief Financial Officer	November 21, 2024
Rui (Kerrie) Zhang	(principal financial officer and principal accounting officer)

/s/ Wenjuan (Vivian) Liu	Director	November 21, 2024
Wenjuan (Vivian) Liu

/s/ Stephen P. Brown	Director	November 21, 2024
Stephen P. Brown

/s/ Zhe Liu	Director	November 21, 2024
Zhe Liu
/s/ Gerald (Jerry) T. Neal	Director	November 21, 2024
Gerald (Jerry) T. Neal

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933 as amended, the undersigned, the duly authorized representative in the United States of America, has signed this registration statement thereto in Newark, Delaware on November 21, 2024.

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Managing Director
Puglisi & Associates